United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PUBLIC STORAGE

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Public Storage

PROXY STATEMENT

2026

Public Storage
Rental Office

2811 Internet Boulevard

Frisco, Texas 75034

March 27, 2026

Dear Fellow Shareholders:

This marks my final letter as President and Chief Executive Officer of Public Storage. I am pleased to report another year of strong performance, and I am proud of our achievements over the last seven years.

In 2025, our Company continued to build on its strong foundation. Despite a challenging macroeconomic environment, we achieved record revenues of $4.8 billion and record net operating income of $3.5 billion, continuing our track record of industry-leading leading results. We again achieved the highest direct operating margin and revenue per available square foot among public self-storage real estate investment trusts. At 78.2%, our direct operating margin has grown 140 basis points since 2019.

We also continued to make progress on our organic and external growth strategies. In 2025, we added 8.2 million square feet to our portfolio through acquisitions, development, and redevelopment (at a cost of $1.4 billion). Since 2019, we have expanded our portfolio by 67 million square feet (742 properties at a cost of over $13 billion), or 31%.

Our customer experience and operating platform continue to lead the industry. We remain the only public self-storage REIT to offer digital property access at 100% of our locations. In 2025, 75% of our new customer rentals were completed digitally, compared to 30% on average for our public self-storage peers, reflecting the strength of our technology investments and customer-focused innovations. We are proud to have once again been recognized as the U.S. self-storage leader on the GRESB benchmark and to have been named a Great Place to Work®.

In short, our Company is positioned well to continue and expand its leadership of the U.S. self-storage industry. As you are aware, we are embarking upon PS4.0—a leadership inflection point—with longtime Chairman Ronald L. Havner poised to pass the baton to Shankh S. Mitra and Tom Boyle poised to assume the position of Chief Executive Officer effective April 1, 2026, among other leadership transitions. I am excited for our Company’s next chapter of growth.

Against this backdrop, we are pleased to invite you to attend our 2026 Annual Meeting of Shareholders (the Annual Meeting) on Wednesday, May 6, 2026, in Dallas, Texas. We hope that you will attend the meeting in person. We encourage you to designate the proxies named on the proxy card to vote your shares even if you are planning to come. This will ensure that your common shares are represented at the meeting.

We furnish our proxy materials to shareholders primarily over the Internet. We believe this process expedites shareholders’ receipt of the materials, lowers the costs of the Annual Meeting, and conserves natural resources. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/default.aspx?ticker=74460D.

Thank you for your continued interest in Public Storage.

Sincerely,

Joseph D. Russell, Jr.

President and

Chief Executive Officer

		March 27, 2026

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

	To Our Shareholders:

Date	On behalf of the Board of Trustees, I invite you to attend the 2026 Annual Meeting of Shareholders (the Annual Meeting) of Public Storage for the following purposes:
Wednesday
May 6, 2026

Time
8:00 a.m.	1	To elect twelve Trustees to our Board of Trustees.
Central Time

Place	2	To vote on an advisory resolution to approve the compensation of our named executive officers (Say-on-Pay).
The Crescent Club
200 Crescent Court
Dallas, Texas 75201
	3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026.
Record Date
March 2, 2026
Close of Business
	4	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.
Proxy Materials
https://materials.proxyvote.com/default.aspx?ticker=74460D

Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K available free of charge	Only shareholders of record at the close of business on March 2, 2026 are entitled to notice of, and to vote at, the Annual Meeting.

We are making the proxy materials first available on or about March 27, 2026

Your vote is very important. We encourage you to vote promptly whether or not you plan to attend the Annual Meeting.
	Nathaniel A. Vitan
	Chief Legal Officer and Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on May 6, 2026: This Proxy Statement and our 2025 Annual Report on Form 10-K are available at the Investor Relations section of our website, publicstorage.com.

i | Public Storage | 2025 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information you will find in this proxy statement and does not contain all the information that you should consider. You should read the entire proxy statement carefully before voting.

2026 ANNUAL MEETING INFORMATION

Date and Time	Location	Record Date	Proxy Mail Date
Wednesday, May 6, 2026 at 8:00 a.m. Central Time	The Crescent Club 200 Crescent Court Dallas, Texas 75201	March 2, 2026	On or about March 27, 2026

Public Storage shareholders as of the record date are entitled to vote on the matters presented at the meeting. Each common share, par value $0.10 per share (common share), of the Company is entitled to one vote for each trustee nominee and one vote on each of the other matters presented.

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Item	Board Recommendation	Vote Required	Page Reference

1	Election of Trustees	FOR Each Nominee	Majority of votes cast	12

2	Advisory Vote to Approve Compensation of Named Executive Officers (NEOs)	FOR	Non-binding vote	41

3	Ratify Appointment of Ernst & Young LLP (EY) as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2026	FOR	Majority of votes cast	86

Public Storage | 2026 Proxy Statement | 1

Public Storage Highlights

Public Storage Highlights

2025 BUSINESS HIGHLIGHTS

Under the leadership of our President and Chief Executive Officer (CEO) Joseph D. Russell, Jr., and the senior management team, we executed our corporate strategies through a challenging macroeconomic environment and again achieved record performance in 2025. We continued to leverage our proprietary data and analytics capabilities to further optimize our revenue management, asset management, and field operations. We also executed the initial phase of our corporate transformation initiative, enhancing the strength and efficiency of our corporate operations and positioning the Company for a relocation of our corporate headquarters to Frisco, Texas in 2026. We leveraged our growth-oriented balance sheet to grow our portfolio through acquisitions, development, redevelopment, and third-party management. As a result, we continue to outperform our public self-storage peers and deliver superior value to our shareholders, and we are well positioned to capture new opportunities for growth and value creation in 2026 and beyond.

Record Financial Results, Multiyear Growth, and Superior Operating Performance

$4.8billion	$3.5billion
Record Revenues	Record Net Operating Income(1)

$20.74	78.2%
Highest RevPAF (Same Store among self-storage REITs)	Highest Direct Operating Margin(1) (Same Store among self-storage REITs)

31%	Increase in portfolio square footage since 2019
8.2 million square feet added in 2025 through acquisitions, development, and redevelopment (at a cost of $1.4 billion)

$16.97	75%
Core FFO per Share(1) Highest Among Self-Storage REITs	Digital Customer Rentals Compared to 30% on average for self-storage REIT peers

(1)
Net operating income (NOI), Direct Operating Margin, and Core FFO per share are non-GAAP measures. Refer to pages 26-32, 45, and F-33 to F-34 of our 2025 Annual Report on Form 10-K filed on February 12, 2026, for information regarding these metrics, including reconciliations to the corresponding GAAP metrics.

2 | Public Storage | 2026 Proxy Statement

Public Storage Highlights

2025 COMPENSATION HIGHLIGHTS

The Board and the Compensation and Human Capital (CHC) Committee seek to align executive pay with performance and long-term value creation. For 2025, the CHC Committee again used a compensation program for our NEOs designed to attract and retain our strong leadership team in a competitive labor market while driving Company performance, growth, and increased shareholder value, with a focus on at-risk compensation:

2025 NEO Compensation Program

At-Risk Compensation

Cash Compensation		Equity Compensation

Base Salary	Annual Cash Incentive Program	Time-Based Options / AO LTIP Units	Performance-Based Options / AO LTIP Units	Performance-Based RSUs / LTIP Units

Fixed Component

2025 Performance

Based on three criteria:(i) Core FFO growth (60% weighting), (ii) net asset value (NAV) growth (10% weighting), and (iii) individual management goals for each named executive officer (30% weighting) based on the Company’s strategic objectives

		20% of total equity award Subject to 5-year ratable vesting	20% of total equity award	60% of total equity award

Three year (March 2025 – March 2028) performance period

Based on the Company’s relative Total Shareholder Return (TSR) performance as compared to both self-storage REIT competitors (weighted 30%) and the S&P 500 REITs, excluding office and malls (weighted 70%) over the performance period

60% of earned awards vest upon certification of performance with the remaining vesting ratably over the following 2 years

For equity awards, the CHC Committee granted each of our NEOs the option to be awarded stock options or appreciation-only (AO) units of profits interest (LTIP Units) in the Company’s operating partnership, Public Storage OP, L.P. (the Operating Partnership) and restricted share units (RSUs) or LTIP Units. Each of our NEOs elected to be granted AO LTIP Units and LTIP Units.

Upon the conclusion of applicable performance periods, the CHC Committee certified the following performance-based awards as earned by our NEOs for their 2025 compensation:

2025 Annual Cash Incentive Program	2023 Multi-Year Performance-Based AO LTIP Units	2023 Multi-Year Performance-Based LTIP Units

NEO Average Payout: 101%	March 2023 – March 2026 Weighted Company TSR Performance Against Self-Storage Peers and S&P 500 Equity REITs: 100%

Our NEO compensation program and the foregoing awards are discussed in more detail in the Compensation Discussion and Analysis (CD&A) section, beginning on page 44 of this proxy statement.

Public Storage | 2026 Proxy Statement | 3

Public Storage Highlights

Corporate Responsibility and SUSTAINABILITY

Overview and Alignment with Company Strategy

We recognize the importance of operating in a responsible and sustainable manner that aligns with the Company’s long-term strategy and promotes the best interests of our Company and its stakeholders. For over 50 years, the Company’s corporate strategy has centered on one core philosophy: generate growth and create value by operating our properties and the Company for the long term.

Through this strategy, we have achieved:

▪
a high-integrity company culture;
▪
the most recognized brand in the self-storage industry;
▪
a growth-enabling balance sheet;
▪
an efficient and resilient operating platform that produces strong free cash flow;
▪
a geographically diversified property portfolio with a light environmental footprint;
▪
a diverse, inclusive, and engaged employee base with strong connections with our communities;
▪
a comprehensive and focused risk management program; and
▪
significant growth and sustainable value creation for our stakeholders.

We keep long-term sustainable growth and value creation for our stakeholders at the forefront of our strategy and operations, and we regularly communicate our ongoing efforts to mitigate the risks we face, including environmental, social, economic, political, data security and privacy, reputational, and other risks. In addition to addressing these risks, we seek out and capitalize on emerging sustainability-related opportunities.

For detailed information regarding our sustainability efforts, strategies, commitments, and progress, including with respect to environmental, social, and governance issues, please refer to our 2025 Sustainability Report, which is available on our website at publicstorage.com. Our 2025 Sustainability Report is not incorporated by reference into this proxy statement.

Our Strategic Focus on Sustainable Long-Term Growth and Value Creation

We operate our business with a long-term focus, and our strategy prioritizes the Company’s resilience and performance in the decades to come.

4 | Public Storage | 2026 Proxy Statement

Public Storage Highlights

The following framework underpins our sustainable long-term strategy:

ENVIRONMENTAL	SOCIAL	GOVERNANCE

OPERATIONS

▪
Low environmental impact at property and corporate locations
▪
Initiatives with a range of sustainability and economic benefits, such as solar, LED lighting, low water use landscaping, and efficient climate controls
▪
Low property obsolescence and high resilience

▪
Focus on stakeholders, including employees, customers, communities, and investors
▪
Company culture built on integrity, diversity and inclusion, accountability, entrepreneurship, and employee engagement and development
▪
Cultural alignment with corporate strategy
▪ Comprehensive Enterprise Risk Management (ERM) framework ▪ Robust risk management practices, including oversight, succession planning, and compliance ▪ Pay-for-performance philosophy

CAPITAL ALLOCATION
▪
Low capital expenditures needed to maintain properties
▪
Efficient-system initiatives to reduce energy and water use, carbon emissions, and waste, underwritten and implemented where they make business sense
▪
Redevelopment and adaptive reuse of older, less-efficient properties

▪
Community solar program helps provide clean energy to communities we serve
▪
Portfolio growth strategy focused on supporting areas with economic and population growth
▪
Serve essential-businesses, including health professionals, critical infrastructure sectors, and tradespeople

▪
Risk reduction via a culture of risk management accountability, portfolio geographic diversity, cloud-based operating systems, cybersecurity, and data privacy initiatives
▪
Resource allocation towards sustainability strategy and communication efforts

BALANCE SHEET

Low leverage, high permanent capital balance sheet supports adaptation to evolving risk environments, provides stability, and enables execution of Public Storage’s long-term corporate strategy

Engagement of Company Leadership

Our senior management team actively manages our risks and opportunities. The Company has a dedicated Sustainability Steering Committee (Sustainability Committee) comprising our CEO and other senior executives across functions including executive management, enterprise risk management, internal audit, real estate, operations, human resources, finance, legal, construction, design, and investor relations. The Sustainability Committee assists executive management in identifying the risks and opportunities we face, including with respect to climate change and human capital management; setting our general sustainability strategy; implementing initiatives and policies based on that strategy; overseeing communications with our stakeholders; and assessing developments relating to, and improving the Company’s understanding of, sustainability matters.

The Sustainability Committee reports to and receives guidance from our Board, including through formal reporting to the Nominating, Governance, and Sustainability (NGS) Committee, Audit Committee, and CHC Committee, in addition to regular reporting to the rest of the Board. For a discussion of how our Board and its committees oversee our sustainability program, see the Corporate Governance section under the heading “Board Committees,” beginning on page 27 of this proxy statement.

Public Storage | 2026 Proxy Statement | 5

Public Storage Highlights

Our Environmental Practices

Public Storage is committed to continuing to enhance the environmental sustainability of our Company. We consider potential environmental impacts—both positive and negative—in our decision-making. Our efforts to be a responsible steward of the environment are supported by the structural advantages of our business model, including properties designed to have low obsolescence and high structural resilience, retaining functional and physical usefulness over many decades. We also strive to do our part in mitigating the impact of climate change. Over the past several years, we have taken proactive measures to improve our understanding and management of risks and opportunities related to climate change and resource management.

We are pleased to present the following highlights for 2025:

Scope 1 and Scope 2 Greenhouse Gas Reduction Target of 45%
Continuing progress towards ambitious emissions reduction target by 2032 Calculated on an intensity basis and based on a 2022 baseline

Benchmarking
We achieve consistently strong sustainability ratings across leading benchmarks, including:

Americas market sector leader 2025, 2024, and 2023	Improved scoring 34% since 2019	Top 9% of coverage universe

2024 and 2023 Winner Leader in the Light Award for superior and sustained sustainability practices

Rooftop Solar on 1,060 Properties
Well on our way to meeting our goal of 1,285 total installations by the end of 2026

6 | Public Storage | 2026 Proxy Statement

Public Storage Highlights

Our Social Commitments to Our Stakeholders

Our commitment to our stakeholders—including employees, customers, communities, investors, and suppliers—underpins our long-term successes. We actively engage with stakeholders and incorporate their views into our decision-making. In a world that is increasingly interconnected with faster information dissemination, rapid innovation, quicker decisions, and rising risk, stakeholder focus is a critical strategy element for Public Storage.

Inclusive Culture

We are committed to creating a workplace that values people with a wide range of backgrounds, where every employee feels appreciated, respected, and part of our team. Public Storage hires based on skills, personality, and experience without regard to age, gender, race, ethnicity, religion, sexual orientation, or other protected characteristic. We are proud to have a workforce that is reflective of the customers and communities we serve.

Our employee base is 61% female and 51% people of color. We also maintain policies regarding diversity, equal opportunity, pay-for-performance, discrimination, harassment, and fair labor practices (including no child or forced labor).

Training and Development

Our people power the Public Storage® brand. We equip them with the skills, tools, and knowledge to help them grow as individuals and professionally in their careers. We strive to connect every employee to Public Storage’s mission, values, objectives, and strategy, and to ensure people feel engaged, supported, and inspired by their work and our company culture. We invest in training and development across all levels of the Company through multiple learning platforms and channels to ensure our employees grow “behind the Orange Doors.” We also have customized leadership programs and a leadership accelerator program, each intended to enhance the skills of our future leaders.

Employee Well-Being and Engagement

Public Storage is committed to the total well-being of all our employees and provides resources to help them achieve their goals and support them in times of need. We provide comprehensive health plan benefits to our employees and their dependents, including tools and resources designed to empower our employees to achieve a healthy and balanced lifestyle.

We believe that It’s Great To Be Orange™. Employee engagement and belonging is fundamental to our understanding of the effectiveness of our human capital management strategies. We conduct various surveys that assess commitment, motivation, and engagement, as well as soliciting broader employee feedback, which we use to help us improve.

Public Storage | 2026 Proxy Statement | 7

Public Storage Highlights

Our employee engagement efforts have also led to recognition outside of Public Storage. We are proud to be named a Great Place to Work®, as rated by our employees, for the fourth year in a row. We have also been recognized by Comparably, Inc. as a “Choice Employer” with an “A+” Culture Score based on employee responses across 18 culture metrics, among other recognitions.

Responsible Governance Practices

Public Storage’s commitment to the highest ethical standards is the foundation of an effective governance structure that provides oversight and accountability, promotes fairness and compliance, and proactively manages risk. Good governance is critical to our operational, financial, and reputational resilience.

Key aspects of our governance include:

Company-Wide	Board Structure and Composition
▪ Strong accountability and oversight ▪ Pay-for-performance compensation philosophy ▪ Focus on legal and regulatory compliance ▪ ERM program

▪
Declassified (annually elected) Board
▪
83% of trustee nominees are independent
▪
Lead independent trustee
▪
Independent Chairman (effective April 1, 2026)
▪
Active Board refreshment (six trustee nominees have joined the Board since 2020)
▪
All Audit Committee members are financial experts
▪
Trustees may not serve on more than three public company boards (including the Board) without NGS Committee approval

Shareholder Rights	Additional Practices

▪
No poison pill
▪
Right to call special meetings
▪
Right to nominate trustees (proxy access)
▪
Majority shareholder vote to amend charter and bylaws and to approve M&A transactions
▪
Majority vote requirements for trustee elections

▪
Robust stock ownership guidelines
▪
Clawback policy covering all compensation
▪
Anti-hedging policy
▪
No employment or severance agreements
▪
Double-trigger equity vesting upon change of control
▪
Political and charitable contributions policy

8 | Public Storage | 2026 Proxy Statement

Public Storage Highlights

Code of Conduct

Employees, executive management, and trustees must adhere and annually attest to our Code of Conduct, which includes policies and standards around personal, professional, and marketplace integrity; anonymous reporting of concerns; and protecting Company assets. The Code of Conduct also covers the Foreign Corrupt Practices Act, antitrust and competition laws, anti-boycott laws, export control laws, insider trading laws, and equal opportunity and anti-harassment standards. Executive management and trustees must also adhere to additional Codes of Ethics and Corporate Governance Guidelines.

Ongoing Board Refreshment

Our Board has demonstrated a commitment to board refreshment. Over forty-five percent of our trustees, all independent, have served for five years or less. In 2025, we continued our refreshment efforts, adding Luke Petherbridge, Chief Executive Officer of Link Logistics, with a strong background across corporate finance, real estate management, and enterprise transformation, as a trustee. And, as we discuss in more detail below, this year will mark other significant changes to our Board, including the appointment of Shankh S. Mitra, an independent trustee, as our next Board Chairman, effective April 1, 2026.

Our Commitment

We are committed to an integrated approach to sustainability across our organization. We strive to further reduce the Company’s environmental footprint while bolstering our resilience in the face of environmental, economic, political, data security, reputational, and other risks. We seek to continually strengthen our unique competitive advantages in order to manage risk, create and act upon opportunity, and generate sustained long-term value for our stakeholders. Please refer to our Sustainability Report available on our website at publicstorage.com for additional information regarding our sustainability program, efforts, and commitment to our stakeholders.

Public Storage | 2026 Proxy Statement | 9

Public Storage Highlights

PS4.0TM and Leadership Transition

PS4.0TM: The Next Era of Leadership and Growth

On February 12, 2026, we announced PS4.0, our Company’s next era of leadership and growth. PS4.0 is a generational leadership transition and strategic vision designed to drive accelerated long-term relative total shareholder return through elevating the customer and employee experience, expanding margins and performance of our industry-leading operating platform, and capturing the portfolio growth opportunity across the highly fragmented self-storage sector.

PS4.0 comprises three pillars:

PS4.0TM

FFO Growth

PS NextTM Win the Customer and Drive Organic Growth	Value Creation Engine Capture the External Growth Opportunity	“Own It” Culture A High-Performance Leadership and Talent Platform Built to Win

Value Creation

Board and Executive Leadership Transitions

In connection with the launch of PS4.0, our Board undertook various Board and executive leadership transitions, as summarized below:

▪
Effective March 31, 2026, Mr. Russell will retire as our President and Chief Executive Officer and as a trustee.
▪
Effective April 1, 2026, H. Thomas Boyle, our current Chief Investment Officer and, prior to February 16, 2026, our Chief Financial Officer, will become our Chief Executive Officer and a trustee.
▪
Effective February 16, 2026, Joseph D. Fisher joined the Company as our President, Chief Financial Officer. The Board also elevated Natalia N. Johnson to President, Chief Digital & Transformation Officer and Chris C. Sambar to President, Chief Operating Officer.
▪
Also effective March 31, 2026, Ronald L. Havner, Jr. will transition from the position of Chairman of the Board and, effective April 1, 2026, Shankh S. Mitra, an independent trustee, will assume the position of Board Chair. Mr. Havner will continue to serve as a trustee.
▪
Effective at the Annual Meeting, John Reyes will retire from the Board, at which time the Board will be reduced in size from thirteen (13) to twelve (12) trustees.

10 | Public Storage | 2026 Proxy Statement

Public Storage Highlights

The Board also established an Investment Committee of the Board, chaired by Ronald P. Spogli. The Investment Committee is intended to provide an expeditious forum through which to consider and approve potential acquisitions, developments, and redevelopments to allow for increased agility as the Company executes on PS4.0 and its growth strategy.

The CHC Committee made certain compensation decisions related to Mr. Boyle’s promotion and Mr. Fisher’s appointment. These decisions are discussed in the CD&A section under the heading “2026 Compensation Outlook and Enhancements,” beginning on page 64 of this proxy statement.

To show their belief in and commitment to PS4.0 and the new management team’s long-term value-creation strategy, on February 10, 2026, Messrs. Mitra and Havner purchased from the Company non-qualified options (OP Options) to purchase common units of the Operating Partnership for $25 million and $5 million, respectively. These transactions are discussed in the Additional Information About Trustees, Executive Officers, and Management section under the headings “Sale of OP Options to Shankh S. Mitra” and “Sale of OP Options to Ronald L. Havner, Jr.,” beginning on page 84 of this proxy statement.

In connection with Mr. Russell’s planned retirement, the Company entered into a Retirement and Transition Agreement (the R&T Agreement) with Mr. Russell to support the continued transition of his duties and responsibilities to Mr. Boyle and to provide other services as may be requested by the Company. Under the R&T Agreement, which is effective upon Mr. Russell’s retirement, Mr. Russell will receive monthly consulting fees equal to $400,000 and his outstanding equity awards will remain outstanding and continue to vest in accordance with the terms of the Amended and Restated Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan. The term of the R&T Agreement will expire March 31, 2027, unless extended by the parties.

These leadership transition matters are discussed in more detail throughout this proxy statement.

Public Storage | 2026 Proxy Statement | 11

Proposal 1:

Election of Trustees

Our Board has nominated twelve trustees, who have agreed to serve until next year’s annual meeting of shareholders if elected by shareholders at our Annual Meeting
RECOMMENDATION: Vote FOR each nominee

12 | Public Storage | 2026 Proxy Statement

Proposal 1: Election of Trustees

PROPOSAL 1

ELECTION OF TRUSTEES

EXECUTIVE SUMMARY

Our Board has nominated twelve trustees for election at this year’s Annual Meeting to hold office until the next annual meeting of shareholders.

Each of the twelve nominees has agreed to be named in this proxy statement and to serve on the Board if elected. We expect all nominees to attend the Annual Meeting.

If any of our nominees becomes unavailable to stand for election, the proxies named on the proxy card intend to vote your common shares for the election of any substitute nominee proposed by the Board.

The proposed slate of twelve nominees reflects the Board and executive leadership transition matters discussed in the Public Storage Highlights section under the heading “PS4.0TM and Leadership Transition,” beginning on page 10 of this proxy statement. The slate also reflects the Board’s ongoing consideration of the appropriate size of the Board, consistent with the Board’s determination that reducing the size of the Board, while maintaining an appropriate mix of skills, experience, and personal qualities, creates an effective, well-functioning Board that serves the best interests of Public Storage and our shareholders. As a result of the Board’s succession planning activities and ongoing deliberations, the Board has nominated the twelve nominees listed on page 17. Each of the nominees is a current trustee, other than Mr. Boyle, who will be appointed to the Board effective April 1, 2026 in connection with his promotion to Chief Executive Officer. As noted above, in connection with Mr. Reyes’s retirement, the Board will be reduced in size to twelve trustees effective at the Annual Meeting.

The Board is responsible for overseeing management and providing sound governance on behalf of our shareholders. The Board and each of its committees have an active role in overseeing management of the Company’s risks, a responsibility that the Board believes is one of its most important areas of oversight.

The Board carries out its responsibilities through (1) the effective collaboration of our highly capable and experienced trustees; (2) a well-crafted Board structure, which includes separate individuals holding the positions of the CEO, the Chairman of the Board (who will be an independent trustee as of April 1, 2026), and the Lead Independent Trustee; (3) a strong committee structure that enables trustees to provide the appropriate level of focused oversight and subject-matter expertise; and (4) adherence to our Corporate Governance Guidelines and Trustees’ Code of Ethics.

BOARD EVALUATIONS AND NOMINATIONS

In our annual Board evaluation and nomination process, the NGS Committee evaluates our trustees—individually and as a group—in light of the current needs of the Board and the Company. This annual evaluation process reviews the effectiveness of the Board, its committees, and trustees, with a focus on Board composition, culture, and administration. In addition, during the course of the year, the NGS Committee discusses Board succession and may review potential trustee candidates. The NGS Committee has in the past retained third parties to assist in identifying potential nominees.

Public Storage | 2026 Proxy Statement | 13

Proposal 1: Election of Trustees

Our annual evaluation process involves assessments at the Board, Board committee, and individual trustee levels under the direction of the NGS Committee Chair and the Chairman of the Board. Each trustee completes an anonymous written questionnaire and then meets individually with the NGS Committee Chair to review themes identified in the questionnaire responses and discuss other evaluation topics. Following the individual interviews, the NGS Committee Chair discusses with the NGS Committee the aggregated results of the written questionnaires and the NGS Committee Chair’s conversations with individual trustees. The NGS Committee Chair also presents committee-specific feedback to each of the Audit Committee Chair and CHC Committee Chair and reports the results of the annual evaluation process to the full Board. Feedback resulting from these evaluations is used to refine Board and Board committee practices and improve Board, Board committee, and individual trustee performance. In addition, the NGS Committee takes into consideration these evaluations when recommending the slate of nominees for election to the Board at each annual meeting of shareholders.

In recent years, given feedback provided in the Board’s annual evaluation process, the Board has undertaken to reduce its size over time to facilitate greater efficiency and effectiveness while also planning for Board succession. In connection with the Board’s 2025 annual evaluation process and the Board’s consideration of the PS4.0 leadership transition matters described above, the Board continued to consider its size and the impact that any reduction in size would have on the collective mix of our trustees’ skills, experience, and personal qualities. As a result of these deliberations, in early 2026, the Board determined to reduce its size from thirteen to twelve trustees following Mr. Russell’s retirement effective March 31, 2026, Mr. Boyle’s appointment as Mr. Russell’s successor effective April 1, 2026, and Mr. Reyes’s retirement effective at the Annual Meeting. The Board has nominated the twelve nominees listed on page 17, each of whom is a current trustee, other than Mr. Boyle.

BOARD QUALIFICATIONS

The NGS Committee has developed a matrix of skills and attributes to help assess the qualifications of trustee candidates, including:

Skills and Attributes

Core Trustee Attributes	Professional Skills, Experience, and Knowledge	Other Diversity Enhancing Qualities

Independence

High Integrity and Ethical Standards

Senior Executive Experience

Public Company Board Experience

Risk Management Experience

Understanding of Complex Public Companies or Like Organizations

Ability to Work Collegially and Collaboratively with Other Trustees and Management

Financial Literacy

Industry Experience

Operational Management Experience

Capital Markets / Banking Expertise

Corporate Governance Experience

Sustainability Experience

Real Estate Experience

Technology Experience

Marketing Experience

Tax Experience

Other Expertise that May Be Important to Oversight of the Company’s Operations and Strategic Objectives

Age Tenure Personal Background

14 | Public Storage | 2026 Proxy Statement

Proposal 1: Election of Trustees

The NGS Committee considers the relevant skills and attributes of each Board candidate with the goal of nominating a slate of candidates with an appropriate combination of skills, experience, and personal qualities that will best serve the Board and its committees, our Company, and our shareholders.

The NGS Committee also annually considers each Board candidate’s competing commitments and responsibilities, including service on other corporate boards, with a view to confirming that such other commitments and responsibilities will not adversely impact the ability of Board candidates to satisfy the significant commitments required of our trustees.

BOARD REFRESHMENT AND SUCCESSION STRATEGY

Our Board and the NGS Committee understand the importance of Board refreshment. We aim to strike a balance between the knowledge and perspective that come from longer-term service on the Board with the new experience, ideas, and energy that can come from adding new trustees. We regularly consider whether our Board appropriately includes trustees who have valuable historic institutional knowledge of Public Storage and the competitive environment, as well as newer trustees with varied backgrounds, perspectives, and skills. As a result of our ongoing Board refreshment efforts, seven of our trustee nominees have tenures of five years or less.

The NGS Committee takes a strategic approach to refreshment and succession planning. The NGS Committee’s approach includes considering the Company’s business strategy, regularly refining its list of the skills and attributes necessary for effective Company oversight over the short- and long-term, regularly assessing how the current Board meets these targeted skills and attributes, and identifying skills and backgrounds that should be bolstered by adding new trustees.

These ongoing strategic assessments are supported and informed by the rigorous annual evaluation process performed under the direction of the NGS Committee Chair and the Chairman of the Board at the Board, Board committee, and individual trustee levels.

We also consider any meaningful changes in the job responsibilities or business associations of our trustees. As discussed more fully below under “Corporate Governance—Changes in Trustee Responsibilities and Commitments” on page 35, our Corporate Governance Guidelines and Trustees’ Code of Ethics permit the NGS Committee to request that a trustee resign if such a change impairs the trustee’s effectiveness. The NGS Committee also takes into account anticipated trustee retirements as it considers its long-term Board composition goals. In addition, as part of our shareholder engagement dialogue, we have in the past discussed with our investors the composition and performance of our Board, and we will continue to do so upon request or as otherwise appropriate.

As noted above, the Board has undertaken to reduce its size over time while also planning for Board succession. In connection with the Board’s 2025 annual evaluation process and the Board’s consideration of the PS4.0 leadership transition matters described above, the Board and the NGS Committee considered the appropriate size and composition of the Board. The Board weighed the impacts of Messrs. Russell’s and Reyes’s retirements and Mr. Boyle’s appointment upon the mix of core trustee attributes, personal qualities, additional professional skills, experience, and knowledge, and the competing professional commitments of each of our existing trustees against the Board’s and Company’s perceived needs, the Company’s leadership and succession strategies, the desired size of the Board, and feedback identified through the Board’s annual evaluation processes.

Public Storage | 2026 Proxy Statement | 15

Proposal 1: Election of Trustees

After deliberation, the NGS Committee recommended to the Board, and the Board agreed, that the nominee slate should include the twelve nominees submitted for election at the Annual Meeting. Assuming the election of this year’s proposed trustee nominees, we believe we will have a good balance between tenured and newer trustees, and that the proposed slate of nominees will constitute a strong, independent Board that will be well-positioned to navigate the current challenging business environment, accelerate the Company’s growth, and support the accomplishment of key corporate objectives for the benefit of all of our stakeholders.

BOARD DIVERSITY

Our Board, including the nominees submitted for election at the Annual Meeting, reflects diverse perspectives and a complementary mix of skills, experience, and backgrounds that we believe are paramount to our ability to represent the interests of all stakeholders.

Our trustee nominees, 83% of whom are independent, have a broad range of experience in varying fields, including real estate, finance, financial reporting, banking, international affairs, governance, marketing, retail, operations, legal, and cybersecurity/technology. A majority of our trustees hold or have held directorships at other U.S. public companies. Four of our trustee nominees, in addition to our Chairman and, effective April 1, 2026, our CEO, have served as CEOs, and all have demonstrated superb leadership and analytical skills gained from deep experience in management, finance, and corporate governance.

Composition Highlights

▪
Independence: 10 of 12 Trustee Nominees
▪
Gender Diversity: 4 of 12 Trustee Nominees
▪
Racial Diversity: 4 of 12 Trustee Nominees
▪
Age Diversity: 40s—3 Trustee Nominee; 50s—1 Trustee Nominee; 60s—6 Trustee Nominees; 70s—2 Trustee Nominees
▪
Tenure: 8.6 Years Average; 3 Years or Less—3 Trustee Nominees; 3 to 7 Years—5 Trustee Nominees; 7 or More Years—4 Trustee Nominees

Four of our trustee nominees are women (with Kristy Pipes serving as our Lead Independent Trustee and our Audit Committee chair), and four are racially diverse or self-identify as being from an underrepresented community. Additionally, our Chairman and our CEO have provided meaningful in-person opportunities for the Board to interact with key members of management beyond our executive officers on a quarterly basis. Following Mr. Russell’s retirement on March 31, 2026, three-fifths of our current executive officers are diverse (including our Chief Digital & Transformation Officer (gender and racial), Chief Operating Officer (racial and veteran), and Chief Legal Officer (racial)).

Given their diverse backgrounds, we believe that our trustees provide a variety of points of view that improve the quality of dialogue, contribute to a more effective decision-making process, and enhance overall culture in the boardroom. Maintaining this diversity of views and experience is a key focus area for the NGS Committee and the Board.

16 | Public Storage | 2026 Proxy Statement

Proposal 1: Election of Trustees

NOMINEE QUALIFICATIONS

The Board has nominated twelve trustees for election at the Annual Meeting. Each nominee is an incumbent (other than Mr. Boyle). The Board has appointed Mr. Boyle as a trustee effective April 1, 2026 following Mr. Russell’s retirement from the Board effective March 31, 2026.

We recommend that you vote FOR each nominee.

Nominee	Age	Principal Professional Background	Trustee Since	Committee Membership

Shankh S. Mitra (Chairman of the Board, effective April 1, 2026) (Independent Trustee)	45	Chief Executive Officer of Welltower Inc.	2021	CHC and Investment

H. Thomas Boyle (Trustee effective April 1, 2026)	43	Chief Investment Officer of Public Storage; Chief Executive Officer, effective April 1, 2026		Investment (effective April 1, 2026)

Tamara Hughes Gustavson (Independent Trustee)	64	Real Estate Investor; Philanthropist	2008

Ronald L. Havner, Jr.	68	Chairman of the Board (through March 31, 2026) and Former Chief Executive Officer of Public Storage	2002

Maria R. Hawthorne (Independent Trustee)	66	Retired Chief Executive Officer of PS Business Parks, Inc.	2024	Audit and NGS

Rebecca Owen (Independent Trustee)	64	Retired President of CEI Realty Inc.; Former Chief Legal Officer of Clark Enterprises, Inc.	2021	CHC and NGS

Luke Petherbridge (Independent Trustee)	46	Chief Executive Officer of Link Logistics	2025	Audit and Investment

Kristy M. Pipes (Lead Independent Trustee)	66	Retired Managing Director and Chief Financial Officer of Deloitte Consulting	2020	Audit (Chair) and NGS

Avedick B. Poladian (Independent Trustee)	74	Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc.	2010	CHC (Chair) and Audit

Tariq M. Shaukat (Independent Trustee)	53	Chief Executive Officer of Sonar	2019	Audit

Ronald P. Spogli (Independent Trustee)	78	Co-Founder of Freeman Spogli & Co.; Former Ambassador to the Italian Republic and the Republic of San Marino	2010	Investment (Chair), NGS (Chair), and CHC

Paul S. Williams (Independent Trustee)	66	Retired Partner at Major, Lindsey & Africa, LLC; Former President of the National Association of Corporate Directors – Chicago Chapter	2021	CHC and NGS

Public Storage | 2026 Proxy Statement | 17

Proposal 1: Election of Trustees

TRUSTEE NOMINEES SKILLS and Background SUMMARY

The Board believes that our trustee nominees provide Public Storage with the combined skills, experience, and personal qualities needed for an effective and engaged Board.

	Shankh S. Mitra	H. Thomas Boyle	Tamara Hughes Gustavson	Ronald L. Havner	Maria R. Hawthorne	Rebecca Owen	Luke Petherbridge	Kristy M. Pipes	Avedick B. Poladian	Tariq M. Shaukat	Ronald P. Spogli	Paul S. Williams

CEO or Senior Executive Experience	☒	☒		☒	☒	☒	☒	☒	☒	☒	☒	☒

Public Board Experience	☒	☒	☒	☒	☒	☒		☒	☒	☒		☒

Relevant Industry Experience	☒	☒	☒	☒	☒	☒	☒		☒		☒

Financial or Tax Experience	☒	☒		☒	☒	☒	☒	☒	☒	☒	☒

Corporate Governance Experience	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒

Enterprise Risk Management or Crisis Management Experience	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒

M&A / Capital Markets / Capital Allocation Experience	☒	☒		☒	☒	☒	☒	☒	☒	☒	☒	☒

Succession Planning / Human Capital Management Experience	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒	☒

Cybersecurity Experience						☒		☒	☒	☒

Technology / Data Analytics / AI Experience					☒	☒				☒

Brand Marketing or Consumer Facing / Retail Experience	☒	☒		☒	☒		☒			☒	☒

International Executive or Global Company Board Experience		☒		☒			☒	☒		☒	☒	☒

Legislative / Regulatory or Legal Experience						☒				☒	☒	☒

Gender Diversity			☒		☒	☒		☒

Racial Diversity*	☒				☒					☒		☒

Major Shareholder			☒

* Includes self-identification as being from an underrepresented community.

18 | Public Storage | 2026 Proxy Statement

Proposal 1: Election of Trustees

TRUSTEE NOMINEE BIOGRAPHIES

Shankh S. Mitra Chairman of the Board of Public Storage, effective April 1, 2026 Chief Executive Officer of Welltower Inc.

Age: 45 Trustee since: 2021 Independent Trustee Committees: CHC Investment

Mr. Mitra joined the Board in January 2021 and was appointed as Chairman in February 2026, effective April 1, 2026. He has served as the Chief Executive Officer of Welltower Inc. (NYSE: WELL), a publicly traded real estate investment trust that invests in seniors housing operators, post-acute providers, and health systems, since October 2020. Previously, Mr. Mitra served as Welltower Inc.’s Chief Investment Officer from August 2018 to January 2023, Senior Vice President—Investments from January 2018 to August 2018, and Senior Vice President—Finance & Investments from January 2016 to January 2018. From July 2013 to October 2015, Mr. Mitra served as Portfolio Manager, Real Estate Securities at Millennium Management. Mr. Mitra served as Senior Analyst at Citadel Investment Group from April 2012 to June 2013 and Fidelity Investments from June 2009 to March 2012.

Mr. Mitra has served as a director of Welltower Inc. since October 2020.

Key Reasons for Nomination:

Mr. Mitra’s qualifications for election to the Board include his extensive experience as a public company executive and director, including as Chief Executive Officer and director of a large REIT, his extensive experience owning, operating, acquiring, and developing real estate, his enterprise risk management expertise, and his financial acumen and expertise in mergers and acquisitions and capital allocation.

H. Thomas Boyle Chief Investment Officer of Public Storage Chief Executive Officer of Public Storage, effective April 1, 2026

Age: 43 Trustee since: Appointment Effective April 1, 2026 Committees: Investment (effective April 1, 2026)

The Board has appointed Mr. Boyle as Chief Executive Officer and a trustee of Public Storage effective April 1, 2026. Mr. Boyle has been Chief Investment Officer of Public Storage since January 1, 2023, and he served as Chief Financial Officer from January 1, 2019 to February 16, 2026. Previously, Mr. Boyle was Vice President and Chief Financial Officer, Operations of Public Storage, from November 2016, when he joined the Company, until January 2019. Prior to joining Public Storage, Mr. Boyle served in roles of increasing responsibilities with Morgan Stanley since 2005, from analyst to his last role as Executive Director, Equity and Debt Capital Markets. Mr. Boyle has served as a director of Shurgard Self Storage Limited (Shurgard) (EURONEXT: SHUR) and a member of Shurgard’s Real Estate Investment Committee since May 2023.

Key Reasons for Nomination:

Mr. Boyle’s qualifications for election to the Board include his leadership experience and Company and industry knowledge, including his financial and capital markets acumen and experience with self-storage real estate. Mr. Boyle provides management’s perspective in Board discussions about the operations and strategic direction of the Company.

Public Storage | 2026 Proxy Statement | 19

Proposal 1: Election of Trustees

Tamara Hughes Gustavson Real Estate Investor Philanthropist

Age: 64 Trustee since: 2008 Independent Trustee

Ms. Gustavson joined the Board in November 2008. She was previously employed by Public Storage from 1983 to 2003, serving most recently as Senior Vice President, Administration. During the past ten years, Ms. Gustavson has supervised her personal business investments and engaged in charitable activities.

Ms. Gustavson currently serves on the Board of Trustees of American Homes 4 Rent (NYSE: AMH), the Board of Trustees of the William Lawrence and Blanche Hughes Foundation, and the Board of Trustees of the University of Southern California. Ms. Gustavson is our largest single shareholder and owns approximately 9.9% of the Company’s common shares.

Key Reasons for Nomination:

Ms. Gustavson’s qualifications for election to the Board include her knowledge of the Company and its business and her public company board experience. In addition, as the largest individual shareholder of the Company, Ms. Gustavson provides the Board with a shareholder’s perspective on the operations and strategic direction of the Company.

Ronald L. Havner, Jr. Chairman of the Board of Public Storage, through March 31, 2026 Retired Chief Executive Officer of Public Storage

Age: 68 Trustee since: 2002

Mr. Havner joined the Board in November 2002 and has served as Chairman since August 2011. He will transition from his role as Chairman effective March 31, 2026. Mr. Havner served as Chief Executive Officer of Public Storage from November 2002 until his retirement on January 1, 2019. Mr. Havner joined Public Storage in 1986 and held a variety of senior management positions prior to becoming Chief Executive Officer.

Mr. Havner serves as a director of AvalonBay Communities, Inc. (NYSE: AVB). He previously served as Chairman of the Board of Public Storage’s affiliate, Shurgard (EURONEXT: SHUR), from October 2018 until May 2023. Mr. Havner also previously served as Chairman of the Board of PS Business Parks, Inc. (PS Business Parks) (previously listed on the NYSE) from March 1998 until its sale in July 2022. He was the 2014 Chairman of the Board of Governors of Nareit.

Key Reasons for Nomination:

Mr. Havner’s qualifications for election to the Board include his extensive leadership experience and Company and industry knowledge. Having served at Public Storage for 40 years, including 17 years as Chief Executive Officer, Mr. Havner provides an invaluable perspective in Board discussions about the historic operations and strategic direction of the Company.

20 | Public Storage | 2026 Proxy Statement

Proposal 1: Election of Trustees

Maria R. Hawthorne Retired Chief Executive Officer of PS Business Parks, Inc.

Age: 66 Trustee since: 2024 Independent Trustee Committees: Audit NGS

Ms. Hawthorne joined the Board in 2024. She served as President and Chief Executive Officer of PS Business Parks (previously listed on the NYSE) from August 2015 and July 2016, respectively, until her retirement in September 2020. She also served as PS Business Parks’s Interim Chief Operating Officer from January 2022 until its sale in July 2022. Ms. Hawthorne previously served as PS Business Parks’s Chief Financial Officer from September 2017 to September 2018, its Executive Vice President, Chief Administrative Officer from July 2013 to August 2015, and in various other management roles since 1994. Prior to joining PS Business Parks, Ms. Hawthorne held several management positions with American Office Park Properties from 1988 to 1994.

Ms. Hawthorne has been a member of the Board of Directors of Essex Property Trust (NYSE: ESS) since March 2020 and of ASGN Incorporated (NYSE: ASGN) since June 2021. Previously, Ms. Hawthorne served as a director of PS Business Parks from July 2016 until its sale in July 2022.

Key Reasons for Nomination:

Ms. Hawthorne’s qualifications for election to the Board include her expertise in commercial real estate, financial and operational strategies, acquisitions and development, capital markets, enterprise risk management, and leadership development. She is an experienced public company director with extensive audit committee experience.

Rebecca Owen Retired President of CEI Realty, Inc. Former Chief Legal Officer of Clark Enterprises, Inc.

Age: 64 Trustee since: 2021 Independent Trustee Committees: CHC NGS

Ms. Owen joined the Board in January 2021. Ms. Owen has served as the Chair and founder of Battery Reef, LLC, a commercial real estate investment and management company, since January 2019. From 1995 until January 2019, she served in various roles at Clark Enterprises, Inc., a private investment firm, and its affiliated companies, including as President and Chief Investment Officer of CEI Realty, Inc., the real estate investment arm of Clark Enterprises, from 2015 to 2019, and Chief Legal Officer of Clark Enterprises from 1995 to 2017.

Ms. Owen has served on the Board of Directors of Willscot Mobile Mini Holdings Corp. (NASDAQ: WSC) since November 2021. In addition, Ms. Owen has served on the Board of Directors of Carr Properties, a private real estate investment trust, since 2013, on the Board of Directors of The Feil Organization, a private commercial real estate investment and management company, since 2022, and as Chair of the Real Estate Investment Advisory Committee of ASB Capital Management, LLC, a registered investment advisor, since 2017. Previously, Ms. Owen served on the Board of Directors of Jernigan Capital, Inc. (NYSE: JCAP) from December 2018 to November 2020.

Key Reasons for Nomination:

Ms. Owen’s qualifications for election to the Board include her extensive experience acquiring, developing, owning, and managing commercial real estate, including as President of a large, diversified, private real estate firm, her significant financial, risk management, and legal expertise, and, through her board experience, her valuable insight into human resources and corporate governance matters.

Public Storage | 2026 Proxy Statement | 21

Proposal 1: Election of Trustees

Luke Petherbridge Chief Executive Officer of Link Logistics

Age: 46 Trustee since: 2025 Independent Trustee Committees: Audit Investment

Mr. Petherbridge joined the Board in July 2025. Mr. Petherbridge has served as Chief Executive Officer of Link Logistics since September 2020. Prior thereto, Mr. Petherbridge served as President and Chief Executive Officer of LivCor, LLC from July 2019 to September 2020, President and Chief Executive Officer of ShopCore Properties from May 2016 to September 2020, and in various executive and leadership positions at public and private real estate companies in the United States and Australia.

Key Reasons for Nomination:

Mr. Petherbridge’s qualifications for election to the Board include his extensive experience across corporate finance, real estate management, and enterprise transformation. His executive leadership experience provides skills that are essential for effective Board oversight and decision-making.

Kristy M. Pipes Former Managing Director and Chief Financial Officer of Deloitte Consulting

Age: 66 Trustee since: 2020 Lead Independent Trustee Committees: Audit (Chair) NGS

Ms. Pipes joined the Board in October 2020. Ms. Pipes previously served as Managing Director and Chief Financial Officer of Deloitte Consulting, an international management consultancy firm, where she managed the finance function. Ms. Pipes held various leadership positions, including serving on the firm’s Management Committee and Consulting Operations Committee. Prior to joining Deloitte in 1999, Ms. Pipes was Vice President and Manager, Finance Division, at Transamerica Life Companies and Senior Vice President and Chief of Staff for the President and Chief Executive Officer (among other senior management positions) at First Interstate Bank of California.

Ms. Pipes serves on the Boards of Directors of AECOM (NYSE: ACM), ExlService Holdings, Inc. (NASDAQ: EXLS), and Savers Value Village (NYSE: SVV). She also served as a director of PS Business Parks (previously listed on the NYSE) from July 2019 until its sale in July 2022.

Key Reasons for Nomination:

Ms. Pipes’s qualifications for election to the Board include her extensive finance and financial reporting expertise and experience, including her experience as a chief financial officer. Ms. Pipes also brings deep management, leadership, and risk management experience to the Board, having held several senior leadership positions during her career, as well as cybersecurity and data privacy experience.

22 | Public Storage | 2026 Proxy Statement

Proposal 1: Election of Trustees

Avedick B. Poladian Retired Executive Vice President and Chief Operating Officer of Lowe Enterprises

Age: 74 Trustee since: 2010 Independent Trustee Committees: CHC (Chair) Audit

Mr. Poladian joined the Board in February 2010. From 2007 to the end of 2016, Mr. Poladian held the positions of Executive Vice President and Chief Operating Officer for Lowe Enterprises, a diversified national real estate company that he joined in 2003. Mr. Poladian was with Arthur Andersen from 1974 to 2002 as Managing Partner, Pacific Southwest.

Mr. Poladian serves as a director of funds managed by Western Asset Management, including two publicly traded funds, and is a director of Occidental Petroleum Corporation (NYSE: OXY). Mr. Poladian is also a member of the Board of Councilors of the USC Sol Price School of Public Policy, the Board of Advisors of the Ronald Reagan UCLA Medical Center, and Director Emeritus of the YMCA of Metropolitan LA. He previously served on the boards of California Pizza Kitchen (previously listed on Nasdaq) and California Resources Corporation (NYSE: CRC).

Key Reasons for Nomination:

Mr. Poladian’s qualifications for election to the Board include his expertise and experience in real estate investing and operations, including as a result of his service as the chief operating officer and chief financial officer of a large diversified real estate company, and his expertise in finance, accounting, and financial reporting, including as a result of his experience as an auditor and senior executive at a national accounting firm. Through his experience with other public companies, Mr. Poladian also brings valuable insight into our business and corporate governance.

Tariq M. Shaukat Chief Executive Officer of Sonar

Age: 53 Trustee since: 2019 Independent Trustee Committees: Audit

Mr. Shaukat joined the Board in July 2019. He has been Chief Executive Officer of Sonar, an AI trust and verification software company, since July 2024, and prior thereto he was co-Chief Executive Officer since August 2023. Prior to that, Mr. Shaukat was President of Bumble Inc. from July 2020 to August 2023. He also served as President of Google Cloud at Google LLC from 2016 to 2020, where he oversaw go-to-market operations and product and engineering for industry solutions powered by artificial intelligence and machine learning. Before joining Google LLC, Mr. Shaukat was Executive Vice President and Chief Commercial Officer at Caesars Entertainment Corporation, after initially joining the company in 2012 as Executive Vice President and Chief Marketing Officer. His responsibilities included oversight of revenue management, marketing, information technology, and analytics across all business lines. Prior to Caesars Entertainment Corporation, Mr. Shaukat was a Partner at McKinsey & Company and held leadership positions at various technology-based companies.

Mr. Shaukat serves on the Board of Directors of GAP, Inc. (NYSE: GAP).

Key Reasons for Nomination:

Mr. Shaukat’s qualifications for election to the Board include his extensive digital, marketing, technology, cybersecurity, and data analytics experience. In addition, Mr. Shaukat brings international experience and his proven leadership and unique perspective to the Board.

Public Storage | 2026 Proxy Statement | 23

Proposal 1: Election of Trustees

Ronald P. Spogli Co-Founder of Freeman Spogli & Co. Former Ambassador to the Italian Republic and the Republic of San Marino

Age: 78 Trustee since: 2010 Independent Trustee Committees: Investment (Chair) NGS (Chair) CHC

Mr. Spogli joined the Board in February 2010. Mr. Spogli co-founded Freeman Spogli & Co. (Freeman Spogli), a private investment firm dedicated to middle-market companies positioned for growth, in 1983. Freeman Spogli has invested over $6 billion in 72 portfolio companies with an aggregate transaction value of over $32 billion and has completed over 250 add-on acquisitions with its portfolio companies. He served as the United States Ambassador to the Italian Republic and the Republic of San Marino from August 2005 until February 2009.

Mr. Spogli also serves on the Board of Overseers of the Hoover Institution at Stanford University and on the Boards of Trustees of the W. M. Keck Foundation, the Center for American Studies in Rome, Italy, and White Bridge Investments, an Italian investment company. Previously, Mr. Spogli served as the Vice Chair of The J. Paul Getty Trust.

Key Reasons for Nomination:

Mr. Spogli’s qualifications for election to the Board include investing and investment management expertise and his broad-ranging board and executive experience. In addition, Mr. Spogli’s experience in government and international relations provides helpful insight in the European countries where Public Storage has investments.

Paul S. Williams Retired Partner, Major, Lindsey & Africa Former President, National Association of Corporate Directors, Chicago Chapter

Age: 66 Trustee since: 2021 Independent Trustee Committees: CHC NGS

Mr. Williams joined the Board in January 2021. Mr. Williams served as a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, from 2005 to 2018. He also served as Director of Global Diversity Search, assisting legal organizations in enhancing their diversity. Mr. Williams is the past President of the Chicago Chapter of the National Association of Corporate Directors. From 2001 through 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc. (NYSE: CAH), a provider of products and services to healthcare providers and manufacturers.

Mr. Williams serves on the Boards of Directors of two clusters of funds in the American Funds mutual fund family (part of the privately-held Capital Group). Previously, Mr. Williams served on the Boards of Directors of Air Transport Services Group (previously listed on NASDAQ), Compass Minerals (NYSE: CMP), Romeo Power, Inc. (previously listed on the NYSE), Essendant, Inc. (previously listed on NASDAQ), Bob Evans Farms, Inc. (previously listed on NASDAQ), and State Auto Financial Corporation (previously listed on NASDAQ), including as State Auto Financial’s Lead Independent Director.

Key Reasons for Nomination:

Mr. Williams’s qualifications for election to the Board include his corporate governance and human capital management expertise, including with respect to talent development and diversity and inclusion, and his extensive legal, regulatory, and public company board experience. In addition, Mr. Williams brings substantial executive management leadership experience.

24 | Public Storage | 2026 Proxy Statement

Proposal 1: Election of Trustees

VOTE REQUIRED AND RECOMMENDATION

For the election of trustees, trustee nominees receiving an affirmative vote of a majority of the votes cast at the Annual Meeting will be elected. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends voting FOR all trustee nominees.

Public Storage | 2026 Proxy Statement | 25

Corporate Governance

CORPORATE GOVERNANCE

BOARD ENGAGEMENT AND OVERSIGHT

Our Board is a critical resource for senior management and provides invaluable insight and oversight. The Board and our senior leadership team engage regularly and collaborate closely to ensure the Company meets its commitments to all stakeholders, including our employees, customers, and our shareholders.

One of the Board’s highest priorities continues to be guiding the development and execution of the Company’s long-term strategy. The Board remains focused on working with management to develop strategies to accelerate growth and create long-term value for our shareholders.

GOVERNANCE STRUCTURE

Our Board oversees our CEO and other senior management to ensure that the long-term interests of the Company and our shareholders are best served. We expect our trustees to take a proactive, focused approach to executing their oversight responsibilities.

Our governance structure is designed to foster principled actions, informed and effective decision-making, and appropriate monitoring of performance, risk, and compliance. Our key governance documents, including our Corporate Governance Guidelines and Trustee’s Code of Ethics, Code of Conduct, Code of Ethics for Senior Financial Officers, and our committee charters, are available on the Investor Relations section of our website at publicstorage.com or by writing to Public Storage, 2811 Internet Boulevard, Frisco, Texas 75034, Attention: Corporate Secretary. We will disclose any substantive amendments to or waivers of any of our ethics policies and standards on our website and in accordance with Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) requirements.

BOARD LEADERSHIP STRUCTURE

One of the Board’s key responsibilities is to determine the optimal leadership structure to provide effective oversight of management. As a result, the Board does not have a policy as to whether the roles of Chairman and CEO should be separated or combined. The Board believes that our shareholders are best served when the Board has flexibility to consider the relevant facts and circumstances to ensure that the Board leadership structure best reflects the needs of the Company at that time.

Prior to January 1, 2019, when Ronald L. Havner, Jr., retired as CEO, the roles of Chairman and CEO were combined and held by Mr. Havner. Upon Mr. Havner’s retirement, the Board determined that he would remain Chairman of the Board, and the roles of Chairman and CEO have been separately held by Mr. Havner and Mr. Russell, respectively, since January 1, 2019. As discussed in the Public Storage Highlights section under the heading “PS4.0 and Leadership Transition,” beginning on page 10 of this proxy statement, effective March 31, 2026, Mr. Havner will step down from his position as Chairman, remaining on the Board as a trustee, and Mr. Russell will retire as President, CEO, and a trustee. Effective April 1, 2026, Mr. Mitra, an independent trustee, will assume the role of Chairman and Mr. Boyle will succeed Mr. Russell as CEO and a trustee.

The Chairman typically attends our annual meeting of shareholders and has the authority to call special meetings of shareholders. The Chairman also has the authority to call and act as chairman of meetings of the Board. In addition to conversations our Chairman has with shareholders at our annual meetings, the Chairman may also participate in informal meetings with shareholders. The

26 | Public Storage | 2026 Proxy Statement

Corporate Governance

Chairman regularly engages with the CEO, Lead Independent Trustee, chairs of Board committees, and other members of the Board regarding issues related to Board structure. The Chairman also assists the CHC Committee with the annual performance review of our CEO.

Our Board established the position of Lead Independent Trustee in 2011 to provide an independent leadership role on the Board when the roles of Chairman and CEO are combined or when the Chairman is otherwise not independent. Notwithstanding that the Chairman and CEO roles were separated on January 1, 2019, we maintain the Lead Independent Trustee role as a matter of good corporate governance and to bolster the independence of the Board.

We describe more fully the role of the Lead Independent Trustee in our Corporate Governance Guidelines and Trustees’ Code of Ethics. Among other things, the Lead Independent Trustee presides at all executive sessions of the independent trustees, assists in the recruitment and selection of new trustees, and consults with the CEO on strategic planning and other issues when the CEO and Chairman roles are combined.

Under our Corporate Governance Guidelines and Trustees’ Code of Ethics, our Lead Independent Trustee is appointed to serve one or more successive three-year terms. Kristy M. Pipes has served as our Lead Independent Trustee since May 2024. Ms. Pipes is an effective leader on the Board, also serving as Chair of the Audit Committee, and she brings extensive management, leadership, and risk management experience to the position of Lead Independent Trustee. In connection with PS4.0, and to provide additional continuity through the leadership transitions associated therewith, the Board determined to have Ms. Pipes conclude her full three-year term as Lead Independent Trustee notwithstanding that the position of Chairman of the Board will be held by an independent trustee effective with Mr. Mitra’s appointment to that position as of April 1, 2026.

BOARD COMMITTEES

The four standing committees of the Board are the Audit, CHC, NGS, and Investment Committees. The Board formed the Investment Committee in February 2026 in connection with the launch of PS4.0 and the associated Board and executive leadership transitions. The Board has determined that each member of the Audit, CHC, and NGS Committees is independent in accordance with NYSE rules.

Each committee has a charter that generally states the purpose of the committee and outlines the committee’s structure and responsibilities. Each committee reviews the adequacy of its charter annually. The following lists the number of meetings held by each committee in 2025:

Committee*	Number of Meetings in 2025

Audit	7

Compensation and Human Capital	5

Nominating, Governance, and Sustainability	5

* The Investment Committee was established in February 2026 and accordingly held no meetings in 2025.

Public Storage | 2026 Proxy Statement | 27

Corporate Governance

The current membership and primary areas of responsibility of our Board committees are as follows:

Audit Committee

Members: Kristy M. Pipes (Chair), Maria R. Hawthorne, Luke Petherbridge, Avedick B. Poladian, John Reyes, and Tariq M. Shaukat

▪
Oversees the accounting and financial reporting processes of the Company
▪
Oversees our ERM framework and, specifically, financial, cybersecurity, and other information technology and privacy risks relating to the Company, including steps management has taken to monitor and control financial and cybersecurity risk exposure
▪
Monitors: (i) the integrity of our financial statements; (ii) our compliance with legal or regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants
▪
Responsible for the appointment, compensation, and oversight of our independent registered public accounting firm
▪
Oversees the accuracy and reliability of the Company’s quantitative public disclosures relating to sustainability matters
▪
All six members of our Audit Committee qualify as financial experts and meet the SEC and NYSE’s heightened independence requirements for audit committee members

Compensation and Human Capital Committee

Members: Avedick B. Poladian (Chair), Shankh S. Mitra, Rebecca Owen, Ronald P. Spogli, and Paul S. Williams

▪
Evaluates, either as a committee or together with other independent trustees, our CEO’s performance and sets the CEO’s compensation level based on this evaluation, including incentive and equity-based compensation plans
▪
Sets the amount and form of compensation for the executive officers who report to the CEO
▪
Administers the Company’s equity and incentive compensation plans
▪
Reviews and discusses with management the CD&A to be included in the proxy statement and recommends to the Board inclusion of the CD&A in the Company’s Annual Report on Form 10-K and annual proxy statement
▪
Assists the Board in overseeing the Company’s strategies and policies for human capital development, including employee development and training, Company culture, such as engagement and inclusion, employee health and safety, and management succession planning, and coordinates with other Board committees on such matters as appropriate
▪
Periodically reviews and evaluates the compensation for trustees, including Board and committee retainers, equity-based compensation, and such other forms of compensation as it may consider appropriate, and recommends to the Board, as appropriate, changes to such compensation

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▪
Provides a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the Company’s annual proxy statement
▪
Prepares the Compensation and Human Capital Committee Report for inclusion in the Company’s annual proxy statement
▪
Reviews and discusses, at least annually, the Company’s processes for evaluating whether any risks arising from the Company’s compensation policies and practices are reasonably likely to have any material adverse effects, and the Company’s management of such risks
▪
Oversees the advisory shareholder votes on the Company’s executive compensation programs and policies and the frequency of such votes, and evaluates the CHC Committee’s performance annually

Nominating, Governance, and Sustainability Committee

Members: Ronald P. Spogli (Chair), Maria R. Hawthorne, Rebecca Owen, Kristy M. Pipes, and Paul S. Williams

▪
Assists the Board in identifying individuals qualified to become Board members, recommending nominees to the Board to fill vacancies and new appointments, and ensuring that the Board reflects diversity of experience, skills, and personal background
▪
Oversees the Company’s policies and procedures with respect to the consideration of trustee candidates recommended or nominated by shareholders
▪
Prior to each annual meeting of shareholders, recommends to the Board a slate of nominees for election as trustees
▪
Reviews and makes recommendations to the Board on Board organization, structure, and succession
▪
Assists the Board in evaluating the performance of the Board and its committees
▪
Conducts reviews of trustee independence
▪
Reviews and makes recommendations for committee appointments to the Board
▪
Assesses and makes recommendations to the Board on corporate governance matters
▪
Develops and assesses the adequacy of the Corporate Governance Guidelines and Trustees’ Code of Ethics, Code of Conduct, and other governance policies on an ongoing basis and recommends any changes to the Board
▪
Administers the Company’s stock ownership guidelines for trustees and executive officers, including granting hardship exceptions
▪
Oversees new trustee orientation and continuing education opportunities for trustees
▪
Supports the Board in developing and maintaining Company-level policies on sustainability matters
▪
Oversees the Company’s Sustainability Committee and oversees and monitors management’s efforts and activities on sustainability initiatives, including any Company sustainability performance goals, and coordinates with other Board committees on such matters as appropriate

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▪
Oversees the Company’s disclosure practices related to sustainability matters, including the Company’s Sustainability Report, and coordinates with other Board committees on such matters as appropriate
▪
Oversees political and charitable contributions and other public policy matters

Investment Committee

Members: Ronald P. Spogli (Chair), H. Thomas Boyle (effective April 1, 2026), Shankh S. Mitra, and Luke Petherbridge

▪
Reviews potential acquisitions and development and redevelopment projects, and has approval authority up to specified limits
▪
Reviews potential loans in connection with the Company’s lending program and has approval authority up to specified limits

Post-Annual Meeting Committee Composition

Following the Annual Meeting, the Board anticipates that our committees will comprise the following trustees:

Audit Committee	Compensation and Human Capital Committee	Nominating, Governance, and Sustainability Committee	Investment Committee

Luke Petherbridge (Chair)	Avedick B. Poladian (Chair)	Kristy M. Pipes (Chair)	Ronald P. Spogli (Chair)
Maria R. Hawthorne	Rebecca Owen	Maria R. Hawthorne	H. Thomas Boyle
Kristy M. Pipes	Ronald P. Spogli	Rebecca Owen	Shankh S. Mitra
Avedick B. Poladian	Paul S. Williams	Paul S. Williams	Luke Petherbridge
Tariq M. Shaukat

PROXY ACCESS

Our Amended and Restated Bylaws (Bylaws) provide for proxy access, thereby giving our shareholders an even greater voice in trustee elections. A shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common shares continuously for at least three years may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our Bylaws. There are no qualifying shareholder nominations for inclusion in our proxy statement.

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BOARD’S ROLE IN RISK OVERSIGHT

Our Board is responsible for overseeing our Company-wide approach to the identification, assessment, and management of short-term, intermediate-term, and long-term risks facing the Company. The Board recognizes its responsibility for overseeing the assessment and management of risks that may threaten successful execution of our long-term strategies, and the Board consults with outside advisors and experts when necessary. All of our trustees bring risk management experience from their principal occupation or other professional experience, including service on other boards and attendance at pertinent seminars and director education programs.

The Board’s risk management processes include a comprehensive ERM framework focused on:

▪
evaluating the risks facing the Company and aligning the Company’s efforts to mitigate those risks with its strategy and risk appetite;
▪
communicating and improving the Company’s understanding of its key risks and responsive actions; and
▪
providing the Board with a measurable way to exercise its oversight responsibilities over the Company’s risk assessment and risk management efforts.

Critical components of our risk oversight framework include regular assessments among risk owners to identify and assess key risks facing the Company. Our executive team calibrates risk owner assessments across each of our key risk categories and leads efforts to identify mitigation controls to reduce the Company’s exposure to risks. Our Board and its committees regularly receive presentations from management on risks to the business. Additionally, all trustees have access to members of management if a trustee wishes to follow up on items discussed outside of the Board or committee meeting.

To ensure our risk profile is appropriately reflected in our public disclosures, members of our legal and finance teams, as well as our Director, Enterprise Risk Management and Compliance, participate in quarterly meetings with the Audit Committee regarding risk oversight.

Our Audit Committee is primarily responsible for oversight of our ERM framework and processes. Oversight for certain specific risks falls under the responsibilities of our Board committees. The committees regularly advise the full Board of their oversight activities.

The Audit Committee focuses on financial, reputational, legal, information security, and other risks affecting the Company. The Audit Committee also discusses the Company’s policies with respect to risk assessment and risk management. The Audit Committee engages quarterly with members of management, including from the finance, legal, enterprise risk and compliance, information technology, and internal audit functions, as well as external experts as appropriate, to assess the risk environment, including current and anticipated risks, and the Audit Committee in turn provides reports to the full Board.

▪
Oversight of Financial Risks. The Audit Committee, which comprises entirely independent trustees and financial experts, is responsible for assisting the Board in fulfilling its oversight of the effectiveness of the accounting and financial reporting processes of the Company and audits of its financial statements, including the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent registered public accountants’ qualifications, independence, and performance; and the scope and results of internal audits, the Company’s internal controls over financial reporting, and the performance of the Company’s internal audit function.

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▪
Oversight of Information Security Risks. The Audit Committee also oversees cybersecurity risks, data privacy risks, risks related to the use of artificial intelligence technologies, and other information technology risks affecting the Company. Management reports quarterly to the Audit Committee regarding information security. Several members of our Audit Committee have cybersecurity experience from their principal occupation or other professional experience.

The Compensation and Human Capital Committee focuses on risks related to our compensation program, including evaluating appropriate compensation incentives relating to the compensation of our executives and employees, our human capital, and management succession matters.

▪
Oversight of Compensation Risks. The CHC Committee annually considers a report from management in their review of the Company’s processes for evaluating potential risks related to compensation policies and practices applicable to all employees and the Company’s management of such risks. Most recently, in February 2026, the CHC Committee considered the Company’s Annual Report on Form 10-K and also considered and discussed with management its conclusion that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

In connection with preparing the report for the CHC Committee’s consideration, members of our senior management team, including our CEO and Chief Digital & Transformation Officer, reviewed the target metrics for all of our employee incentive compensation plans. At the completion of the review, management and the CHC Committee concluded that our incentive compensation plans did not create undue risks for the Company.

The Nominating, Governance, and Sustainability Committee focuses on risks associated with Board succession planning, corporate governance, Board effectiveness, and public policy matters, including political and charitable contributions. The NGS Committee also supports the Board in identifying and overseeing risks associated with sustainability matters and, as appropriate, coordinates with other Board committees on such matters (such as the CHC Committee with respect to sustainability-related compensation metrics and social and human capital issues and the Audit Committee with respect to internal controls regarding sustainability reporting).

The Investment Committee evaluates risks associated with the Company’s acquisition, development, redevelopment, and lending activities.

CYBERSECURITY

Our Board considers cybersecurity risk one of the most significant risks to our business. The Board has delegated to the Audit Committee oversight of cybersecurity risks, data privacy risks, and other information technology risks affecting the Company. Management provides quarterly reports to the Audit Committee regarding cybersecurity and other information technology risks, and the Audit Committee in turn provides reports to the full Board.

As part of our Board refreshment efforts in recent years, we have focused on adding trustees with information technology skills. Several members of our Board and Audit Committee have cybersecurity experience from their principal occupation or other professional experience. In addition, several members of our Board and Audit Committee have received or are pursuing various board-level cybersecurity certifications, such as the NACD Cyber-Risk Oversight certification and the Digital Directors Network certification on Cyber Risk Governance for Public Company Corporate Directors. Several trustees have also attended third-party director education courses on cybersecurity, including cyber risk governance, and data privacy issues and trends in the last year.

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Please see our Annual Report on Form 10-K for the year ended December 31, 2025 for more information on our processes and procedures for addressing and managing cybersecurity risks.

Artificial Intelligence

Our Board recognizes the growing importance of artificial intelligence (AI) in our business operations and is committed to ensuring its responsible and ethical use. The Board has delegated to the Audit Committee oversight of AI technology. The Company maintains an AI Governance Committee comprising representatives from our information technology and cybersecurity (including our Chief Information Security Officer), legal, enterprise risk, and human resources teams. The AI Governance Committee oversees and implements our AI Safe Usage Policy and is tasked with monitoring the development, deployment, and impact of AI technologies within the Company, including consideration of the risks and legal and regulatory considerations related thereto. The AI Governance Committee is overseen by our Chief Digital & Transformation, Chief Legal, and Chief Technology Officers. The Audit Committee receives periodic updates on AI initiatives, including assessments of potential risks, opportunities, and ethical considerations.

CEO and Senior Management Succession Planning

The Board, with the assistance of the CHC Committee, regularly reviews the Company’s senior management succession plan to ensure that personnel changes do not impact the Company’s ability to execute its business plan. The Company’s management succession plan addresses contingency plans for unexpected, short-term absences, and longer-term plans for developing a deep bench of management talent that the Board can consider for promotions when appropriate. As discussed in the Public Storage Highlights section under the heading “PS4.0TM and Leadership Transition,” beginning on page 10 of this proxy statement, the Board recently implemented key senior management succession transitions pursuant to its management succession plan.

POLITICAL AND CHARITABLE CONTRIBUTIONS

Our NGS Committee oversees the Company’s political and charitable contributions and other public policy matters. In order to facilitate accountability and informed decision-making with respect to the Company’s political contributions, the NGS Committee has adopted Political and Charitable Contributions Guidelines that apply to contributions or expenditures of corporate funds to various political entities, charitable organizations, and certain causes. Contributions subject to the Political and Charitable Contributions Guidelines must be approved by a management committee and/or the NGS Committee. Decisions are made based on, among other things, a determination that the amount and recipient are aligned with the Company’s strategy, values, policies, and business objectives, and are made without regard for the private political preferences of officers or trustees. All contributions are required to be reported quarterly to the NGS Committee.

BOARD ACCESS TO EMPLOYEES

All trustees are invited to contact the CEO at any time to discuss any aspect of the Company’s business. Trustees also have access to other members of management and to the Company’s employees. The Board expects that there will be frequent opportunities for trustees to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings. For example, during 2025 trustees met with each member of our executive management team, as well as our Executive Vice President, Finance and Accounting, Controller, Director of Tax, Senior Vice President, Acquisitions, Senior Vice President, Development, Chief Data and Analytics Officer, Vice President, Revenue Management, Vice President, Marketing, Chief

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Technology Officer, Chief Information Security Officer, and Director, Enterprise Risk Management and Compliance, among others, to discuss matters including capital allocation, strategic initiatives, acquisitions and development, pricing and revenue management, information security management and technology initiatives, AI initiatives, enterprise risk management, and other matters.

BOARD ORIENTATION AND EDUCATION

Each new non-management trustee participates in an orientation program and receives materials and briefings concerning our business, industry, management, and corporate governance policies and practices. We provide continuing education for all trustees through board materials and presentations, including third-party presentations, discussions with management, and the opportunity to attend external board education programs. In addition, all Board members have access to resources of the National Association of Corporate Directors through a Company membership.

TRUSTEE INDEPENDENCE

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a trustee is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the Company and the trustee.

▪
83% of the Board is Independent. The Board has determined that all of our trustee nominees are independent except for H. Thomas Boyle and Ronald L. Havner, Jr. The Board reached this determination after considering all relevant facts and circumstances, responses to trustee questionnaires, and transactions and relationships, if any, between us, our affiliates, our executive officers, and their affiliates, and each trustee and their affiliates.
▪
The Audit, CHC, and NGS Committees are 100% Independent. The Audit, CHC, and NGS Committees are composed exclusively of independent trustees. The Board determined that all members of the Audit Committee satisfied the heightened independence requirements for audit committee members, and all of the members of the CHC Committee satisfied the heightened independence requirements for compensation committee members, in each case, in accordance with NYSE and SEC rules.
▪
Compensation Committee Interlocks and Insider Participation. The CHC Committee comprises Avedick B. Poladian, Shankh S. Mitra, Rebecca Owen, Ronald P. Spogli, and Paul S. Williams. No member of the CHC Committee (i) was, during the year ended December 31, 2025, or had previously been, an officer or employee of the Company, or (ii) had any material interest in a transaction with the Company or a business relationship with, or any indebtedness, to the Company. No interlocking relationships existed during the year ended December 31, 2025, between any member of the Board or the CHC Committee and an executive officer of the Company.

COMMUNICATIONS WITH THE BOARD

Shareholders and interested parties can communicate with any of the trustees, individually or as a group, by writing to them in care of Corporate Secretary, Public Storage, 2811 Internet Boulevard, Frisco, Texas 75034. We will forward each communication intended for the Board and received by the Corporate Secretary related to the operation of the Company and not otherwise commercial in nature to the specified party following its clearance through normal security procedures.

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TRUSTEE ATTENDANCE

The Board held five meetings in 2025, including videoconference meetings. Each trustee attended at least 75% of the aggregate number of Board meetings and committee meetings for the committees on which they served, if any, except for Mr. Mitra. Mr. Mitra would have attended more than 75% of the aggregate number of Board meetings and applicable committee meetings but for the fact that the Board held a special meeting related to a potential strategic investment opportunity on short notice early in 2025 and, later in the year, unexpectedly had to reschedule a Board and CHC Committee meeting, in each case where such meeting dates conflicted with a pre-existing commitment of Mr. Mitra’s. With respect to each of these meetings, Mr. Mitra reviewed the Board and committee materials, including the agendas and voting items, communicated his views on the matters through another trustee, and, after the meetings, was briefed on the meetings by another trustee. Additionally, Mr. Mitra served as a member of the ad hoc Board subcommittee that advised management with respect to the potential strategic investment opportunity. When determining this year’s trustee nominees, the NGS Committee and the Board considered the totality of Mr. Mitra’s contributions to the Board, including the fact that throughout his tenure as a trustee, Mr. Mitra has demonstrated an attendance rate of over 75% at Board and applicable committee meetings since joining the Board in 2021. He has also contributed actively to various informal subcommittees in addition to his formal Board and committee responsibilities.

We do not have a policy regarding trustee attendance at the annual meeting of shareholders but expect trustees to attend. All of our trustees serving at the time attended the 2025 annual meeting of shareholders.

Changes in Trustee Responsibilities and Commitments

Service on the Board requires significant time and attention, and trustees are expected to spend the time needed and meet as often as necessary to discharge their responsibilities. Under our Corporate Governance Guidelines and Trustees’ Code of Ethics, a trustee whose job responsibilities or business associations change from those he or she held when most recently elected or appointed to the Board shall notify the Chair of the NGS Committee of the change. If the NGS Committee determines that the change and the circumstances giving rise to the change are likely to impair the trustee’s effectiveness, the NGS Committee may ask the trustee to tender his or her resignation or decide not to renominate the trustee for election at the next annual meeting of shareholders. The NGS Committee reviews and considers trustee time commitments on an annual basis when recommending to the Board the slate of trustee nominees for the annual meeting of shareholders.

Additionally, trustees are required to advise the Chair of the NGS Committee before accepting membership on other corporate boards. If the NGS Committee determines that the membership is likely to impair the trustee’s effectiveness, the NGS Committee may ask the trustee to tender his or her resignation or decide not to renominate the trustee for election at the next annual meeting of shareholders. Without specific approval from the NGS Committee, no trustee may accept membership on another public company board if it will result in the trustee serving on more than three public company boards, including the Board. All of our trustees are in compliance with this policy.

TRUSTEE AND EXECUTIVE OFFICER Security OWNERSHIP GUIDELINES

Pursuant to the Board’s security ownership guidelines, we expect each trustee to beneficially own common shares or common share equivalents of the Company equal in market value to five times

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the amount of the annual cash retainer for Board member service. Each non-management trustee shall attain his or her ownership within five years from the date of election or appointment.

Pursuant to the security ownership guidelines applicable to our executive officers, our CEO is expected to beneficially own common shares or common share equivalents equal in value to six times his or her base salary and our other executive officers are expected to beneficially own common shares or common share equivalents equal in value to four times their base salary, in each case within five years of appointment or promotion. In addition, each new executive officer is expected to establish an initial ownership position within one year of his or her appointment as an executive officer.

In the event a trustee or executive officer does not attain the target by the applicable date, he or she shall retain common shares or common share equivalents equal in value to 50% of the net after-tax shares or units received upon any stock option exercise, upon the vesting of any RSUs, or upon conversion of any vested LTIP Units into common units (OP Units) of the Operating Partnership, until the applicable ownership target is achieved. Once a trustee or executive officer comes into compliance with the security ownership guidelines, he or she will not be considered to fall out of compliance solely due to a drop in the price of the Company’s common shares, provided that in such event the trustee or executive officer must retain common shares or common share equivalents equal in value to 50% of the net after-tax shares or units received upon any stock option exercise, upon the vesting of any RSUs, or upon conversion of any vested LTIP Units into OP Units until compliance is reestablished and any subsequent sale or redemption does not cause his or her ownership level to fall below the applicable ownership guideline at that time.

Only the following are counted for determining compliance with these guidelines:

▪
common shares (a) directly owned by the non-management trustee or executive officer, (b) owned jointly by him/her and his/her spouse, or (c) owned by his/her spouse or beneficially for his/her children or in the PS 401(k) Profit Sharing Plan (the 401(k) Plan); and
▪
common share equivalents comprising (a) vested DSUs held by the non-management trustee; (b) vested RSUs subject to deferred delivery held by the non-management trustee or executive officer; or (c) OP Units and earned LTIP Units.

The values of unvested RSUs, unearned LTIP Units subject to performance conditions, AO LTIP Units (prior to conversion to LTIP Units) of the Operating Partnership, and unexercised stock options are not counted for determining compliance with these guidelines.

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The following table shows the share ownership of our executive officers under the security ownership guidelines as of March 2, 2026:

		Qualifying Securities(1)
Executive	Ownership Requirement	Directly-Owned Shares	Directly-Owned LTIP Units	Value of Securities(2)	Excess/ (Shortfall) to Guideline

Joseph D. Russell, Jr.	$6,000,000	19,096	70,668.82	$27,911,473	$21,911,473

Tom Boyle(3)	$2,900,000	10,227	23,449.00	$10,471,215	$7,571,215

Joseph D. Fisher(4)	$2,400,000	—	—	$—	$(2,400,000)

Natalia N. Johnson	$2,500,000	8,110	16,625.00	$7,691,101	$5,191,101

Chris C. Sambar	$3,200,000	4,355	14,363.00	$5,820,175	$2,620,175

Nathaniel A. Vitan	$1,700,000	2,364	52,843.90	$17,166,344	$15,466,344

(1)
For each executive officer, includes qualifying common shares and common share equivalents in accordance with the security ownership guidelines described above.
(2)
Reflects the value of common shares and common share equivalents based on the closing price of our common shares on the NYSE on March 2, 2026 of $310.94.
(3)
In connection with his promotion to CEO, Mr. Boyle’s ownership guideline will increase to $6,000,000.
(4)
Mr. Fisher was appointed President, Chief Financial Officer effective February 16, 2026 and is in the five-year accumulation window under the guidelines.

As of the date of this proxy statement, all of our non-management trustees who have served for five years or more have met his/her stock ownership requirement. Refer to “Share Ownership of Trustees and Management” on page 81 of this proxy statement for additional information on the beneficial ownership of common shares by trustees and management.

The NGS Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions in its discretion.

COMPENSATION OF TRUSTEES

Trustees who are not also Public Storage employees (non-management trustees) receive compensation for their service. The Board determines the form and amount of compensation for non-management trustees after consideration of the recommendation of the CHC Committee. The Board has approved the mix of cash and equity compensation described below.

Cash Retainers. Retainers are paid quarterly in cash and are prorated when a trustee joins the Board (or in the case of the Lead Independent Trustee, when an appointment is made) other than at the beginning of a calendar year.

Below are the annual retainers that non-management trustees were entitled to receive during 2025 for Board service:

Compensation	Amount

Board member	$120,000

Chairman of the Board supplemental retainer	$250,000

Lead Independent Trustee and Committee Chair supplemental retainer	$25,000

Committee Member	$12,500

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Trustee Deferral Program. Pursuant to the Non-Management Trustee Compensation and Deferral Program (the Trustee Deferral Program), non-management trustees may elect to receive all or a portion of their cash retainers either in cash, in unrestricted common shares, in fully vested LTIP Units, or in fully vested deferred share units (DSUs). Non-management trustees receive dividends declared and paid on unrestricted common shares and a cash dividend equivalent on LTIP Units and DSUs. Trustees also may elect to reinvest cash dividend equivalents paid on DSUs into additional DSUs.

Non-management trustees must make elections in writing in advance of the calendar year to which the election relates (or, when a non-management trustee joins the Board, within 30 days of joining the Board). If chosen, the unrestricted common shares, LTIP Units, and/or the DSUs will be granted to the non-management trustee at the end of each calendar quarter based on the cash retainer earned for that quarter and converted into a number of shares or units based on the closing price for the common shares on the NYSE on such date. If a non-management trustee chooses to receive fully-vested DSUs, the trustee’s election must also indicate (1) when the units will be settled, such as the trustee’s separation from service (including retirement), a specified future date, or January 1 of the year following a chosen anniversary of the grant date, (2) whether the units will be settled in a lump sum or in annual installments (not to exceed 10 years), and (3) whether cash dividend equivalents will be reinvested into additional DSUs. Notwithstanding a trustee’s election, the DSUs will be settled in a lump sum upon the trustee’s earlier death or disability or upon an earlier change of control of Public Storage. In any event, the DSUs will be settled in common shares.

Equity Awards

▪
One-time Onboarding Award. The Company grants to each new non-management trustee, upon initial election by the Board or the shareholders to serve as a trustee, a one-time non-qualified stock option to acquire a number of common shares equal in value to $540,000 as determined based on a Black-Scholes valuation on the grant date. Stock options have an exercise price equal to the closing price of the Company’s common shares on the NYSE on the grant date, and they vest in full on the first anniversary of the grant date. Trustees may elect to receive their onboarding award in the form of AO LTIP Units with equivalent terms.
▪
Annual Award. In addition, each non-management trustee annually receives a non-qualified stock option to acquire a number of common shares equal in value to $180,000 as determined based on a Black-Scholes valuation on the grant date. The annual grants are made immediately following the annual meeting of shareholders and have an exercise price equal to the closing price of the Company’s common shares on the NYSE on that date. These awards vest in full on the first anniversary of the grant date, and trustees may elect to receive their award in the form of AO LTIP Units with equivalent terms.

Upon the retirement of a non-management trustee, the vesting of any equity awards granted to the trustee for his/her service on the Board and not otherwise deferred will accelerate effective on his/her retirement date from the Board. Additional terms and conditions may be set forth in the award agreement governing the non-management trustee’s equity awards. Unless otherwise defined in an award agreement, retirement is defined as a retirement from the Board pursuant to any mandatory retirement policy or at a time when the non-management trustee (x) is at least age 55, (y) has provided Services (as defined in the Amended and Restated Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan (the 2021 Plan)) for a minimum of 10 years to the Company or its subsidiaries or affiliates (or previously provided Services to

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PS Business Parks or its subsidiaries or affiliates), and (z) the sum of his or her age and years of Service is at least 80.

In addition, upon the retirement of a non-management trustee, the trustee may exercise his/her vested options and/or AO LTIP Units during the three-year period following his/her retirement date from the Board or, if shorter, the period from his/her retirement date from the Board until the expiration of the original term of the options/AO LTIP Units. If not exercised within such period, the vested options/AO LTIP Units will automatically terminate at the end of such period.

Following the retirement of a non-management trustee, any DSUs received under the Trustee Deferral Program will be delivered as elected in the trustee’s election form.

Unvested equity awards (RSUs, options, LTIP Units, or AO LTIP Units) held by current non-management trustees who are former Public Storage executives will continue to vest under the terms of the Company’s equity incentive plans for so long as the trustee continues to provide service to the Company. Those awards will not qualify for accelerated vesting as described above upon the retirement of the non-management trustee.

2025 TRUSTEE COMPENSATION

The following table presents the compensation provided by the Company to our trustees for the year ended December 31, 2025.

Trustee	Fees earned or paid in cash		Option Awards(1)(2)	Total

Ronald L. Havner, Jr.	$370,000	(3)	$180,056	$550,056

Tamara Hughes Gustavson	$120,000		$180,056	$300,056

Maria R. Hawthorne	$132,500		$180,056	$312,556

Shankh S. Mitra	$132,500	(3)	$180,056	$312,556

Rebecca Owen	$145,000		$180,056	$325,056

Luke Petherbridge(4)	$55,944	(3)	$539,785	$595,729

Kristy M. Pipes	$195,000		$180,056	$375,056

Avedick B. Poladian	$170,000		$180,056	$350,056

John Reyes	$132,500	(3)	$180,056	$312,556

Joseph D. Russell, Jr.(5)	—		—	—

Tariq M. Shaukat	$132,500		$180,056	$312,556

Ronald P. Spogli	$170,000	(3)	$180,056	$350,056

Paul S. Williams	$145,000	(3)	$180,056	$325,056
	Ms.

(1)
Reflects the fair value of the grant on May 7, 2025, of stock options to acquire 3,177 common shares or, at the option of each trustee, 3,177 AO LTIP Units, except for Mr. Petherbridge and Mr. Russell. For Mr. Petherbridge, reflects the fair value of the grant on July 30, 2025, of 10,022 AO LTIP Units in connection with his appointment as a trustee. Given his position as an executive officer of the Company, Mr. Russell did not receive any option/AO LTIP Unit awards as a trustee for 2025. For a more detailed discussion of the assumptions used in the calculation of these amounts, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K.
(2)
As of December 31, 2025, each non-management trustee had the following numbers of options and AO LTIP Units outstanding: Mr. Havner: 238,979 AO LTIP Units, of which 234,135 were fully vested and exercisable; Ms. Gustavson: 27,266 AO LTIP Units, of which 22,422 were fully vested and exercisable; Ms. Hawthorne: 12,983 AO LTIP Units, of which 9,806 were fully vested and

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Corporate Governance

exercisable; Mr. Mitra: 30,710 options, of which 25,866 were fully vested and exercisable; Ms. Owen: 32,430 AO LTIP Units, of which 27,586 were fully vested and exercisable; Mr. Petherbridge: 10,022 AO LTIP Units, of which none were fully vested and exercisable; Ms. Pipes: 37,594 AO LTIP Units, of which 32,750 were fully vested and exercisable; Mr. Poladian: 47,918 AO LTIP Units, of which 43,074 were fully vested and exercisable; Mr. Reyes: 259,634 AO LTIP Units, of which 254,790 were fully vested and exercisable; Mr. Shaukat: 40,868 AO LTIP Units, of which 36,024 were fully vested and exercisable; Mr. Spogli: 47,918 AO LTIP Units, of which 43,074 were fully vested and exercisable; and Mr. Williams: 37,594 AO LTIP Units, of which 32,750 were fully vested and exercisable.
(3)
Pursuant to the Company’s Trustee Deferral Program, each of Messrs. Havner, Petherbridge, and Spogli elected to receive all of his 2025 Board fees in fully vested LTIP Units, Mr. Mitra elected to receive all of his 2025 Board fees in unrestricted common shares, Mr. Reyes elected to receive all of his 2025 Board fees in DSUs, and Mr. Williams elected to receive 55% of his 2025 Board fees in DSUs, in each case as follows: Mr. Havner: 1,304 LTIP Units; Mr. Petherbridge: 208 LTIP Units; Mr. Spogli: 600 LTIP Units; Mr. Mitra: 467 common shares; Mr. Reyes: 467 DSUs; and Mr. Williams: 282 DSUs. Additionally, each of Mr. Havner and Mr. Spogli elected to receive the dividend equivalents paid on his DSUs originally granted in 2024 in additional DSUs and received 17.22 and 24.27 DSUs, respectively, in 2025. Each DSU represents the right to receive one common share. The DSUs will be settled in unrestricted common shares as follows: for each of Messrs. Havner, Reyes, and Williams, in a lump sum upon his separation from service as a trustee and for Mr. Spogli, in a lump sum on January 1 of the calendar year following his separation from service as a trustee, or, in each case, in a lump sum upon the trustee’s earlier death or disability or upon a change of control of the Company. The number of LTIP Units, common shares, or DSUs, as applicable, granted represents the quotient of the dollar amount of that portion of the cash retainers earned for each quarter elected by the trustee to be paid in fully vested LTIP Units, unrestricted common shares, or DSUs divided by the Company’s closing stock price on the grant date, rounded up to the nearest whole share.
(4)
Mr. Petherbridge’s Board service began on July 30, 2025 and, accordingly, he was awarded the one-time onboarding award.
(5)
Given his position as an executive officer of the Company, Mr. Russell did not receive any compensation for his service as a trustee in 2025.

40 | Public Storage | 2026 Proxy Statement

Proposal 2:

Advisory Vote to Approve

Executive Compensation

Approve, on an advisory basis, the compensation paid to the Company’s NEOs as discussed and disclosed in the CD&A, the compensation tables, and any related material contained in this proxy statement.
RECOMMENDATION: Vote FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs

Public Storage | 2026 Proxy Statement | 41

Proposal 2: Approve Executive Compensation

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the Exchange Act), we provide our shareholders the opportunity to vote on the compensation program for our NEOs through a nonbinding annual advisory vote (Say-on-Pay proposal). Although the vote on the Say-on-Pay proposal is advisory and nonbinding, the CHC Committee values the opinions of our shareholders and will continue to consider the outcome of the vote and other sources of shareholder feedback when making future compensation decisions.

As described more fully in the following CD&A, we believe our compensation program for NEOs helped Public Storage deliver strong performance in 2025, despite the market volatility and economic uncertainty experienced through the year.

We ask our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders of Public Storage approve, on an advisory basis, the compensation paid to Public Storage’s Named Executive Officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion that accompanies the compensation tables.”

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast is necessary for the approval, on an advisory basis, of the compensation of our NEOs. For purposes of the vote on this proposal, abstentions and broker non-votes will not affect the vote.

The Board recommends a vote FOR approval

of our executive compensation

as described in this proxy statement.

42 | Public Storage | 2026 Proxy Statement

Proposal 2: Approve Executive Compensation

OUR NAMED EXECUTIVE OFFICERS

The following executive officers were NEOs in 2025:

Joseph D. Russell, Jr. President and Chief Executive Officer Age: 66

Mr. Russell has served as our President since July 2016, when he joined the Company, and as our Chief Executive Officer and a trustee since January 2019. Mr. Russell will retire from these positions effective March 31, 2026. Previously, Mr. Russell was President and Chief Executive Officer of PS Business Parks (previously listed on the NYSE) from August 2002 until July 2016. Mr. Russell served on the Board of Directors of PS Business Parks from August 2003 until its sale in July 2022. Before joining PS Business Parks, Mr. Russell was employed by Spieker Properties, Inc. (previously listed on the NYSE).

H. Thomas Boyle Chief Executive Officer (effective April 1, 2026) Age:43	Please see Mr. Boyle’s biography in the section entitled “Proposal 1: Election of Trustees” in this proxy statement on page 19.

Natalia N. Johnson President, Chief Digital & Transformation Officer Age: 48

Ms. Johnson has served as our President, Chief Digital & Transformation Officer since February 16, 2026. She served as our Senior Vice President, Chief Administrative Officer from August 2020 to February 2026. Previously, Ms. Johnson was Senior Vice President, Chief Human Resources Officer, from April 2018, and prior to that was Senior Vice President of Human Resources, a position she held since joining the Company in July 2016. Prior to joining Public Storage, Ms. Johnson held a variety of senior management positions at Bank of America, including Chief Operating Officer for Mortgage Technology and Human Resources Executive for the Mortgage Business, and worked for Coca-Cola Andina and San Cristóbal Insurance. Ms. Johnson has served as a director of WillScot Mobile Mini Holdings Corp. since August 2023 and is a member of the Audit committee and Chair of the Compensation committee.

Chris C. Sambar President, Chief Operating Officer Age: 52

Mr. Sambar has served as our Chief Operating Officer since October 14, 2024. He was promoted from Senior Vice President to President effective February 16, 2026. Prior to joining the Company, Mr. Sambar held various roles of increasing responsibility at AT&T Communications since 2002, most recently as President, AT&T Network from August 2022 to October 2024 and as Executive Vice President, AT&T Network from September 2019 to August 2022. Mr. Sambar served as a director of AST SpaceMobile, Inc. (NASDAQ: ASTS) from June 2024 to January 2025.

Nathaniel A. Vitan Chief Legal Officer and Corporate Secretary Age: 52

Mr. Vitan has served as our Chief Legal Officer and Corporate Secretary since April 20, 2019. Previously, Mr. Vitan was Vice President and Chief Counsel—Litigation & Operations from June 2016, when he joined the Company, until April 2019. Prior to joining Public Storage, he was Assistant General Counsel for Altria Client Services LLC from 2008 to 2016, and before then was a Trial and Appellate Practice attorney at Latham & Watkins LLP.

Public Storage | 2026 Proxy Statement | 43

Highest
Direct
operating
margin
among self-storage
REITs

Record
ΝΟΙ(1)
of $3.5 billion

Record Revenues
of $4.8 billion

193%
Growth
in third-party
management
platform since
2022

75%
Digital
customer
rentals

31%
Increase
in portfolio
square feet
since 2019

100%
Locations with
customer
driven demand
staffing

Highest
Return on
Assets
among self-storage
REITs

U.S.
Self-Storage
Sustainability
Leader
2025 GRESB Real
Estate Benchmark

$16.97
Highest Core
FFO per
Share(1)
among self-storage
REITs

Proposal 2: Approve Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A provides a detailed description of our executive compensation philosophy and program and the factors we believe shareholders should consider in evaluating our Say-on-Pay proposal.

OVERVIEW OF COMPENSATION PHILOSOPHY AND PRACTICES

Record and Strategy-Focused Performance Through Year of Stabilization While Further Positioning the Company for Sustainable Growth

We achieved record Company performance in 2025. We realized record revenues and led our public self-storage peers on other key metrics, including NOI and Core FFO per share. We executed the initial phase of our corporate transformation initiative, positioning for the Company for the launch of PS4.0 in February 2026. Although the acquisitions market remained challenged, our growth-oriented balance sheet allowed us to opportunistically execute on a number of acquisitions, and our best-in-class development program delivered 2.1 million square feet while maintaining a robust pipeline of projects. As we embark upon PS4.0, we are well positioned to unlock additional opportunities for growth and value creation in 2026 and beyond.

Highlights from our record performance include:

(1)
NOI and Core FFO per share are non-GAAP measures. Refer to pages 26-32, 45, and F-33 to F-34 of our 2025 Annual Report on Form 10-K filed on February 12, 2026 for information regarding these metrics, including reconciliations to the corresponding GAAP metrics.

44 | Public Storage | 2026 Proxy Statement

Proposal 2: Approve Executive Compensation

The Company strengthened its leadership position among self-storage REITs through continued income generation and margin out-performance, reflecting our tangible competitive advantages and unique operating model transformation. Below are various 2025 performance highlights for Public Storage as compared to the self-storage REITs (Extra Space Storage Inc. (NYSE: EXR), CubeSmart (NYSE: CUBE), National Storage Affiliates (NYSE: NSA), and SmartStop Self Storage REIT, Inc. (NYSE: SMA)):

Direct NOI Per Available Square Foot*
2025
$16.79
$13.76
$15.23
$9.54
$11.98
Public Storage
Extra Space
CubeSmart
NSA
SmartStop

Direct Operating Margin*
2025
78.2%
71.2%
71.1%
69.4%
66.9%
Public Storage
Extra Space
CubeSmart
NSA
SmartStop

* Same-store metrics per Company disclosures.

Notwithstanding a soft acquisitions market, we continued to enhance our portfolio through strategic acquisitions, development, and redevelopment of self-storage properties. In 2025, we added 8.2 million square feet to our portfolio at a cost of $1.4 billion.

We also maintained our focus on organic growth, technology and the digital customer experience, transforming our operating model, and the success of our colleagues:

Organic Growth Powered by Innovation

▪
Achieved leading same store performance through a stabilizing environment, including:
▪
92.0% average occupancy
▪
$22.55 average rent per occupied square foot
▪
Implemented customer driven demand staffing at 100% of locations
▪
Online, contactless eRental® lease accounted for approximately 75% of move-ins versus 30%, on average, for the online leases of our self-storage REIT peers
▪
Maintained the largest self-service kiosk platform in the industry, with 350 kiosks in place at year end
▪
Our Public Storage App, which provides customers with convenient phone-based digital gate access, bill payment, and account management capabilities, has been downloaded nearly 8 million times and received a 4.6 out of 5.0 rating in the Apple App Store versus a 3.3 rating, on average, for the less comprehensive apps of our public self-storage REIT peers
▪
Achieved average of 4.7 out of 5.0 stars from customers in Google Reviews
▪
Realized tenant insurance revenue of more than $250 million

Public Storage | 2026 Proxy Statement | 45

Proposal 2: Approve Executive Compensation

Multi-Factor Acceleration of Portfolio Growth

▪
Acquired 87 properties, adding 6.1 million square feet to our portfolio at a total cost of $945.6 million
▪
Delivered 20 developed and redeveloped properties at a total cost of $408.9 million—adding 2.1 million square feet to our portfolio—through the only in-house development program among self-storage REITs
▪
Maintained a development pipeline comprising 3.5 million square feet at a total cost of $609.9 million for future growth and value creation
▪
Added 73 properties to our third-party management platform in 2025; this platform has grown 193% since 2022

Our Growth-Oriented Balance Sheet

▪
Issued $875 million of dollar-denominated senior notes and €425 million of euro-denominated senior notes to refinance our capital stack and fund portfolio growth
▪
Maintained a growth-oriented balance sheet—one of the strongest in the REIT industry—at 4.2x net debt plus preferred to trailing twelve month EBTIDA
▪
One of only two U.S. REITs to achieve Moody’s A2 and S&P A credit ratings

Our People

▪
Recognized as a Great Place to Work® for a fourth consecutive year
▪
Reduced voluntary property level turnover by 680 basis points, or 14.7%, from 2024
▪
Maintained a diverse workforce comprising approximately 61% females and 51% people of color
▪
Continued our focus on leadership development opportunities, holding development workshops for our corporate leaders on enhancing communication, strategic thinking, and adaptability, with a focus on boosting engagement and retention to drive long-term success. Graduated additional leaders in our District Manager-in-Training program, providing a career path from property manager to district manager
▪
Continued our employee-driven Community Connects™ charitable giving program

46 | Public Storage | 2026 Proxy Statement

Proposal 2: Approve Executive Compensation

Our Compensation Philosophy and Practices Align Executive Pay with Performance and Long-Term Value-Creation

The Board and the CHC Committee believe that it is critical to Public Storage’s long-term success to:

▪
attract and retain exceptional executives in a competitive labor market;
▪
put a substantial portion of each executive’s compensation “at risk” and drive long-term performance that exceeds peers and provides outsized pay for exceptional performance;
▪
create the proper incentives that encourage executive share ownership;
▪
tie a significant portion of executive compensation to the Company’s achievement of pre-established performance criteria that encourage profitable growth and increase shareholder value; and
▪
provide a total compensation package that is competitive and appropriate to each executive’s experience, responsibilities, and performance.

The following key features of our compensation program reflect our philosophy:

What We Do		What We Don’t Do

☑	Substantial portion of our NEOs’ compensation is “at risk”	☒	No employment, “golden parachute,” or severance agreements with our NEOs
☑	High percentage of executive compensation in equity	☒	No guaranteed bonus or salary increase arrangements with our NEOs except for new hires
☑	Outsized pay for exceptional performance and lower pay for underperformance	☒	No excessive perquisites
☑	Long equity vesting periods promote retention and align pay with long-term value creation	☒	No repricing of stock options
☑	Robust security ownership guidelines and strong clawback provisions	☒	No tax gross ups
☑	80% of long-term equity compensation subject to multi-year relative performance	☒	No supplemental retirement plans
☑	Double-trigger for accelerated vesting of equity upon a change in control	☒	No hedging against price fluctuations in the Company’s securities
☑	Promotion / new hire AO LTIP Unit grants subject to significant premium strike prices and eight year vesting, with no vesting until year six

Public Storage | 2026 Proxy Statement | 47

Proposal 2: Approve Executive Compensation

Our Compensation Process is Disciplined, Balanced, and Responsive to Our Shareholders

The CHC Committee determines our compensation philosophy and makes all final compensation decisions for our CEO and other NEOs. It has the authority to select, retain, and terminate advisors and other experts (including independent compensation consultants) as it deems appropriate, and in 2025 it retained Ferguson Partners Consulting (Ferguson) to assist with the design of our compensation program.

Our annual compensation process for NEOs includes the following features:

1	The Board annually reviews the Company’s strategy and business plans

2	The Board and the CHC Committee discuss and establish Company and individual performance goals consistent with the Company’s strategy and business plans

3	The CHC Committee periodically reviews Company and NEO performance, consulting with the Board and our CEO as appropriate (and as detailed below)

4

At year end, the CHC Committee solicits the views of the Board on the performance of all our NEOs. In addition, our CEO shares his assessment of the other NEOs’ performance against their goals and his recommendation on compensation for the CHC Committee’s consideration

The factors the CHC Committee considers in making all final compensation decisions for our NEOs include:

Company Performance, Strategic Execution, and Individual Performance. The CHC Committee considers the Company’s annual and long-term financial performance in light of operating conditions; management’s execution against the Company’s strategic plan and their goals, with a focus on management’s contributions to long-term value creation; and established priorities and goals.

Board and CEO Views. The CHC Committee solicits the views of the Board on performance of all NEOs, particularly for our CEO.

The CHC Committee also solicits our CEO’s views on (1) compensation of the other NEOs and (2) Company-wide compensation matters. The CHC Committee, at its discretion, may also solicit the views of other members of the management team, including our Chief Digital & Transformation Officer. Our CEO does not vote on items before the CHC Committee and is not present during the CHC Committee’s discussion and determination of his compensation. The CHC Committee sets the CEO’s base salary, bonus, and equity compensation using its independent judgment and analysis.

Appropriate Pay Mix and Use of Deferred Compensation Subject to Lengthy Vesting Periods. The CHC Committee considers what mix of cash and equity compensation attracts and retains exceptional talent and properly incentivizes management to focus on the creation of long-term value without excessive risk-taking. In this regard, the CHC Committee believes that emphasizing the use

48 | Public Storage | 2026 Proxy Statement

Proposal 2: Approve Executive Compensation

of equity compensation (primarily in the form of performance-based RSUs and performance-based stock options or, at the option of each executive, performance-based LTIP Units and performance-based AO LTIP Units, respectively) with long vesting periods (typically five years from the grant date in order to realize the full value of an earned award) is a highly effective way of incentivizing our executives to remain with the Company and focus on long-term value creation. Through the use of long vesting periods, we link our NEOs’ realized compensation to our long-term stock performance.

Shareholder Engagement and Feedback. We believe in maintaining an ongoing dialogue with our shareholders and seek their feedback on a wide range of issues, including our compensation practices. Since 2020, we have enhanced our compensation practices to increase the transparency of our disclosures and further link pay to performance, including relative and long-term performance.

Every year we provide our shareholders the opportunity to vote on an advisory basis on our NEO compensation, and we consider this to be one measure of shareholder support for our compensation program. Our Say-on-Pay proposal received over 94.7% support in 2025, which we believe reflects shareholder support for ongoing improvements we have made to our executive compensation programs over the last several years.

94.7%
Say-on-Pay Proposal Support in 2025

Higher than 24 (83%) of S&P 500 REITs	3rd Highest Level of Support Among Peer Group

462 Basis Points Higher than the S&P 500 REIT Average of 90.1%	614 Basis Points Higher than the Average of the Peer Group

The CHC Committee is committed to continuing to strengthen the alignment of our executive compensation programs with the Company’s strategy and focus on long-term value creation.

Compensation Surveys and Other Market Data. Each component of compensation we pay to our NEOs—salary, annual cash incentive, and equity—is based on the CHC Committee’s assessment of each individual’s job scope and responsibilities and consideration of market compensation. In balancing these and other considerations, including the feedback of our shareholders, the CHC Committee uses comparison data from various companies to guide in its review and determination of the various components of our executive compensation plans, including total target compensation and the appropriate mix of cash and equity compensation. The CHC Committee uses market compensation information to:

▪
understand how other public companies design executive compensation plans to align executive pay with long-term value creation; and
▪
assist the Company in offering competitive compensation levels to attract and retain exceptional executives in the diverse industry sectors within which we compete for executive talent.

Public Storage | 2026 Proxy Statement | 49

Proposal 2: Approve Executive Compensation

Market data is part of the diverse toolkit the CHC Committee uses to set fair and competitive compensation levels that help drive the creation of long-term value while mitigating undue risk-taking and attracting and retaining top talent.

The CHC Committee has the sole authority to engage and terminate any compensation consultant to assist in the evaluation of trustee or executive compensation, and has the sole authority to approve the fees (up to $50,000) and other terms of retention of such compensation consultants.

In 2025, the CHC Committee engaged Ferguson as its independent compensation consultant to assist with its review of compensation for the senior management team. Ferguson advised the CHC Committee on a variety of subjects, including peer group benchmarking, compensation plan design and trends, pay-for-performance analytics, and other compensation topics. While Ferguson provided data and analyses and made recommendations for the compensation program, the CHC Committee made all decisions regarding the compensation of the NEOs.

The CHC Committee annually reviews the composition of our peer group to ensure that each company’s relevant attributes remain comparable to ours. We are one of the largest REITs, ranking ninth among U.S. REITs based on total capitalization and eighth based on equity market capitalization as of December 31, 2025. The CHC Committee believes it is appropriate to focus on companies within the real estate sector, including REITs, as well as other respected companies from other industries with similarly large market capitalization and asset, operational, and employee footprints. These are representative companies that face many of the same strategic and operational considerations we do and against which we compete for executive talent:

Peer Group Composition

Rationale for Inclusion	Companies Included

S&P 500 Self-Storage REITs (1 company)	Extra Space

Non-S&P 500 Self-Storage REITs (1 company)	CubeSmart

S&P 500 Equity REITs with at least 1,000 employees (12 companies)	American Tower, AvalonBay, Crown Castle, Digital Realty, Equinix, Equity Residential, Invitation Homes, Mid-America Apartment Communities, SBA Communications, Simon Property, Sun Communities, UDR

Other S&P 500 Equity REITs (3 companies)	Realty Income, Ventas, Welltower

Non-REITs with relevant asset, operational, and employee footprints (4 companies)	Phillips 66, Ross Stores, Valero Energy, Yum Brands

Peer Group Comprising 21 Companies

50 | Public Storage | 2026 Proxy Statement

Proposal 2: Approve Executive Compensation

For 2025, our peer group comprised the following companies:

Company	Industry	Total Capitalization ($MM)

Welltower Inc. (NYSE: WELL)	Health Care	$139,305

American Tower Corporation (NYSE: AMT)	Communications	$133,538

Simon Property Group, Inc. (NYSE: SPG)	Regional Mall	$100,350

Equinix, Inc. (Nasdaq: EQIX)	Data Center	$98,005

Realty Income Corporation (NYSE: O)	Single Tenant Retail	$82,665

Digital Realty Trust, Inc. (NYSE: DLR)	Data Center	$74,866

Phillips 66 (NYSE: PSX)*	Oil and Gas	$73,063

Crown Castle Inc. (NYSE: CCI)	Communications	$68,663

Public Storage (NYSE: PSA)	Self-Storage	$60,362

Ross Stores, Inc. (Nasdaq: ROST)*	Apparel Retail	$59,393

Valero Energy Corporation (NYSE: VLO)*	Oil and Gas	$58,462

Yum! Brands, Inc. (NYSE: YUM)*	Restaurants	$53,442

Ventas, Inc. (NYSE: VTR)	Health Care	$50,403
		1

Extra Space Storage Inc. (NYSE: EXR)	Self-Storage	$42,925

SBA Communications Corporation (Nasdaq: SBAC)	Communications	$35,836

AvalonBay Communities, Inc. (NYSE: AVB)	Multifamily	$35,115

Equity Residential (NYSE: EQR)	Multifamily	$32,901

Invitation Homes Inc. (NYSE: INVH)	Single Family	$25,461

Mid-America Apartment Communities, Inc. (NYSE: MAA)	Multifamily	$22,153

Sun Communities, Inc. (NYSE: SUI)	Manufactured Homes	$20,259

UDR, Inc. (NYSE: UDR)	Multifamily	$18,982

CubeSmart (NYSE: CUBE)	Self-Storage	$11,774

Source: S&P Capital IQ, year to date as of December 31, 2025. Phillips 66, Ross Stores, Inc., Valero Energy Corporation, and Yum! Brands, Inc. reflect Total Enterprise Value as of December 31, 2025.

* Denotes peers outside of the real estate sector with relevant asset, operational, and employee footprints.

The CHC Committee evaluates our peer group annually and may make adjustments or refinements to this peer group based on new or changed circumstances, including the relevant size or operations of our peers relative to ours. In November 2024, the CHC Committee determined to continue to use the peer group adopted in 2023.

OUR 2025 NEO COMPENSATION PROGRAM

The CHC Committee designed the 2025 compensation program to be consistent with our pay-for-performance philosophy. Given the strong support expressed by shareholders for the 2024 compensation program, the CHC Committee retained the design of this program. The following are the key components of the Company’s 2025 compensation program. The CHC Committee’s ultimate 2025 performance awards are described in the section that follows.

Public Storage | 2026 Proxy Statement | 51

Proposal 2: Approve Executive Compensation

Incentivizing and Rewarding Performance Through At-Risk Pay

Our executive compensation design is simple, effective, and links pay to performance and the creation of long-term value. We pay our NEOs a mix of cash and equity, the substantial majority of which is “at risk” and tied to achieving performance objectives set by the CHC Committee in light of the Company’s long-term strategy and the current business environment. We promote responsible growth and risk management and align the interests of our executives with the interests of our shareholders by using performance-based equity awards that are subject to long, above-market vesting periods as the predominant form of compensation. The main elements of our 2025 executive compensation program are summarized as follows:

Compensation Type		Pay Element	Primary Objectives

Fixed Pay	Cash Compensation	Base Salary	▪ The only fixed element of compensation – provides stable income and compensation for day-to-day responsibilities ▪ Helps attract and retain exceptional talent

At-Risk Pay		Annual Performance-Based Cash Incentive Program	▪ Aligns compensation with successful execution of business strategy

	Equity Compensation	Multi-Year Performance-Based Stock Options / AO LTIP Units and RSUs / LTIP Units
▪
Drives sustainable performance through achievement of predetermined financial and other goals
▪
Aligns the interests of executives with those of shareholders
▪
Helps retain executive talent through extended vesting schedule (5 years)

52 | Public Storage | 2026 Proxy Statement

Proposal 2: Approve Executive Compensation

2025 At-Risk Compensation of Our NEOs

We believe that paying a significantly larger percentage of total compensation to our NEOs in at-risk cash and equity incentive awards advances our pay-for-performance compensation philosophy.

The following charts depict for Mr. Russell, our CEO during 2025, and for all of our NEOs together, the split between (i) compensation, the ultimate value of which is at risk, including (a) multi-year time-based stock options /AO LTIP Units, and (b) compensation tied to the achievement of performance goals, consisting of performance-based stock options / AO LTIP Units, performance-based RSUs / LTIP Units, and annual cash incentive awards, and (ii) compensation with a fixed value, consisting of base salary. The amounts below reflect the target value of performance-based stock options / AO LTIP Units, performance-based RSUs / LTIP Units, and annual cash incentive awards as granted in 2025.

2025 CEO Compensation	2025 NEO Compensation

CASH COMPENSATION

Base Salaries. Consistent with the CHC Committee’s philosophy that executive compensation should be more heavily weighted towards performance-based, at-risk compensation, the CHC Committee set the following base salaries for our NEOs, which comprise a small percentage of each NEO’s potential compensation when compared to performance-based, at-risk compensation:

Executive	2025 Base Salary

Joseph D. Russell, Jr.	$1,000,000
H. Thomas Boyle	$725,000
Natalia N. Johnson	$625,000
Chris C. Sambar	$800,000
Nathaniel A. Vitan	$425,000

The salaries above reflect increases as compared to 2024 for Mr. Boyle and Ms. Johnson approved by the CHC Committee in light of their performance, increased roles and responsibilities, and market benchmarking.

Public Storage | 2026 Proxy Statement | 53

Proposal 2: Approve Executive Compensation

2025 Annual Cash Incentive Program. Similar to prior years, the CHC Committee structured the 2025 annual cash incentive program to be based both on financial performance metrics and the Company’s achievement of strategic management goals. For the financial performance metrics, the CHC Committee chose growth in Core FFO, as used in 2024, and NAV growth, a new metric for 2025. The CHC Committee weighted the Core FFO growth metric at 60% for 2025, the NAV growth metric at 10% for 2025, and the achievement of predefined strategic management goals metric at 30% for 2025 (decreased from 40% for 2024) to further align the compensation of our NEOs with the Company’s overall financial performance.

2025 Annual Cash Incentive Program

Company Metrics				Individual Metrics

60% Core FFO Growth Goals	+	10% NAV Growth Goals	+	30% Strategic Management Goals

The CHC Committee selected growth in Core FFO as a Company performance metric because Core FFO, a widely-accepted measure of a REIT’s earnings, is a strong indicator of management’s operational effectiveness and a foundational metric for measuring the Company’s execution of its long-term strategy.

Core FFO for these purposes was defined as the Company’s funds from operations excluding the impact of (i) foreign currency exchange gains and losses, (ii) charges related to the redemption of preferred securities, and (iii) certain other non-cash and/or nonrecurring income or expense items primarily representing the impact of corporate transformation costs, loss contingencies, due diligence costs incurred in pursuit of strategic transactions, realized or unrealized gain or loss on private equity investments, income tax benefits from the sale of solar tax credits, and amortization of acquired non real estate-related intangibles.

The CHC Committee approved the following 2025 Core FFO growth performance targets and award levels:

Core FFO Growth Achieved	Award (as a Percentage of Target)

<-2%	25%
-2% – <-1%	50%
-1% – <0%	75%
0% – <1%	85%
1% – <2%	100%
2% – <3%	115%
3% – 4%	130%
>4%	150%

In addition to Core FFO growth, the CHC Committee selected growth in NAV as an additional Company performance metric for 2025 because NAV is a widely-recognized indicator of a REIT’s

54 | Public Storage | 2026 Proxy Statement

Proposal 2: Approve Executive Compensation

intrinsic value and financial strength. NAV growth reflects the Company’s ability to create value for shareholders through effective asset management, disciplined capital allocation, and strategic investment decisions. By including NAV growth as a performance metric, the CHC Committee aims to further align management’s interests with those of shareholders.

NAV for these purposes was defined as the total market value of the Company’s assets, assuming a 5% cap rate, net of the Company’s total liabilities.

The CHC Committee approved the following 2025 NAV growth performance targets and award levels:

NAV Growth Achieved	Award (as a Percentage of Target)

<0%	0%
0% – <1%	75%
1% – <2%	85%
2% – <3%	100%
3% – <4%	115%
4% – 5%	130%
>5%	150%

In setting the Core FFO and NAV growth targets for 2025, the CHC Committee considered a number of factors, including the Company’s 2025 strategy and financial forecasts, including expectations for the general economic and interest rate environments throughout the year, and existing competitive conditions. Based on these factors, the CHC Committee determined that a threshold of -2% and a target level of 1% to 2% growth for Core FFO and a threshold of 0% and a target level of 2% to 3% growth for NAV would be appropriately challenging for the Company to achieve and would result in the delivery of substantial shareholder value.

The CHC Committee also continued to utilize a strategic management goals component to the annual cash incentive program, amounting to 30% of each targeted award. The CHC Committee assigned each executive a series of specific goals—including goals tied to specific business performance metrics and key results—customized to his or her responsible functional area and linked to the Company’s strategic objectives for 2025. The CHC Committee believes this component emphasizes the importance of the contributions of the executive team as a group to the successful execution of the Company’s strategic plan.

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The Company’s strategic objectives for 2025 included the following:

2025 Strategic Objectives

Deliver Strong Shareholder Returns	Leverage Data Science Modeling to Drive Superior Operating Performance	Enhance the Customer Experience and the Strength of the Public Storage® Brand

Increase Capital Allocation Through Development, Acquisitions, and M&A	Execute Corporate Transformation Initiatives to Enhance Digitization, Optimize the Corporate Function, and Position the Company for Further Growth	Improve Employee Engagement and Retention Statistics

Enhance Operational Excellence to Drive Revenue While Decreasing Costs	Grow the Company’s Ancillary Operations, Including Tenant Reinsurance	Enhance the Company’s Enterprise Risk Management Program and Corporate Governance Practices and Advance the Company’s Sustainability Profile

Each strategic objective includes goals tied to specific business performance and key results.

The following table sets forth the 2025 target cash incentive awards for each of our NEOs:

Executive	2025 Target Cash Incentive Award

Joseph D. Russell, Jr.	$2,000,000
H. Thomas Boyle	$1,100,000
Natalia N. Johnson	$825,000
Chris C. Sambar	$1,000,000
Nathaniel A. Vitan	$425,000

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AT-RISK EQUITY COMPENSATION

In February 2025, the CHC Committee approved the 2025 equity award program for NEOs. The key elements of our 2025 equity compensation program were as follows:

2025 Equity Award Program

Time-Based	Performance-Based

20% Stock Options / AO LTIP Units	20% Stock Options / AO LTIP Units	60% Restricted Share Units / LTIP Units

Vest ratably over the five years following the grant date

Contingent upon a three-year performance period based entirely on relative TSR performance:

▪
70% of these awards are based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Equity REITs in the S&P 500, excluding office and mall REITs
▪
30% of these awards are based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Company’s direct self-storage peers

Following completion of the performance period, 60% of earned awards will vest upon certification by the CHC Committee and the remaining 40% will vest in equal annual installments over the following two years

Option to Elect Interests in the Operating Partnership. The CHC Committee provides the NEOs the option to elect to receive AO LTIP Unit awards and/or LTIP Unit awards in lieu of traditional stock option and RSU awards, respectively. LTIP Units are structured as “profits interests” for U.S. federal income tax purposes. As profits interests, LTIP Units only have value, other than with respect to the right to receive distributions, if the value of the assets of the Operating Partnership increases between the time of issuance of LTIP Units and the date of a book-up event for partnership tax purposes. At the time of a book-up event, asset gains are allocated to all outstanding units as provided under the Operating Partnership’s partnership agreement. Once LTIP Units have been allocated value equivalent to the common units of the Operating Partnership, the LTIP Units may be converted, subject to the satisfaction of all applicable vesting conditions, on a one-for-one basis into Operating Partnership common units, which are exchangeable by the holder for cash or, at the Company’s election, on a one-for-one basis into Company common shares. AO LTIP Units may be converted into LTIP Units at an implied purchase price comparable to an option exercise price. As a result, the conversion ratio from AO LTIP Units to LTIP Units will always be less than one-to-one.

Multi-Year Time-Based Stock Options / AO LTIP Units. For 2025, the CHC Committee granted each of our NEOs 20% of their total target dollar value of equity awards in the form of time-based stock options or, at the option of each NEO, time-based AO LTIP Units. For 2025, each NEO elected to receive AO LTIP Units. These awards vest ratably over the five years following the grant date.

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The following table sets forth the 2025 target time-based AO LTIP Unit awards granted to our NEOs:

	2025 Time-Based Option / AO LTIP Unit Award (Five-Year Vesting Period)
NEO	Value(1)	Number
Joseph D. Russell, Jr.	$1,410,000	22,908
H. Thomas Boyle	$850,000	13,810
Natalia N. Johnson	$635,000	10,317
Chris C. Sambar	$600,000	9,748
Nathaniel A. Vitan	$324,000	5,264

(1) The values reflect the grant date dollar value of awards the CHC Committee approved in February 2025. In accordance with this approval, the approved dollar value of time-based options / AO LTIP Units was converted into a number of options using a Black-Scholes model.

Multi-Year Performance-Based Equity Awards. For the remaining 80% of each of our NEOs’ 2025 equity awards, the CHC Committee granted a combination of multi-year performance-based options (constituting 20%) and multi-year performance-based RSUs (constituting 60%) or, at the option of each NEO, multi-year performance-based AO LTIP Units and multi-year performance-based LTIP Units, respectively. For 2025, each NEO elected to receive AO LTIP Units and LTIP Units.

All awards are subject to a three-year (March 5, 2025 to March 4, 2028) performance period and are based entirely on the Company’s total shareholder return from share price appreciation and dividends (TSR) over the performance period relative to the TSR of the self-storage peers and of the S&P 500 Equity REITs, excluding office and mall REITs.

For each award (options / AO LTIP Units and RSUs / LTIP Units), the CHC Committee weighted the award 70% based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Equity REITs in the S&P 500, excluding office and mall REITs, and 30% based on the Company’s TSR over the performance period as compared to the weighted average TSR of the Company’s direct self-storage peers (currently, Extra Space, CubeSmart, National Storage, and SmartStop). Each award is subject to a minimum performance threshold below which no award would ultimately be earned. The approved performance targets and award levels are as follows:

Three-Year Performance Period		Three-Year Performance Period
70% TSR vs. S&P 500 Equity REITs (excluding office and malls) Weighted Average	Award (as a Percentage of Target)	30% TSR vs. Self-Storage Peers (EXR, CUBE, NSA, SMA) Weighted Average	Award (as a Percentage of Target)
<60%	0%	<80%	0%
60% – <80%	25%	80% – <90%	25%
80% – <100%	75%	90% – <100%	75%
100% – <120%	100%	100% – <106%	100%
120% – <140%	125%	106% – <116%	125%
140% – 160%	150%	116% – 125%	150%
>160%	200%	>125%	200%

In setting these relative TSR performance levels, the CHC Committee considered the Company’s historical relative TSR performance as compared to both the S&P 500 Equity REITs, excluding office and malls, and the self-storage peers. The CHC Committee determined that, for the S&P 500

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Equity REITs, a threshold of 60% relative TSR performance and a target level of 100% to 120% would be appropriately challenging for the Company to achieve given broader performance variability across this group, and, for the direct self-storage peers, a threshold of 80% relative TSR performance and a target level of 100% to 106% would be appropriately challenging for the Company to achieve given the Company’s historical TSR out-performance compared to this group. Additionally, given the limited number of self-storage peers and the potential impact of consolidation among the peers, the CHC Committee designated that an additional one-quarter of the 30% weighting will transition to the S&P 500 Equity REITs upon the acquisition of a self-storage peer. The CHC Committee believes that these performance awards would result in strong alignment between the interests of our NEOs and our shareholders’ recognition of value over the long term.

The following table sets forth the 2025 target performance-based option / AO LTIP Unit and performance-based RSU / LTIP Unit awards granted to our NEOs:

	2025 Target Option / AO LTIP Unit Award (Five-Year Vesting Period)		2025 Target RSU / LTIP Unit Award (Five-Year Vesting Period)
NEO	Target Value(1)	Target Number	Target Value(1)	Target Number
Joseph D. Russell, Jr.	$1,410,000	22,665	$4,230,000	13,588
H. Thomas Boyle	$850,000	13,663	$2,550,000	8,191
Natalia N. Johnson	$635,000	10,207	$1,905,000	6,119
Chris C. Sambar	$600,000	9,645	$1,800,000	5,782
Nathaniel A. Vitan	$324,000	5,208	$972,000	3,122

(1) The target values reflect the dollar value of awards the CHC Committee approved in February 2025. In accordance with this approval, the approved dollar value of performance-based options / AO LTIP Units was converted into a target number of options / AO LTIP Units using a Black-Scholes model and the approved dollar value of performance-based RSUs / LTIP Units was converted into a target number of RSUs / LTIP Units using the closing price of the Company’s common shares on the grant date. The approved dollar values shown here differ from the grant date fair values reported in the Summary Compensation Table, which were calculated in accordance with FASB ASC Topic 718 using a Monte Carlo simulation that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period and will fluctuate in value throughout the performance period depending upon the Company’s relative performance.

To further align this component of NEO compensation with long-term shareholder value creation, the CHC Committee again implemented an extended vesting period for any awards that are earned upon satisfaction of the performance metrics. Three-fifths of any multi-year performance-based option / AO LTIP Unit or RSU / LTIP Unit award will vest upon achievement of the performance targets at the conclusion of the three-year performance period, with the remaining vesting ratably over the next two years.

2025 EARNED INCENTIVE COMPENSATION

The following is a summary of the incentive compensation earned by our NEOs for 2025. The CHC Committee believes that these awards reasonably reward our NEOs for exemplary performance through a challenging macroeconomic environment, appropriately recognize management’s contributions to the successes the Company achieved in 2025, and are consistent with the Company’s pay-for-performance compensation philosophy.

2025 Annual Cash Incentives. As described above, the 2025 annual cash incentive program was based 60% on achievement of Core FFO growth targets, 10% on achievement of NAV growth targets, and 30% on achievement of predetermined strategic management goals.

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With respect to the Core FFO growth metric, in 2025 the Company achieved year-over-year Core FFO growth of 1.8%, consistent with the Company’s budget. As a result of Core FFO growth being on budget, the CHC Committee approved the 2025 annual cash incentive award attributable to Core FFO at 100% of target.

Core FFO Growth Achieved	Award (as a Percentage of Target)

<-2%	25%
-2% – <-1%	50%
-1% – <0%	75%
0% – <1%	85%
1% – <2%	100%
2% – <3%	115%
3% – 4%	125%
>4%	150%

Actual Result – 1.8%	100%

With respect to the NAV growth metric, in 2025 the Company achieved year-over-year NAV growth of 2.2%, consistent with the Company’s budget. As a result of NAV growth being on budget, the CHC Committee approved the 2025 annual cash incentive award attributable to NAV growth at 100% of target.

NAV Growth Achieved	Award (as a Percentage of Target)

<0%	0%
0% – <1%	75%
1% – <2%	85%
2% – <3%	100%
3% – <4%	115%
4% – 5%	130%
>5%	150%

Actual Result – 2.2%	100%

With respect to the strategic management goals component of the annual cash incentive program, the CHC Committee considered each NEOs’ achievement of his or her specific goals linked to the Company’s strategic objectives.

Joseph D. Russell, Jr.

For Mr. Russell, the CHC Committee established six goals across four strategic objectives for 2025, including (1) increasing capital allocation through acquisitions, development, and M&A, (2) executing the initial phase of the Company’s corporate headquarters relocation to Frisco, Texas, (3) expanding margin through optimization of the Company’s operating model, and (4) increasing customer conversions through operational excellence.

Tom Boyle

For Mr. Boyle, the CHC Committee established seven goals across four strategic objectives for 2025, including (1) delivering strong shareholder results, (2) increasing capital allocation through

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acquisitions and development, (3) implementing corporate transformation efficiency initiatives across the finance and accounting function, and (4) enhancing the Company’s tenant insurance program.

Natalia N. Johnson

For Ms. Johnson, the CHC Committee established seven goals across four strategic objectives for 2025, including (1) reducing employee turnover, (2) continuing the digital transformation of the Company’s business and operations through implementation of corporate transformation initiatives and enhancement of the Company’s customer driven demand staffing model, (3) improving call center operations, and (4) optimizing data science modeling to improve performance and decision-making.

Chris C. Sambar

For Mr. Sambar, the CHC Committee established seven goals across three strategic objectives for 2025, including (1) delivering strong shareholder results through field execution of key operating metrics, (2) reducing field employee turnover, and (3) improving the customer experience to enhance customer satisfaction.

Nathaniel A. Vitan

For Mr. Vitan, the CHC Committee established six goals across four strategic objectives for 2025, including (1) enhancing the Company’s enterprise risk management program and sustainability profile, (2) transforming the Company’s internal audit processes to implement a commercial properties audit program, (3) enhancing the Company’s corporate governance processes, and (4) optimizing expenses.

Based on the Company’s Core FFO and NAV growth and management’s performance against strategic management goals, the CHC Committee certified the following annual cash incentive awards for our named executive officers:

NEO	Target Award	Total Award Achieved	Certified Annual Cash Incentive Award
Joseph D. Russell, Jr.	$2,000,000	100%	$2,005,823
H. Thomas Boyle	$1,100,000	100%	$1,104,050
Natalia N. Johnson	$825,000	104%	$857,794
Chris C. Sambar	$1,000,000	100%	$1,000,000
Nathaniel A. Vitan	$425,000	100%	$425,000

2023 Multi-Year Performance-Based Stock Option / AO LTIP Unit and RSU / LTIP Unit Awards. In February 2023, the CHC Committee granted each of our NEOs a combination of multi-year performance-based options and performance-based RSUs. Multi-year performance awards were adopted in response to shareholder feedback emphasizing the importance of long-term performance-based equity compensation and are a core piece of the Company’s annual NEO compensation programs. In February 2024, in connection with the Company’s reorganization into an umbrella partnership real estate investment trust (UPREIT), the CHC Committee provided our NEOs with an opportunity to substitute their outstanding equity awards, including their 2023 performance-based options and RSUs, for AO LTIP Units and LTIP Units, respectively, with substantially identical terms. Each of our NEOs elected to substitute all of his or her outstanding equity awards, including the 2023 performance-based options and RSUs.

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For each award (options / AO LTIP Units and RSUs / LTIP Units), the CHC Committee weighted the award 60% based on the Company’s TSR over the performance period as compared against the weighted average TSR of the Company’s direct self-storage peers (Extra Space, CubeSmart, and National Storage) and 40% based on the Company’s TSR over the performance period as compared against the weighted average TSR of the S&P 500 Equity REITs. Over the three-year performance period, the Company achieved TSR equal to 118% of the weighted average TSR of the Company’s self-storage peers and equal to 89% of the weighted average TSR of the S&P 500 Equity REITs. As a result, the CHC Committee certified performance of these goals at 150% and 25% of target, respectively.

Three-Year Performance Period		Three-Year Performance Period
60% TSR vs. Self-Storage Peers (EXR, CUBE, NSA) Weighted Average	Award (as a Percentage of Target)	40% TSR vs. S&P 500 Equity REITs Weighted Average	Award (as a Percentage of Target)
<80%	0%	<80%	0%
80% – <90%	25%	80% – <90%	25%
90% – <100%	75%	90% – <100%	75%
100% – <106%	100%	100% – <106%	100%
106% – <116%	125%	106% – <116%	125%
116% – 125%	150%	116% – 125%	150%
>125%	200%	>125%	200%

Actual Result – 118%	150%	Actual Result – 89%	25%

Accordingly, the CHC Committee certified total weighted performance at 100% of target and the following AO LTIP Units and LTIP Units earned by each NEO.

	2023 Earned Performance-Based Equity Awards
NEO	AO LTIP Units	LTIP Units
Joseph D. Russell, Jr.	40,555	10,520
H. Thomas Boyle	34,068	8,837
Natalia N. Johnson	25,551	6,584
Nathaniel A. Vitan	12,986	3,368

Three-fifths of these AO LTIP Units and LTIP Units vested on March 20, 2026 following certification of performance by the CHC Committee, and the remaining portion will vest ratably over the next two years.

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Other Outstanding Multi-Year Performance-Based Awards. Given that the three-year performance periods of the 2024 and 2025 multi-year performance-based option / AO LTIP Unit and RSU / LTIP Unit awards do not end until March 4, 2027 and March 4, 2028, respectively, no portion of these awards were earned in 2025. Below is the status of each of the Company’s multi-year performance-based equity awards granted since 2023:

Performance Period	Weighting	2023	2024	2025	2026	2027	2028	Payout as % of Target	% of Performance Period Completed

March 2023 – March 2026 Multi-Year Performance-
Based Option/AO LTIP and RSU/LTIP Awards		Achieved Between Target
TSR v. Self-Storage REIT Competitors	60%	and Maximum and Somewhat						150%	100%
TSR v. S&P 500 REITs	40%	Above Threshold & 100% Earned						25%
Total								100%

March 2024 – March 2027 Multi-Year Performance-
Based Option/AO LTIP and RSU/LTIP Awards			Tracking Somewhat Above
TSR v. Self-Storage REIT Competitors	30%		Target and Somewhat Below					125%	67%
TSR v. S&P 500 REITs	70%		Target & 90% Earned					75%
Total								90%

March 2025 – March 2028 Multi-Year Performance-
Based Option/AO LTIP and RSU/LTIP Awards				Tracking at Target and
TSR v. Self-Storage REIT Competitors	30%			Somewhat Below Target &				100%	34%
TSR v. S&P 500 REITs	70%			83% Earned				75%
Total								83%

Tracking as of March 14, 2026

STOCK OPTION GRANT POLICIES

In order to ensure the integrity and efficiency of the Company’s stock option award process, the CHC Committee has adopted a policy that provides that neither the Company nor any member of the Company’s management shall manipulate the timing of the public release of material information or of the grant of any stock options with the intent of benefiting the recipient of such award, and that neither the CHC Committee nor any member of management shall manipulate or knowingly permit the manipulation of exercise dates of any stock options.

The policy provides, among other things, that any annual grants of stock option awards (including performance-based stock options) to executive officers shall generally be made at least five business days prior to the earlier of the Company’s public release of earnings for the previously completed fiscal year and the filing of its Annual Report on Form 10-K, or at least two business days following the filing of its Annual Report on Form 10-K. With respect to annual grants of stock option awards to trustees, the policy provides that awards shall be made immediately following the Company’s annual meeting of shareholders.

The policy also provides that the grant date of any stock option shall be the date of the meeting at which the award was approved and the exercise price shall be the closing price of the Company’s common shares on the NYSE on such date or on the preceding trading day in the event the grant is approved prior to market close.

In 2025, the annual grants of equity awards to executives, including performance-based stock options, were approved by the CHC Committee effective March 5, 2025. The CHC Committee takes into account nonpublic Company projections of future financial and operating results in setting the performance conditions for the performance-based equity awards.

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2026 COMPENSATION OUTLOOK AND ENHANCEMENTS

In connection with the launch of PS4.0, the CHC Committee redesigned the 2026 compensation program consistent with the “Own It” Culture and to further align with the objective of total shareholder return outperformance. Recognizing our consistently strong “Say-on-Pay” support by investors, which most recently garnered 94.7% support “For” in 2025, the CHC Committee elected to further emphasize performance-based incentive compensation by shifting the mix of the equity component of the 2026 compensation program to be 100% tied to performance. And, in order to align the 2026 program with PS4.0’s focus on incentivizing exceptional performance, the CHC Committee expanded the performance range for the 2026 three-year equity program, with the threshold performance goal at 6% below the TSR of the relative index or peer group and the high performance goal at 6% above the TSR of the relative index or peer group, each measured on a compounded, annual basis of return.

To further underscore the program’s rigor, in establishing the performance ranges for the relative TSR comparisons, the CHC Committee, with the assistance of its independent compensation consultant, examined how the Company would have fared had this program been in place across the most recent ten overlapping three-year performance periods dating back to 2014-2016. The Company would have never achieved the maximum level (the highest was 82% of maximum), and the lowest achievement was 0.3% of maximum.

The following summarizes the incentive components of our 2026 compensation program for Mr. Boyle, Mr. Fisher, Ms. Johnson, Mr. Sambar, and Mr. Vitan:

▪
Annual Cash Incentive Program. The annual cash incentive program will continue to be based on a combination of financial performance metrics and management strategic goals linked to business performance metrics and key results. For 2026, there will be one financial performance metric, Core FFO growth, which will be weighted 75% (compared to 60% Core FFO growth and 10% NAV growth in 2025). The management strategic goals component will be weighted 25% (compared to 30% in 2025). Additionally, achievement of maximum performance will result in a payout at 250% of target for the Chief Executive Officer and 200% of target for the other named executive officers, in each case compared to 150% of target in 2025.
▪
Equity Awards. The equity award program was adjusted to eliminate the time-based stock options component included in the 2025 program and will comprise two components, each based on a three year (February 2026 – February 2029) performance period tied to the Company’s relative TSR performance as compared to both the MSCI US REIT index (weighted 50%) and self-storage REIT competitors (weighted 50%). Each NEO will be granted (i) 40% of his or her total equity award in performance-based stock options and (ii) 60% of his or her total award in performance-based RSUs. Achievement of maximum performance will result in a payout at 300% of target.

The CHC Committee allowed each NEO to elect to receive any or all 2026 performance-based stock option awards in the form of AO LTIP Unit awards with equivalent terms and 2026 performance-based RSU awards in the form of LTIP Unit awards with equivalent terms. Each NEO has elected to receive his or her total 2026 equity award in AO LTIP Units and LTIP Units.

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This equity program is illustrated below.

2026 Equity Program

Award Components			Relative TSR Comparators

100%	Multi-Year Performance-Based Options / AO LTIPs and RSUs / LTIPs	40% Performance-Based Options / AO LTIPs v. Relative TSR Comparators	50%	MSCI US REIT Index

		60% Performance-Based RSUs / LTIPs v. Relative TSR Comparators
			50%	Self-Storage REIT Competitors

Promotion and New-Hire Awards. In connection with Mr. Boyle’s and Mr. Fisher’s respective appointments as Chief Executive Officer and President, Chief Financial Officer described in the Public Storage Highlights section under the heading “PS4.0 and Leadership Transition,” beginning on page 10 of this proxy statement, the CHC Committee set Mr. Boyle’s and Mr. Fisher’s 2026 salaries at $1,000,000 and $600,000, respectively. Additionally, Mr. Boyle was granted a time-based AO LTIP Unit award of a number of AO LTIP Units having a grant date fair value of $10 million and Mr. Fisher was granted a time-based AO LTIP Unit award of a number of AO LTIP Units having a grant date fair value of $3 million. These AO LTIP Unit awards have a conversion price of $350 per unit (a 20% premium to the closing price of the Company’s common shares on the grant date) and vest over eight years, with 60% of each award vesting on the sixth anniversary of the grant date and the remaining 40% vesting ratably over the following two years.

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2026 Compensation Program Summary. The following summarizes the key elements of our the 2026 named executive officer compensation program approved by the CHC Committee:

Compensation Type		Pay Element	2026 Executive Compensation Program Design(1)

Fixed Pay	Cash Compensation	Base Salary	▪ Base salaries are as follows: Mr. Boyle – $1,000,000; Mr. Fisher – $600,000; Ms. Johnson – $625,000; Mr. Sambar – $800,000; and Mr. Vitan – $425,000

At-Risk Pay		Annual Performance-Based Cash Incentive Program
▪
Eligibility will be based on two criteria: (i) Core FFO growth (75% weighting) and (ii) management strategic goals linked to business performance metrics and key results (25% weighting)
▪
Maximum payout: 250% of target for Mr. Boyle; 200% of target for other named executive officers
▪
Targets are as follows: Mr. Boyle – $2,000,000; Mr. Fisher – $1,400,000; Ms. Johnson – $825,000; Mr. Sambar – $1,000,000; and Mr. Vitan – $425,000

	Equity Compensation	Multi-Year Performance-Based Stock Options / AO LTIP Units and RSUs / LTIP Units
▪
Program and eligibility will be based on relative TSR performance as measured against (i) the MSCI US REIT index (50% weighting) and (ii) self-storage REIT competitors (50% weighting)
▪
40% of each NEO’s total equity award will be in the form of performance-based AO LTIP Units and 60% of the award will be in the form of performance-based LTIP Units
▪
Maximum payout: 300% of target
▪
60% of earned awards will vest at the conclusion of the three year (February 2026 – February 2029) performance period, with the remaining vesting ratably over the next two years
▪
The target dollar value of performance-based AO LTIP Unit and LTIP Unit awards subject to the above performance vesting conditions are as follows: Mr. Boyle – $4,000,000 of AO LTIP Units and $6,000,000 of LTIP Units; Mr. Fisher – $1,600,000 of AO LTIP Units and $2,400,000 of LTIP Units; Ms. Johnson – $1,270,000 of AO LTIP Units and $1,905,000 of LTIP Units; Mr. Sambar – $1,200,000 of AO LTIP Units and $1,800,000 of LTIP Units; and Mr. Vitan – $648,000 of AO LTIP Units and $972,000 of LTIP Units

(1) During his 2026 service as President and Chief Executive Officer, the CHC Committee continued Mr. Russell’s salary at the rate of $1,000,000 per year and granted him an award of a number of time-based LTIP Units having a grant date fair value of $7,000,000 and vesting ratably over three years.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION—SECTION 162(m)

The CHC Committee considers the tax deductibility of compensation as one factor when considering executive compensation program alternatives. Due to its tax status as a REIT, the Company must generally distribute its taxable income to shareholders. To the extent that compensation is not deductible, taxable income will be higher and so distributions to shareholders may be higher than they would be otherwise.

The CHC Committee has in the past approved and has reserved the right in the future to approve compensation that does not qualify for deductibility in circumstances it deems in the Company’s best interests.

Section 162(m) imposes a $1,000,000 per person limit on the annual tax deduction for compensation paid to the Company’s current CEO, CFO, and certain other executive officers, and certain former executive officers.

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COMPENSATION and Human Capital COMMITTEE REPORT

The CHC Committee of the Board of Trustees of Public Storage has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the CHC Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Public Storage for the year ended December 31, 2025.

The following independent trustees, who comprise the CHC Committee, provide this report:

The Compensation and Human Capital Committee

Avedick B. Poladian (Chair)

Shankh S. Mitra

Rebecca Owen

Ronald P. Spogli

Paul S. Williams

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table. The following table sets forth information concerning the compensation earned by each of our NEOs for the years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Joseph D. Russell, Jr.	2025	$1,000,000	$—	$3,982,371	$2,907,583	$2,005,823	$14,000	$9,909,777
President and Chief	2024	1,000,000	—	4,010,813	2,882,613	1,590,000	18,800	9,502,226
Executive Officer	2023	900,000	—	3,165,047	2,473,044	2,220,000	18,200	8,776,291

H. Thomas Boyle	2025	$725,000	$—	$2,400,618	$1,752,792	$1,104,050	$206,540	$6,189,000
Chief Financial and	2024	650,000	—	2,417,777	1,737,742	820,000	13,800	5,639,319
Investment Officer	2023	600,000	—	2,658,700	2,077,467	994,500	13,200	6,343,867

Natalia N. Johnson	2025	$625,000	$—	$1,793,357	$1,309,441	$857,794	$14,000	$4,599,592
Chief Administrative	2024	565,000	—	1,806,111	1,298,190	716,000	13,800	4,399,101
Officer	2023	530,000	—	1,980,862	1,558,100	791,000	13,200	4,873,162

Chris C. Sambar(5)	2025	$800,000	$—	$1,694,589	$1,237,285	$1,000,000	$5,333	$4,737,207
Chief Operating	2024	166,667	1,000,000	7,338,227	—	—	—	8,504,894
Officer

Nathaniel A. Vitan	2025	$425,000	$—	$914,996	$668,119	$425,000	$14,000	$2,447,115
Chief Legal Officer and	2024	425,000	—	921,740	662,386	363,375	13,800	2,386,301
Corporate Secretary	2023	425,000	—	1,013,296	791,886	361,250	13,200	2,604,632

(1)
The amounts in this column reflect the aggregate grant date fair value of performance-based RSU / LTIP Unit awards for each year calculated in accordance with FASB ASC Topic 718. The grant date fair value calculations for each award are based on a Monte Carlo simulation model that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period. The value of the 2025 awards as of the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. Russell – $8,459,889; Mr. Boyle – $5,099,717; Ms. Johnson – $3,809,689; Mr. Sambar – $3,599,873; and Mr. Vitan, $1,943,757. For Mr. Sambar, who joined the Company on October 14, 2024, the 2024 awards include a make-whole new hire award of fully vested common shares with a grant date fair value of $2,446,189 and a make whole new hire award of time-vesting LTIP Units with a grant date fair value of $4,892,038. For further discussion regarding the assumptions used in this valuation, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K.
(2)
The amounts in this column reflect the aggregate grant date fair value of multi-year performance-based option / AO LTIP Unit awards for each year and, for 2024 and 2025, also include the aggregate grant date fair value of time based AO LTIP Unit awards, in each case calculated in accordance with FASB ASC Topic 718. The grant date fair value calculations for each performance-based award are based on a Monte Carlo simulation model that assesses the probability of satisfying the relative market performance hurdles over the remainder of the performance period, as well as a Black-Scholes valuation. The grant date fair value calculations for each time-based award are based on a Black-Scholes valuation. The value of the 2025 performance-based AO LTIP Unit awards as of the grant date assuming achievement at the highest level of performance conditions are as follows: Mr. Russell – $2,819,979; Mr. Boyle – $1,699,950; Ms. Johnson – $1,269,955; Mr. Sambar – $1,200,031; and Mr. Vitan, $647,979. The value of the 2025 time-based AO LTIP Unit awards as of the grant date are as follows: Mr. Russell – $1,409,987; Mr. Boyle – $850,006; Ms. Johnson – $635,011; Mr. Sambar – $599,989; and Mr. Vitan, $323,999. For further discussion regarding the assumptions used in this valuation, refer to Note 11 to the Company’s audited financial statements for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K.
(3)
The amounts shown in this column reflect annual cash incentive awards for NEOs that are based on pre-established performance targets set early in the year. In February 2026, the CHC Committee approved the annual cash incentive payouts as follows: Mr. Russell – 100%; Mr. Boyle – 100%; Ms. Johnson – 104%; Mr. Sambar – 100%; and Mr. Vitan – 100% of target. See the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the 2025 performance targets and payouts.
(4)
The amounts shown in this column for all NEOs reflect contributions to each officer’s 401(k) Plan account (4% of the annual cash compensation up to a maximum of $13,200 for 2023, $13,800 for 2024, and $14,000 for 2025). For Mr. Russell, the amounts shown in 2023 and 2024 include a $5,000 payment for attending in-person a meeting of the board of directors of the Company’s insurance subsidiary. For Mr. Boyle, the amount shown in 2025 includes $192,540 of relocation reimbursements related to his move from California to Texas.
(5)
Mr. Sambar joined the Company on October 14, 2024.

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Proposal 2: Approve Executive Compensation

Grants of Plan-Based Awards. The following table sets forth information relating to estimated future payouts under non-equity incentive plan awards, AO LTIP Unit awards, and LTIP Unit awards granted pursuant to our equity incentive plans during the year ended December 31, 2025, to each of our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other RSU	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (#)	Options (#)(2)	Awards ($)	Awards ($)(3)(4)

Joseph D. Russell, Jr.
Cash Incentive(5)		500,000	2,000,000	2,500,000	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2025	—	—	—	3,397	13,588	27,176	—	—	—	3,982,371
Performance-Based
AO LTIP Units	3/5/2025	—	—	—	5,666	22,665	45,330	—	—	311.30	1,497,703
Time-Based
AO LTIP Units	3/5/2025	—	—	—	—	—	—	—	22,908	311.30	1,409,880

H. Thomas Boyle
Cash Incentive(5)		275,000	1,100,000	1,375,000	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2025	—	—	—	2,047	8,191	16,382	—	—	—	2,400,618
Performance-Based
AO LTIP Units	3/5/2025	—	—	—	3,415	13,663	27,326	—	—	311.30	902,851
Time-Based
AO LTIP Units	3/5/2025	—	—	—	—	—	—	—	13,810	311.30	849,941

Natalia N. Johnson
Cash Incentive(5)		206,250	825,000	1,031,250	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2025	—	—	—	1,529	6,119	12,238	—	—	—	1,793,357
Performance-Based
AO LTIP Units	3/5/2025	—	—	—	2,551	10,207	20,414	—	—	311.30	674,479
Time-Based
AO LTIP Units	3/5/2025	—	—	—	—	—	—	—	10,317	311.30	634,963

Chris C. Sambar
Cash Incentive(5)		250,000	1,000,000	1,250,000	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2025	—	—	—	1,445	5,782	11,564	—	—	—	1,694,589
Performance-Based
AO LTIP Units	3/5/2025	—	—	—	2,411	9,645	19,290	—	—	311.30	637,342
Time-Based
AO LTIP Units	3/5/2025	—	—	—	—	—	—	—	9,748	311.30	599,944

Nathaniel A. Vitan
Cash Incentive(5)		106,250	425,000	531,250	—	—	—	—	—	—	—
Performance-Based
LTIP Units	3/5/2025	—	—	—	780	3,122	6,244	—	—	—	914,996
Performance-Based
AO LTIP Units	3/5/2025	—	—	—	1,302	5,209	10,416	—	—	311.30	344,145
Time-Based
AO LTIP Units	3/5/2025	—	—	—	—	—	—	—	5,264	311.30	323,974

(1)
The amounts shown in these columns represent the range of possible payouts for annual cash incentive, performance-based LTIP Unit, and performance-based AO LTIP Unit awards granted in 2025 pursuant to the 2021 Plan based upon achievement of applicable performance targets.
(2)
The amounts shown in this column reflect time-based AO LTIP Unit awards granted in 2025 pursuant to the 2021 Plan.
(3)
The amounts shown in this column reflect the grant date fair value of performance-based LTIP Unit, performance-based AO LTIP Unit, time-based AO LTIP Unit, time-based LTIP Unit, and fully vested common share awards calculated in accordance with FASB ASC Topic 718 and as described more fully in footnotes 1 and 2 to the Summary Compensation Table, above.
(4)
Both the performance-based LTIP Unit and performance-based AO LTIP Unit awards reflected in this table are subject to a three-year (March 5, 2025 to March 4, 2028) performance period. Three-fifths of these awards granted to each of Mr. Russell, Mr. Boyle, Ms. Johnson, Mr. Sambar, and Mr. Vitan will vest upon achievement of the performance target at the conclusion of the performance period, with the remaining vesting ratably over the next two years.
(5)
In February 2026, the CHC Committee approved annual cash incentive payouts as follows: Mr. Russell – $2,005,823, 100% of target; Mr. Boyle – $1,104,050, 100% of target; Ms. Johnson – $857,794, 104% of target; Mr. Sambar – $1,000,000, 100% of target; and Mr. Vitan – $425,000, 100% of target.

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Proposal 2: Approve Executive Compensation

Option and AO LTIP Unit Exercises and Stock and LTIP Units Vested In 2025. The following table provides information about events that occurred with respect to our NEOs’ outstanding equity awards during the year ended December 31, 2025, including stock option exercises, RSU vestings, AO LTIP Unit exercises, and LTIP Unit vestings.

	Stock Option and Common Share Awards				AO LTIP Unit and LTIP Unit Awards
Name	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting of RSUs (#)	Value Realized on Vesting ($)(2)	Number of AO LTIP Units Exercised (#)(3)	Imputed Value of AO LTIP Units ($)(1)	Number of Vested LTIP Units Acquired on Vesting of LTIP Units (#)(4)	Imputed Value of LTIP Units on Vesting ($)(2)
Joseph D. Russell, Jr.	—	—	—	—	—	—	13,469	4,084,737
H. Thomas Boyle	—	—	—	—	—	—	9,253	2,799,240
Natalia N. Johnson	—	—	—	—	—	—	6,718	2,028,680
Chris C. Sambar	—	—	—	—	—	—	4,787	1,335,190
Nathaniel A. Vitan	—	—	—	—	—	—	5,253	1,584,036

(1)
Value realized represents the difference between the market price of our common shares on the NYSE at the time of exercise and the exercise price of the options/AO LTIP Units. Does not reflect any tax or other required withholdings.
(2)
Value realized was calculated by multiplying the number of shares/LTIP Units vesting by the closing price of our common shares on the NYSE on the vesting date as follows:

Name	RSU/LTIP Unit Vesting Date	Closing Price of PSA ($)

Joseph D. Russell, Jr.	2/16/2025	297.40
	2/28/2025	303.62
	3/8/2025	313.98

H. Thomas Boyle	2/16/2025	297.40
	2/28/2025	303.62
	3/8/2025	313.98
	12/31/2025	259.50

Natalia N. Johnson	2/16/2025	297.40
	2/28/2025	303.62
	3/5/2025	311.30
	3/8/2025	313.98
	8/4/2025	280.58

Chris C. Sambar	11/5/2025	278.92

Nathaniel A. Vitan	2/16/2025	297.40
	2/28/2025	303.62
	5/27/2025	300.14
	12/31/2025	259.50
(3)
AO LTIP Units are exercisable into vested LTIP Units and solely on a net exercise basis. Consistent with the presentation of stock options, amounts shown reflect the number of AO LTIP Units exercised. The number of vested LTIP Units received upon exercise is equal to the difference between the closing price of the Company’s common shares on the date of exercise and the strike price of the AO LTIP Units, divided by the closing price, and multiplied by the number of AO LTIP Units exercised.
(4)
Upon vesting, LTIP Units are convertible, conditioned upon the satisfaction of minimum allocations to the Operating Partnership capital accounts of the LTIP Units for federal income tax purposes, into OP Units, which may be exchanged for common shares or the equivalent cash value of common shares, as determined by the Company.

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Proposal 2: Approve Executive Compensation

Outstanding Equity Awards in 2025. The following table sets forth certain information concerning outstanding equity awards held by the NEOs at December 31, 2025.

		Option/AO LTIP Unit Awards(1)					Stock/LTIP Unit Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options/ AO LTIP Units (#) Exercisable	Number of Securities Underlying Options/ AO LTIP Units (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/ AO LTIP Units (#)	Option/ AO LTIP Unit Exercise Price ($)	Option/ AO LTIP Unit Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Joseph D.	3/5/2025(3)	—	—	22,665	311.30	3/4/2035	—	—	—	—
Russell, Jr.	3/5/2025(4)	—	22,908	—	311.30	3/4/2035	—	—	—	—
	3/5/2025(3)	—	—	—	—	—	—	—	13,588	3,526,086
	3/5/2024(3)	—	—	27,910	279.51	3/4/2034	—	—	—	—
	3/5/2024(4)	5,631	22,524	—	279.51	3/4/2034	—	—	—	—
	3/5/2024(3)	—	—	—	—	—	—	—	15,134	3,927,273
	3/15/2023(3)	—	—	40,555	288.56	3/14/2033	—	—	—	—
	3/15/2023(3)	—	—	—	—	—	—	—	10,520	2,729,940
	2/28/2022(5)	24,336	16,226	—	343.76	2/27/2032	—	—	—	—
	2/28/2022(5)	—	—	—	—	—	4,447	1,153,997	—	—
	2/16/2021(5)	99,144	24,786	—	222.66	2/15/2031	—	—	—	—
	2/16/2021(4)	—	—	—	—	—	7,500	1,946,250	—	—
	2/16/2021(6)	—	—	—	—	—	1,800	467,100	—	—
	3/6/2020(5)	42,275	—	—	221.68	3/5/2030	—	—	—	—
	3/8/2019(7)	—	—	—	—	—	1,250	324,375	—	—
	2/28/2018(7)	—	—	—	—	—	625	162,188	—	—
	7/1/2016(4)	25,818	—	—	245.79	6/30/2026	—	—	—	—
	TOTAL	197,204	86,444	91,130			15,622	4,053,910	39,242	10,183,299

H. Thomas	3/5/2025(3)	—	—	13,663	311.30	3/4/2035	—	—	—	—
Boyle	3/5/2025(4)	—	13,810	—	311.30	3/4/2035	—	—	—	—
	3/5/2025(3)	—	—	—	—	—	—	—	8,191	2,125,565
	3/5/2024(3)	—	—	16,825	279.51	3/4/2034	—	—	—	—
	3/5/2024(4)	3,394	13,579	—	279.51	3/4/2034	—	—	—	—
	3/5/2024(3)	—	—	—	—	—	—	—	9,123	2,367,419
	3/15/2023(3)	—	—	34,068	288.56	3/14/2033	—	—	—	—
	3/15/2023(3)	—	—	—	—	—	—	—	8,837	2,293,202
	2/28/2022(5)	17,457	11,640	—	343.76	2/27/2032	—	—	—	—
	2/28/2022(5)	—	—	—	—	—	3,190	827,805	—	—
	2/16/2021(5)	80,552	20,140	—	222.66	2/15/2031	—	—	—	—
	2/16/2021(4)	—	—	—	—	—	5,000	1,297,500	—	—
	2/16/2021(6)	—	—	—	—	—	1,350	350,325	—	—
	3/6/2020(5)	77,456	—	—	221.68	3/5/2030	—	—	—	—
	3/8/2019(4)	15,491	—	—	207.52	3/7/2029	—	—	—	—
	3/8/2019(7)	—	—	—	—	—	938	243,411	—	—
	12/5/2016(4)	15,491	—	—	205.71	12/4/2026	—	—	—	—
	TOTAL	209,841	59,169	64,556			10,478	2,719,041	26,151	6,786,186

Natalia N.	3/5/2025(3)	—	—	10,207	311.30	3/4/2035	—	—	—	—
Johnson	3/5/2025(4)	—	10,317	—	311.30	3/4/2035	—	—	—	—
	3/5/2025(3)	—	—	—	—	—	—	—	6,119	1,587,881
	3/5/2024(3)	—	—	12,569	279.51	3/4/2034	—	—	—	—
	3/5/2024(4)	2,536	10,144	—	279.51	3/4/2034	—	—	—	—
	3/5/2024(3)	—	—	—	—	—	—	—	6,815	1,768,493
	3/15/2023(3)	—	—	25,551	288.56	3/14/2033	—	—	—	—
	3/15/2023(3)	—	—	—	—	—	—	—	6,584	1,708,548
	2/28/2022(5)	11,637	7,761	—	343.76	2/27/2032	—	—	—	—
	2/28/2022(5)	—	—	—	—	—	2,127	551,957	—	—
	2/16/2021(5)	61,963	15,493	—	222.66	2/15/2031	—	—	—	—
	2/16/2021(4)	—	—	—	—	—	3,000	778,500	—	—
	2/16/2021(6)	—	—	—	—	—	1,080	280,260	—	—
	3/6/2020(5)	64,546	—	—	221.68	3/5/2030	—	—	—	—
	3/8/2019(4)	10,327	—	—	207.52	3/7/2029	—	—	—	—
	3/8/2019(7)	—	—	—	—	—	500	129,750	—	—
	3/5/2018(7)	—	—	—	—	—	300	77,850	—	—
	8/5/2016(4)	10,327	—	—	225.38	8/4/2026	—	—	—	—
	TOTAL	161,336	43,715	48,327			7,007	1,818,317	19,518	5,064,922

Chris C.	3/5/2025(3)	—	—	9,645	311.30	3/4/2035	—	—	—	—
Sambar	3/5/2025(4)	—	9,748	—	311.30	3/4/2035	—	—	—	—
	3/5/2025(3)	—	—	—	—	—	—	—	5,782	1,500,429
	11/5/2024(8)	—	—	—	—	—	9,576	2,484,972	—	—
	TOTAL	—	9,748	9,645			9,576	2,484,972	5,782	1,500,429

[Table Continues Next Page]

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Proposal 2: Approve Executive Compensation

		Option/AO LTIP Unit Awards(1)					Stock/LTIP Unit Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options/ AO LTIP Units (#) Exercisable	Number of Securities Underlying Options/ AO LTIP Units (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/ AO LTIP Units (#)	Option/ AO LTIP Unit Exercise Price ($)	Option/ AO LTIP Unit Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Nathaniel A.	3/5/2025(3)	—	—	5,208	311.30	3/4/2035	—	—	—	—
Vitan	3/5/2025(4)	—	5,264	—	311.30	3/4/2035	—	—	—	—
	3/5/2025(3)	—	—	—	—	—	—	—	3,122	810,159
	3/5/2024(3)	—	—	6,413	279.51	3/4/2034	—	—	—	—
	3/5/2024(4)	1,294	5,176	—	279.51	3/4/2034	—	—	—	—
	3/5/2024(3)	—	—	—	—	—	—	—	3,478	902,541
	3/15/2023(3)	—	—	12,986	288.56	3/14/2033	—	—	—	—
	3/15/2023(3)	—	—	—	—	—	—	—	3,368	873,996
	2/28/2022(5)	9,139	6,094	—	343.76	2/27/2032	—	—	—	—
	2/28/2022(5)	—	—	—	—	—	1,671	433,625	—	—
	2/16/2021(5)	15,490	15,493	—	222.66	2/15/2031	—	—	—	—
	2/16/2021(4)	—	—	—	—	—	3,000	778,500	—	—
	2/16/2021(6)	—	—	—	—	—	900	233,550	—	—
	3/6/2020(5)	12,911	—	—	221.68	3/5/2030	—	—	—	—
	5/27/2019(7)	—	—	—	—	—	500	129,750	—	—
	TOTAL	38,834	32,027	24,607			6,071	1,575,425	9,968	2,586,696
(1)
Consists of awards of AO LTIP Units and performance-based AO LTIP Units granted to the NEOs. Vested AO LTIP Units are convertible (exercisable) into fully vested LTIP Units, which are convertible, conditioned upon the satisfaction of minimum allocations to the capital accounts of the LTIP Units for federal income tax purposes, into OP Units. OP Units may be exchanged by the reporting person for common shares or the equivalent cash value of common shares, as determined by the Company.
(2)
Consists of awards of LTIP Units and performance-based LTIP Units granted to the NEOs. Vested LTIP Units are convertible, conditioned upon the satisfaction of minimum allocations to the capital accounts of the LTIP Units for federal income tax purposes, into OP Units. OP Units may be exchanged by the reporting person for common shares or the equivalent cash value of common shares, as determined by the Company. The values shown assume a price of $259.50 per share, the closing price for our common shares on the NYSE on December 31, 2025.
(3)
Three-fifths of these multi-year performance-based AO LTIP Units and performance-based LTIP Units will vest following certified achievement of applicable performance targets at the conclusion of the applicable three-year performance period, with the remaining vesting ratably (assuming the performance conditions were met) over the subsequent two years beginning one year from March 20, 2026 (for the 2023 awards), one year from March 10, 2027 (for the 2024 awards), and one year from March 10, 2028 (for the 2025 awards). As of December 31, 2025, performance for each of the March 15, 2023, March 5, 2024, and March 5, 2025 grants was between threshold and target for the applicable award and, as such, each such award is reflected at a target payout of 100% in accordance with the terms of the applicable awards.
(4)
These AO LTIP Units or LTIP Units vest in five equal annual installments, beginning one year from the grant date.
(5)
Three-fifths of these multi-year performance-based AO LTIP Units and performance-based LTIP Units vested following certification by the CHC Committee of achievement of applicable performance targets at the conclusion of the three-year performance period, with the remaining vesting ratably over the subsequent two years.
(6)
These performance-based LTIP Units vest in five equal annual installments, beginning one year following certification by the CHC Committee of the level of achievement of the performance targets at the conclusion of the one-year performance period.
(7)
These LTIP Units vest in eight equal installments, beginning one year from the grant date.
(8)
These LTIP Units vest in three equal installments, beginning one year from the grant date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination. We do not have employment agreements with any NEO that provide for future payments upon termination of employment with the Company.

We do not have a formal severance policy for payments upon termination of employment, whether through voluntary or involuntary termination, other than as specifically set forth in our 2021 Plan (and applicable predecessor plans), 401(k) Plan, Retirement Equity Vesting Policy, or as required by law. Subject to the special circumstances noted below, the following indicates our general practice:

▪
any vested stock options/AO LTIP Units following a voluntary termination of employment must be exercised within 90 days following the individual’s last date of employment (but before the termination date of the option);
▪
any vested stock options/AO LTIP Units following an involuntary termination of employment must be exercised within one year (or 30 days in the case of a termination for cause)

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following the individual’s last date of employment (but before the termination date of the option/AO LTIP Unit);
▪
all unvested stock options/AO LTIP Units and/or RSUs/LTIP Units following a termination of employment are forfeited; and
▪
accrued and unused vacation pay is paid in a lump sum.

Payments upon Death or Disability. In the event of the death or permanent and total disability of an NEO:

▪
all outstanding unvested time-based stock options/AO LTIP Units and unvested time-based RSUs/LTIP Units accelerate and vest upon the officer’s death or permanent and total disability;
▪
all outstanding unvested performance-based stock options/AO LTIP Units and unvested performance-based RSUs/LTIP Units vest based on target performance if within the performance period and actual performance if the performance period has been completed;
▪
all such stock options/AO LTIP Units may be exercised during the one-year period following the date of death or permanent and total disability (but before the termination date of the option/AO LTIP Unit); and
▪
the officer or his/her estate will receive payments under Public Storage’s life insurance program or disability plan, as applicable.

Payments upon Retirement. NEOs participate in our Retirement Equity Vesting Policy on the same terms as other employees. The Retirement Equity Vesting Policy is intended to recognize long-tenured employees who have contributed to the growth and success of the Company. Specifically, in the event of an NEO’s qualifying retirement:

▪
all outstanding unvested time-based stock options/AO LTIP Units and unvested time-based RSUs/LTIP Units accelerate and vest on the date of retirement;
▪
all outstanding unvested performance-based stock options/AO LTIP Units and unvested performance-based RSUs/LTIP Units (i) will be forfeited if the NEO retires prior to the end of the first year of the performance period; (ii) will continue to vest through the end of the performance period based on actual performance, with the earned amount pro-rated for the number of days the NEO worked for the Company during such period if the NEO retires during the performance period on or after the first year of the performance period; or (iii) will vest based on actual performance if the NEO retires after the end of the performance period; and
▪
all such vested stock options/AO LTIP Units may be exercised during the three-year period following the date of retirement or the date the CHC Committee determines the achievement of the performance targets, whichever is later (but before the termination date of the option/AO LTIP Unit).

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Proposal 2: Approve Executive Compensation

In order for an NEO to be eligible for potential acceleration of equity award vesting under the Retirement Equity Vesting Policy, all eligibility conditions must be satisfied, including: (1) the NEO must be at least 55 years old and have been in service for at least 10 years, and the sum of the employee’s age and total years of service must be at least 80; (2) the NEO must provide at least 12 months’ prior written notice of his or her intention to retire; (3) the NEO must enter into a written separation agreement; and (4) the Equity Awards Committee of the Board must, in its sole discretion, approve the application of the Retirement Equity Vesting Policy to the NEO.

Payments upon Change in Control. Under the 2021 Plan, the vesting of outstanding awards will not accelerate unless two conditions are met. First, the Company must experience a qualifying change in control. Second, one of the following conditions must also be met: (a) for a change of control where such awards will be assumed or continued by the surviving entity, the holder’s employment must be terminated without “cause” (as defined in the 2021 Plan) within one year following the change of control, or (b) such awards must be terminated in connection with the change of control.

If the awards are to be terminated in connection with a change of control, then:

▪
all outstanding unvested time-based stock options/AO LTIP Units and unvested time-based RSUs/LTIP Units will be deemed to accelerate and vest immediately prior to the change of control; and
▪
all performance goals and conditions with respect to outstanding unvested performance-based stock options/AO LTIP Units and unvested performance-based RSUs/LTIP Units shall be deemed to have been satisfied immediately prior to the occurrence of such change of control based on either actual performance as of a date reasonably close to the date of the change of control or target performance, as determined by the CHC Committee in its sole discretion, and such awards shall become payable pro-rata based on the portion of the applicable performance period completed as of the change of control.

A “change of control” is defined in the plan to include generally the following:

▪
the dissolution or liquidation of Public Storage or merger in which Public Storage does not survive;
▪
the sale of substantially all Public Storage assets;
▪
merger in which the Company is the surviving corporation but after which the Company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the Company; or
▪
any transaction that results in any person or entity owning 30% or more of the combined voting power of all classes of our shares.

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Proposal 2: Approve Executive Compensation

Estimated Value of Accelerated Awards. The following table shows the estimated value of the acceleration of vesting of unvested equity awards pursuant to the termination events described above that trigger acceleration assuming the event occurred as of December 31, 2025, and using the value of our common shares on December 31, 2025 (the last trading day of the year) of $259.50 per share.

Name	Value of all outstanding unvested options/AO LTIP Units(1)	Value of all outstanding unvested RSUs/LTIP Units(2)	Total

Joseph D. Russell, Jr.
Death or Disability Termination	$913,116	$14,237,209	$15,150,325
Qualifying Retirement	913,116	8,188,263	9,101,379
Termination on Change of Control	913,116	8,188,263	9,101,379
All Other Terminations	—	—	—

H. Thomas Boyle
Death or Disability Termination	$741,958	$9,505,227	$10,247,185
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	741,958	5,723,013	6,464,971
All Other Terminations	—	—	—

Natalia N. Johnson
Death or Disability Termination	$570,762	$6,883,239	$7,454,001
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	570,762	4,058,580	4,629,342
All Other Terminations	—	—	—

Chris C. Sambar
Death or Disability Termination	$—	$3,985,401	$3,985,401
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	—	2,484,972	2,484,972
All Other Terminations	—	—	—

Nathaniel A. Vitan
Death or Disability Termination	$570,762	$4,162,121	$4,732,883
Qualifying Retirement(3)	—	—	—
Termination on Change of Control	570,762	2,720,339	3,291,101
All Other Terminations	—	—	—

(1)
Represents the difference, if positive, between the exercise price of unvested options/AO LTIP Units that would be accelerated as a result of the termination and the closing price of our common shares on the NYSE on December 31, 2025. If the exercise price exceeds the closing price of our common shares on the NYSE on December 31, 2025, then the value presented is zero.
(2)
Represents the number of unvested RSUs/LTIP Units that would be accelerated as a result of the termination multiplied by $259.50, the closing price of our common shares on the NYSE on December 31, 2025.
(3)
Does not meet the conditions for a qualifying retirement as of December 31, 2025.

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Proposal 2: Approve Executive Compensation

PAY RATIO DISCLOSURE

SEC rules require us to disclose the ratio of annual total compensation of our CEO, Joseph D. Russell, Jr., to the annual total compensation of our median employee (excluding Mr. Russell). As of December 31, 2025, we had 5,767 talented and dedicated employees performing the following functions:

▪
Approximately 84% (4,836) of our employees work at one of our self-storage facilities serving our customers. We generally pay these on-site Property Managers on an hourly basis. The median annual total compensation for these employees in 2025 was $35,994.
▪
Approximately 6% (335) of our employees manage on-site Property Managers and assist them in providing our customers superior service. The median annual total compensation for these employees in 2025 was $128,184.
▪
Approximately 3% (163) of our employees work in our call centers and assist potential customers and existing customers. The median annual total compensation for these employees in 2025 was $60,845.
▪
Approximately 7% (433) of our employees are corporate employees, including our executive management team and our finance, legal, information technology, and human resources personnel. The median annual total compensation for these employees in 2025 was $140,102.

The ratio presented below is a reasonable estimate calculated in a manner consistent with SEC rules. We selected the median employee based on the 5,767 full-time and part-time workers employed by the Company and its consolidated subsidiaries as of December 31, 2025. In identifying our median employee, we used annual base wages, and for those employees who were employed by us for less than the full fiscal year, we annualized their compensation. We did not apply any cost-of-living adjustments as part of the calculation.

Based on these calculations, our median employee is one of our 4,836 employees who work at one of our self-storage facilities serving our customers. This employee is paid on an hourly basis. The 2025 annual total compensation for our median employee as determined based on SEC rules was $38,819. The 2025 annual total compensation for our CEO as determined based on SEC rules was $9,909,777. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2025 is 255 to 1.

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PAY VERSUS PERFORMANCE TABLES

The following table sets forth information concerning the compensation paid to our CEO and to our other NEOs compared to Company performance for the years ended December 31, 2025, 2024, 2023, 2022, and 2021.

	Summary Compensation Table Total Pay		Average Summary Compensation Table Total Pay for	Average CAP to	Value of Initial Fixed $100 Investment Based on:		GAAP Net	Core FFO
Year	for CEO(1)(2)	CAP to CEO(3)	Other NEOs(1)(2)	Other NEOs(3)	TSR	Peer TSR(4)	Income(5)	per share(6)
2025	$9,909,777	$2,398,542	$4,493,229	$531,437	$139	$127	$1,797,032	$16.97
2024	9,502,226	5,044,001	5,232,404	2,943,853	154	124	2,084,410	16.67
2023	8,776,291	11,147,987	3,753,576	4,390,198	151	118	2,160,120	16.89
2022	9,201,442	(1,902,305)	4,844,366	(2,183,334)	133	106	4,366,274	15.92
2021	10,358,153	41,035,570	5,944,502	25,331,675	167	141	1,959,639	12.93
(1)
The CEO for each year shown in the table was Joseph D. Russell, Jr. and the other NEOs were H. Thomas Boyle, Natalia N. Johnson, and Nathaniel A. Vitan. Chris C. Sambar, who joined the Company in October 2024, is included as an “other NEO” in 2024 and 2025 and David Lee, who resigned in August 2023, is included as an “other NEO” for 2023.
(2)
The 2021 values reflected in this column reflect both the grant date fair value of the 2021 performance-based RSU awards and the value attributable to COVID-19 related modifications made by the CHC Committee in 2021 to the 2020 performance-based RSU awards.
(3)
Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Stock Awards” and “Option Awards” columns of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards. The following tables reflect the adjustments made to SCT total compensation for 2025 to compute CAP for our CEO and average CAP for our other NEOs:

	SCT Total Pay	Minus SCT Equity Awards	Plus Value of New Unvested Awards	Plus Change in Value of Prior Years Unvested Awards	Plus Value of New Vested Awards	Plus Change in Value of Prior Years Vested Awards	Minus Value of Forfeited Prior Years Awards	Plus Dividends on Unvested Awards/ Accrued Dividends	Equals CAP
CEO	$9,909,777	$6,889,954	$4,398,949	$(5,230,106)	$—	$(516,305)	$—	$726,181	$2,398,542
Other NEOs (Average)	$4,493,229	$2,942,799	$1,878,849	$(2,939,138)	$—	$(282,105)	$—	$323,401	$531,437
(4)
Reflects the cumulative TSR of the Company and the NAREIT Equity Index for the year ended December 31, 2021, the two years ended December 31, 2022, the three years ended December 31, 2023, the four years ended December 31, 2024, and the five years ended December 31, 2025 assuming a $100 investment at the closing price on December 31, 2020 and the reinvestment of all dividends.
(5)
Amounts in thousands.
(6)
Core FFO per share is a non-GAAP measure. Refer to pages 26-27 of our 2025 Annual Report on Form 10-K filed on February 12, 2026 for information regarding Core FFO per share, including a reconciliation to GAAP earnings per share.

Share Price Volatility Impact On CAP. The SEC definition of CAP includes changes over the reporting year in the value of unvested equity awards that still remain subject to forfeiture at the end of the year. The fair values of our performance-based stock options/AO LTIP Units, as calculated in accordance with the SEC definition, are very sensitive to changes in stock price, and during periods of significant share volatility the fair values of these awards can change dramatically from year to year. During these periods of volatility, the CAP for the reporting year can be significantly different (higher or lower) than the SCT total pay for that year.

CAP Compared to Realized Pay. The CAP data set forth in the table above does not reflect amounts actually realized by our NEOs. A significant portion of the CAP amounts shown relate to

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Proposal 2: Approve Executive Compensation

changes in values of unearned or unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. Specifically, as described in detail in the “Compensation Discussion and Analysis” section above, our performance equity awards are subject to multi-year performance conditions tied to relative TSR and financial performance metrics, and all our equity awards are further subject to lengthy time-based vesting conditions that exceed peer practices. The ultimate values actually realized by our NEOs from these unvested equity awards, if any, will not be determined until the awards fully vest and, in the case of options/AO LTIP Units, are exercised, and, in the case of AO LTIP Units and LTIP Units, are booked-up and converted into common shares or cash.

The following table illustrates the significant difference between CAP and realized pay, in each case as compared to SCT total pay. Realized pay as set forth in this table is the aggregate value of cash compensation paid (computed consistently with SCT total pay and CAP), the value of dividends and dividend equivalents paid on unvested equity awards (computed consistently with CAP), and the fair value at the vesting date of stock awards that fully vest in the reporting year and the intrinsic value at the vesting date (i.e., the value that would be realized on immediate exercise and/or conversion on the vesting date) of option awards and/or AO LTIP Unit and LTIP Unit awards that fully vest in the reporting year.

	CEO			Other NEOs (Average)
Year	SCT Total Pay	Realized Pay	CAP	SCT Total Pay	Realized Pay	CAP
2025	$9,909,777	$11,644,163	$2,398,542	$4,493,229	$5,714,037	$531,437
2024	9,502,226	11,255,379	5,044,001	5,232,404	5,848,573	2,943,853
2023	8,776,291	11,298,478	11,147,987	3,753,576	4,775,273	4,390,198
2022	9,201,442	5,431,540	(1,902,305)	4,844,366	2,590,905	(2,183,334)
2021	10,358,153	3,845,336	41,035,570	5,944,502	2,231,378	25,331,675

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Proposal 2: Approve Executive Compensation

Relationship of CAP to Performance. The following graphs illustrate the relationship during 2021 to 2025 of the CAP for our CEO and the average CAP for our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the NAREIT Equity Index, (ii) our GAAP net income, and (iii) our Core FFO per share (in each case as set forth in the table above).

Actual Pay vs Cumulative TSR
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
2021
2022
2023
2024
2025
Actual Pay to CEO
Average Actual Pay to Other NEOs
Value of Initial Fixed $100 Investment in PSA Common Shares
Value of Initial Fixed $100 Investment in NAREIT Equity Index

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Proposal 2: Approve Executive Compensation

Financial Performance Measures. The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed year are described in the table below. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section of this proxy statement.

Significant Financial Performance Measures
Core FFO Per Share Growth
TSR Performance (versus the TSR of the S&P 500 Equity REITs)
TSR Performance (versus the Company’s Self-Storage REIT Competitors)

The Board recommends a vote FOR approval

of the compensation of our NEOs

as described in this proxy statement.

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Share Ownership of Trustees and Management

SHARE OWNERSHIP OF TRUSTEES AND MANAGEMENT

The following table sets forth information as of March 2, 2026 concerning the beneficial ownership of common shares by each of our trustees and NEOs and all trustees and executive officers as a group. Except as otherwise indicated and subject to applicable community property and similar statutes, each trustee and executive officer has sole voting and investment power over his or her shares.

			Subject to Rights to Acquire Within 60 Days
Name	Directly Owned Common Shares(1)		Stock Options, RSUs, and DSUs(2)	AO LTIP Units(3)	LTIP Units(4)	Total Common Shares Beneficially Owned(5)	Percent of Class(5)

Trustees
Ronald L. Havner, Jr.	317,053	(6)	7,722	238,979	147,357	711,111	*
Tamara Hughes Gustavson	17,276,108	(7)	—	27,266	—	17,303,374	9.9%
Maria R. Hawthorne	8,331		—	12,983	—	21,314	*
Shankh S. Mitra	8,896	(8)	25,866	—	—	34,762	*
Rebecca Owen	874		—	27,586	—	28,460	*
Luke Petherbridge	700		—	—	208	908	*
Kristy M. Pipes	2,149		—	32,750	—	34,899	*
Avedick B. Poladian	31,163		—	47,918	3,761	82,842	*
John Reyes	154,685		3,191	156,359	76,583	390,818	*
Tariq M. Shaukat	1,246		—	36,024	736	38,006	*
Ronald P. Spogli	12,163		2,658	47,918	4,764	67,503	*
Paul S. Williams	—		1,378	32,750	1,685	35,813	*
Named Executive Officers
Joseph D. Russell, Jr.	19,096		—	240,315	64,070	323,481	*
H. Thomas Boyle	10,227		—	241,956	18,885	271,068	*
Natalia N. Johnson	8,110		—	185,307	13,811	207,228	*
Chris C. Sambar	4,355		—	1,950	4,787	11,092	*
Nathaniel A. Vitan	2,364		—	59,719	50,008	112,091	*
All trustees and executive officers as a group (18 persons)	17,857,520		40,815	1,389,780	386,655	19,674,770	11.1%

* Less than 1%

(1)
Represents common shares owned directly (whether of record or in street name) by the reporting person, the reporting person’s spouse, a trust of which the reporting person is a grantor, or another entity controlled by the reporting person.
(2)
Includes options to purchase common shares exercisable within 60 days of March 2, 2026 or, in the case of non-management trustees who are eligible for retirement, options to purchase common shares that are subject to acceleration upon retirement within 60 days of March 2, 2026, as follows: Mr. Mitra, 25,866 options. For Mr. Havner, includes 5,000 RSUs granted February 19, 2015 with an original vesting date of April 1, 2016, which remain subject to deferred receipt in accordance with an election by Mr. Havner under the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan to defer receipt of the common shares underlying 10,000 such RSUs in equal annual installments during the period April 1, 2021 through April 1, 2030. Also includes fully vested DSUs that will be settled in common shares as elected by each non-management trustee upon his or her separation from service, as follows: Mr. Havner, 2,721.99 DSUs; Mr. Reyes, 3,191 DSUs; Mr. Spogli, 2,658.42 DSUs; and Mr. Williams, 1,378 DSUs.
(3)
Includes AO LTIP Units convertible to LTIP Units within 60 days of March 2, 2026 or, in the case of non-management trustees who are eligible for retirement, AO LTIP Units convertible to LTIP Units that are subject to acceleration upon retirement within 60 days of March 2, 2026.
(4)
Includes fully vested LTIP Units and LTIP Units scheduled to vest within 60 days of March 2, 2026 or, in the case of non-management trustees who are eligible for retirement, LTIP Units that are subject to acceleration upon retirement within 60 days of March 2, 2026.
(5)
Represents total common shares beneficially owned as of March 2, 2026. The percentage held is calculated using the outstanding common shares on March 2, 2026 of 175,542,155.
(6)
Includes 317,053 common shares held indirectly in a family trust account for which Mr. Havner and his spouse serve as trustee. These common shares are in a margin account. Since January 1, 2023, these common shares have served, and may in the future serve, as collateral for a margin loan. Does not include 1,900 common shares held by Mr. Havner’s spouse in an IRA for which Mr. Havner disclaims beneficial ownership.
(7)
Includes 11,348 common shares held jointly by Ms. Gustavson and B. Wayne Hughes, Jr., as to which they share investment power. Also includes 1,300 common shares held by Ms. Gustavson’s spouse and 5,500 common shares held jointly with her spouse, as to all of which they share investment power. Also includes 295,000 common shares and 2,975,000 common shares held by limited liability companies of which Ms. Gustavson is a member and manager.
(8)
Includes 8,896 common shares held in a margin account. Since January 1, 2022, these shares have served, and may in the future serve, as collateral for a margin loan.

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Share Ownership of Trustees and Management

The following table sets forth information as of the dates indicated with respect to persons known to us to be the beneficial owners of more than 5% of our outstanding common shares:

	Common Shares Beneficially Owned

Name and Address	Number of Shares	Percent of Class

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	25,340,935	14.4%

Tamara Hughes Gustavson(2)	17,303,374	9.9%

BlackRock, Inc.(3) 50 Hudson Yards New York, New York 10001	16,202,474	9.2%

State Street Corporation(4) State Street Financial Center 1 Congress Street, Suite 1 Boston, Massachusetts 02114	11,446,962	6.5%

(1)
This information is as of December 31, 2025 and is based solely on a Schedule 13G/A filed on January 30, 2026 by The Vanguard Group to report that it (including affiliates) does not have sole voting or dispositive power with respect to any common shares, has shared voting power with respect to 1,664,440 common shares, and has shared dispositive power with respect to 25,340,935 common shares.
(2)
This information is as of March 2, 2026 and is based on a Schedule 13D filed by Tamara Hughes Gustavson on August 12, 2021. The number of common shares owned also reflects transactions reported on Form 4s through March 2, 2026. Includes 11,348 shares held jointly with B. Wayne Hughes, Jr., as to which Ms. Gustavson and Mr. Hughes share voting and dispositive power, and 27,266 AO LTIP Units exercisable within 60 days of March 2, 2026. The address for Ms. Gustavson is c/o Public Storage, 2811 Internet Boulevard, Frisco, Texas 75034, Attention: Corporate Secretary.
(3)
This information is as of December 31, 2023 and is based solely on a Schedule 13G/A filed on January 24, 2024 by BlackRock, Inc. to report that it (including affiliates) has sole voting power with respect to 14,749,042 common shares and sole dispositive power with respect to 16,202,474 common shares, and does not have shared voting power or shared dispositive power with respect to any common shares.
(4)
This information is as of December 31, 2023 and is based solely on a Schedule 13G/A filed on January 30, 2024 by State Street Corporation to report that it (including affiliates) does not have sole voting power or sole dispositive power with respect to any common shares, has shared voting power with respect to 6,851,266 common shares, and has shared dispositive power with respect to 11,419,630 common shares.

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Additional Information About Trustees, Executive Officers, and Management

ADDITIONAL INFORMATION ABOUT TRUSTEES, EXECUTIVE OFFICERS, AND MANAGEMENT

Incentive Compensation Recoupment Policy (Clawback Policy). We maintain an Incentive Compensation Recoupment Policy that applies to our executive officers, our controller, and our Executive Vice President, Finance and Accounting. The policy provides for mandatory clawback in certain situations in compliance with SEC and NYSE rules. Specifically, if the Company’s financial results are restated due to material noncompliance with any financial reporting requirement, the Company is required (except in limited circumstances) to recover the amount of excess incentive compensation received by any covered officer.

The policy also provides for clawbacks in circumstances that go beyond those subject to mandatory clawback under SEC and NYSE rules. If the Company restates or revises a non-GAAP financial measure, other than in connection with a restatement, due to material noncompliance with any financial reporting requirement, or if such measure has been determined by the Board to have been materially misstated, then the CHC Committee may recover any excess incentive compensation directly tied to the non-GAAP measure received by any covered officer.

The clawback period for both the mandatory and discretionary recoupment covers the three completed fiscal years preceding the date the Company determines that the Company is required to prepare an accounting restatement or to restate or revise a non-GAAP measure, as applicable. Excess incentive compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure that was in excess of the amount that such covered officer would have received taking into account the restated financial results or the restated or revised non-GAAP financial measure, as applicable. Our Incentive Compensation Recoupment Policy has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

Securities Trading Policy. The Board has adopted a Securities Trading Policy that governs the purchase, sale, and/or other disposition of the Company’s securities by trustees, officers, and employees. The Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and NYSE listing standards. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. Transactions by the Company in its own securities are monitored by internal and external legal counsel for compliance with applicable securities laws.

Anti-Hedging Policy. Our Securities Trading Policy includes an anti-hedging provision that prohibits trustees, officers, and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company. Hedging transactions include the purchase of financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. The objective of this policy is to enhance alignment between the interests of our trustees, officers, and employees and those of our shareholders.

Policy Regarding Pledging of Shares. Our Securities Trading Policy discourages (but does not prohibit) our insiders from pledging Company common shares or holding Company common shares in a margin account. None of our trustees or executive officers currently pledge their common shares. Mr. Havner beneficially owns 317,053 shares held in a family trust account of which he and his spouse are trustees. These shares are in a margin account, and, since January 1, 2023, these

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Additional Information About Trustees, Executive Officers, and Management

shares have served, and may in the future serve, as collateral for a margin loan. Mr. Mitra holds 8,896 shares in a margin account, and, since January 1, 2022, these shares have served, and may in the future serve, as collateral for a margin loan. We believe that, given the number of shares involved and Mr. Havner’s and Mr. Mitra’s respective financial profiles, neither arrangement presents a significant risk of lender foreclosure or an unexpected sale of large volumes of common shares by insiders on the open market. In our Board’s view, these arrangements are unlikely to result in adverse effects to shareholders.

Related Party Transaction Approval Policies and Procedures. The Audit Committee, in accordance with its charter, reviews and approves, as applicable, all related party transactions involving our executive officers and trustees and Shurgard. In addition, our trustees and executive officers are required to disclose any actual or potential conflicts of interest to the Company. In accordance with our Corporate Governance Guidelines and Trustee’s Code of Ethics and the NGS Committee charter, our NGS Committee is responsible for evaluating any actual or potential conflicts of interest relating to our executive officers and trustees and for making recommendations to the Board with respect to any action to be taken. Any trustee with an actual, potential, or apparent conflict of interest may not participate in the decision-making process related to the conflict.

Relationships and Transactions with the Hughes Family. Tamara Hughes Gustavson, a trustee, holds less than a 1% equity interest in, and is a manager of, a limited liability company that owns 67 self-storage facilities in Canada. Two of Ms. Gustavson’s adult children own the remaining equity interest in the limited liability company. These facilities operate under the Public Storage® trade name under a royalty-free, non-exclusive license agreement in place since 1993, when the Hughes family privately owned both the U.S. concern that ultimately became the Public Storage REIT and the company owning the Canadian facilities.

With respect to this relationship, the Company does not make any payments to the entity that owns the Canadian facilities or its affiliates, and the owner and its affiliates do not make any payments to the Company. Our subsidiaries reinsure risks relating to any loss of goods stored by customers in these facilities and received a portion of the premiums paid by such customers (net of amounts retained by a third party program administrator and insurance company) of approximately $2.1 million for the year ended December 31, 2025. We have a right of first refusal, subject to limitations, to acquire these facilities or the applicable ownership entities if their owners agree to sell them.

Trademark Agreement and Transactions with Shurgard. Pursuant to a trademark license agreement, we receive monthly royalty fees from Shurgard for the use of the Shurgard® trade name equal to 1% of Shurgard’s gross revenues. Shurgard paid us $5.0 million for the year ended December 31, 2025, for royalty fees in connection with its use of the Shurgard® trade name.

Common Management/Board Members with Shurgard. Ronald L. Havner, Jr., Chairman of Public Storage, served as Chairman of the Board of Directors of Shurgard until May 2023 and is currently Chairman Emeritus. Tom Boyle, Chief Investment Officer of Public Storage has served as a director of Shurgard since May 2023. In connection with Mr. Boyle’s promotion to CEO, we expect that he will not stand for reelection at Shurgard’s 2026 annual general meeting and that Mr. Havner will be nominated to succeed him.

Sale of OP Options to Shankh S. Mitra. In connection with his appointment as Chair of the Board, on February 10, 2026, Mr. Mitra purchased from the Company OP Options to purchase an aggregate of 561,293 common units of the Operating Partnership for $25 million. The purchase

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price for the OP Options was based on the Company’s determination of the fair value of the OP Options based on a Monte Carlo Valuation simulation prepared by a third-party valuation firm. The OP Options have an exercise price of $350 per unit, will not become exercisable until the sixth anniversary of the settlement date of February 20, 2026, and have a 10-year term. The transaction was approved by the Audit Committee and the Board of Trustees in accordance with the Company’s policies.

Sale of OP Options to Ronald L. Havner, Jr. In connection with the transition of the Board Chairman position, on February 10, 2026, Mr. Havner purchased from the Company OP Options to purchase an aggregate of 112,258 common units of the Operating Partnership for $5 million. The purchase price for the OP Options was based on the Company’s determination of the fair value of the OP Options based on a Monte Carlo Valuation simulation prepared by a third-party valuation firm. The OP Options have an exercise price of $350 per unit, will not become exercisable until the sixth anniversary of the settlement date of February 20, 2026, and have a 10-year term. The transaction was approved by the Audit Committee and the Board of Trustees in accordance with the Company’s policies.

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Proposal 3:

Ratification of

Independent Registered

Public Accounting Firm

The Audit Committee has appointed EY as the Company’s independent registered public accounting firm to audit the Consolidated Financial Statements of Public Storage and its subsidiaries for the year ending December 31, 2026.

RECOMMENDATION: Vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2026

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

PROPOSAL 3

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE SUMMARY

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed EY as the independent registered public accounting firm for Public Storage for the year ending December 31, 2026. The Audit Committee believes that the selection of EY is in the best interests of the Company and its shareholders and has recommended that the Board submit the appointment of EY to the Company’s shareholders for ratification.

Although we are not required to seek shareholder ratification of the appointment of EY as the independent registered public accounting firm, Public Storage is asking its shareholders to do so because it believes that shareholder ratification of the appointment is a matter of good corporate practice. Ratification of the appointment of EY requires approval by a majority of the votes cast at the meeting. For these purposes, abstentions will not be counted. If the shareholders do not ratify the appointment of EY, the Audit Committee will reconsider whether or not to retain EY as the independent registered public accounting firm for Public Storage, but may nevertheless determine to do so. Even if the shareholders ratify the appointment of EY, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of Public Storage and its shareholders.

A representative of EY will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

Fees Billed to the Company by EY for 2025 and 2024

The following table shows the fees billed or expected to be billed to Public Storage by EY for audit and other services provided for 2025 and 2024:

	2025	2024
Audit Fees	$2,044,000	$1,894,000
Audit-Related Fees	$—	$—
Tax Fees	$1,291,000	$185,000
All Other Fees	$—	$—
Total	$3,335,000	$2,079,000

Audit Fees. Audit fees represent fees for professional services provided in connection with the audits of Public Storage’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in Public Storage’s quarterly reports on Form 10-Q, and services in connection with the Company’s registration statements and securities offerings.

Tax Fees. Tax fees included $551,000 in 2025 and $151,000 in 2024 for preparation of federal and state income tax returns for Public Storage and its consolidated entities. The increase from 2024 to 2025 reflects incremental work associated with activation of the Company’s UPREIT structure. Tax

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fees also included $740,000 in 2025 and $34,000 in 2024 for various tax consulting matters. For 2025, tax consulting matters included tax structuring work associated with the Company’s evaluation of a potential strategic investment in Australia.

Audit Committee Pre-Approval Policies. The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by EY. The policy requires that all services provided by EY to us, including audit services, audit-related services, tax services, and other services, must be pre-approved by the Audit Committee.

In 2025 and 2024, our Audit Committee pre-approved all services performed for us by EY.

Audit Committee Report

The Audit Committee’s responsibilities include appointing the Company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm, and assisting the Board in providing oversight to the Company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the Company’s independent registered public accounting firm, internal auditors, and management to review accounting, auditing, internal controls, and financial reporting matters.

In connection with its oversight responsibilities related to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the Company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The discussion included, but was not limited to, the overall scope and plans for the annual audit, the results of their procedures, including critical audit matters addressed during the audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In addition to providing the required written disclosures and communications, EY also provided to the Audit Committee the letter confirming EY’s independence of the Company as required by the applicable rules of the PCAOB, and the Audit Committee discussed with EY their independence. In addition, the Audit Committee has considered whether EY’s provision of non-audit services to the Company and its affiliates is compatible with EY’s independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel, and EY regularly throughout the year to discuss the progress of management’s testing and evaluation of the Company’s system of internal controls over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the Company’s internal controls over financial reporting as of December 31, 2025. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. The Audit Committee also approved the appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and

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recommended that the Board submit this appointment to the Company’s shareholders for ratification at the Annual Meeting.

The Audit Committee

Kristy M. Pipes (Chair)

Maria R. Hawthorne

Luke Petherbridge

Avedick B. Poladian

John Reyes

Tariq M. Shaukat

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2026. For purposes of the vote on this proposal, abstentions will not affect the vote.

The Board recommends a vote FOR

the Appointment of EY as our

Independent Registered Public Accounting Firm

for the Year Ending December 31, 2026.

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GENERAL INFORMATION ABOUT THE MEETING

Purpose of Proxy Solicitation

We are providing these materials on behalf of the Board to ask for your vote and to solicit your proxies for the Annual Meeting or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder as of March 2, 2026, the record date (the record date) fixed by the Board, and are therefore entitled to receive the Notice of the Annual Meeting (Notice) and to vote on matters presented at the meeting.

Important Notice Regarding Delivery of Security Holder Documents

We are pleased to take advantage of the SEC rules that allow us to furnish proxy materials to you on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Our Annual Report to Shareholders (the Annual Report) includes a copy of our 2025 Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 12, 2026, excluding exhibits. On or about March 27, 2026, we mailed you a Notice containing instructions on how to access this proxy statement and our Annual Report and vote over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Availability of Proxy Statement and Annual Report

All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2025. Shareholders may request a free copy of our Annual Report on Form 10-K, including financial statements and schedules, by sending a written request to: Public Storage, 2811 Internet Boulevard, Frisco, Texas 75034, Attention: Investor Services. Alternatively, shareholders can access the Annual Report on Form 10-K and other financial information on the Investor Relations section of our website at publicstorage.com. Public Storage will also furnish any exhibit to the Annual Report on Form 10-K upon written request and payment of a copying charge of 20 cents per page.

Date, Time, and Place of the Annual Meeting

The Annual Meeting will be held on Wednesday, May 6, 2026 at 8:00 a.m. Central Time at The Crescent Club, 200 Crescent Court, Dallas, Texas 75201.

Who Can Vote

If you are a holder of common shares at the close of business on the record date, you may vote the common shares that you hold on that date at the Annual Meeting. For all matters submitted for vote at the Annual Meeting, each common share is entitled to one vote.

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Quorum for the Annual Meeting

If a majority of the common shares outstanding on the record date is present in person or represented by proxy at the Annual Meeting, we will have a quorum, permitting business to be conducted at the Annual Meeting. As of the record date of March 2, 2026, we had 175,542,155 common shares outstanding and entitled to vote.

We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

How Votes are Counted

For the election of trustees, trustee nominees receiving an affirmative majority of votes cast (i.e., the number of shares cast “for” a trustee nominee must exceed the number of votes cast “against” that nominee) will be elected. Similarly, approval of Proposals 2 and 3 require an affirmative majority of the votes cast (i.e., the number of shares cast “for” the proposal must exceed the number of votes cast “against” that proposal). For each of Proposals 1, 2, and 3, abstentions and broker non-votes will have no effect on the outcome of the vote.

Although the advisory vote to approve the compensation of our NEOs in Proposal 2 is non-binding, the CHC Committee will consider the vote results when making future decisions regarding executive compensation.

Trustee Nominees Who Do Not Receive a Majority of the Votes Cast

If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee.

However, under our Corporate Governance Guidelines and Trustees’ Code of Ethics, each trustee nominee who does not receive the required majority vote for election must submit a resignation. The NGS Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the NGS Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results were certified. If the Board accepts a trustee’s resignation, it may fill the resulting vacancy or decrease the size of the Board as provided in our Bylaws.

How Proxies Will Be Voted

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result, your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1 and 2 because NYSE rules treat these matters as non-routine. Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 3 because that matter is treated as routine under NYSE rules.

Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

If you are a registered shareholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR (i) each of Proposals 1, 2, and 3, and (ii) in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

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How to Cast a Vote

You may vote by any one of the following means:

▪
BY INTERNET: Shareholders who received a Notice about the Internet availability of our proxy materials may submit proxies over the Internet by following the instructions on the Notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.
▪
BY TELEPHONE: If provided on your proxy card or voting instruction card and if you live in the United States or Canada, you may submit proxies by telephone by calling the telephone number indicated on the card and following the instructions. When voting, you will need to have available the control number that appears on the card.
▪
BY MAIL: Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.
▪
IN PERSON AT THE ANNUAL MEETING: Shareholders who hold shares in their name as the shareholders of record may vote in person at the Annual Meeting. Shareholders who are beneficial owners but not shareholders of record may vote in person at the Annual Meeting only with a legal proxy obtained from their broker, trustee, or nominee, as applicable.

Properly completed and submitted proxy cards and voting instruction cards, and proxies properly completed and submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.

How to Vote as a Participant in the Company’s 401(K) Plan

If you hold your common shares as a participant in the 401(k) Plan, your proxy will serve as a voting instruction for the trustee of the 401(k) Plan with respect to the number of common shares credited to your account as of the record date. If you provide voting instructions via your proxy card or voting instruction card with respect to your common shares held in the 401(k) Plan, the trustee will vote those common shares in the manner specified. The trustee will vote any common shares for which it does not receive instructions in the same proportion as the common shares for which voting instructions have been received by the trustee, unless the trustee is required by law to exercise its discretion in voting such shares.

To allow sufficient time for the trustee to vote your common shares, the trustee must receive your voting instructions by 11:59 p.m., Eastern Time, on May 1, 2026.

Changing Your Vote

You can change your vote at any time before your proxy is voted at the Annual Meeting. To revoke your proxy, you must:

▪
file an instrument of revocation with our Corporate Secretary at our corporate offices, 2811 Internet Boulevard, Frisco, Texas 75034;
▪
mail a new proxy card dated after the date of the proxy you wish to revoke to our Corporate Secretary at our principal executive offices;
▪
submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or

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▪
if you are a shareholder of record, or you obtain a legal proxy from your broker, trustee or nominee, as applicable, attend the Annual Meeting and vote in person or via the Internet as provided for herein.

If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card, voting instruction card or, if submitted over the Internet, as indicated on the submission.

Cost of this Proxy Solicitation

We bear all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, electronic transmission, and personal interviews.

We will request brokers, banks, custodians, and other fiduciaries to forward proxy soliciting materials to the beneficial owners of common shares. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

Contacting our Transfer Agent

Please contact Public Storage’s transfer agent, at the phone number or address listed below, with any questions concerning share certificates, dividend checks, transfer of ownership, or other matters pertaining to your share account:

Computershare Investor Services

P.O. Box 43006

Providence, Rhode Island 02940-3006

Phone: (781) 575-3120

Consideration of Candidates for Trustee

Shareholder Recommendations. The policy of the NGS Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board. Under this policy, only shareholders who would be entitled to submit shareholder proposals under SEC rules may submit shareholder recommendations. In evaluating recommendations, the NGS Committee seeks to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria described above. Any shareholder recommendations proposed for consideration by the NGS Committee should include the candidate’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to: Public Storage, 2811 Internet Boulevard, Frisco, Texas 75034, Attention: Corporate Secretary.

Deadline to Propose or Nominate Individuals to Serve as Trustees for the 2027 Annual Meeting. To nominate an individual for election at the 2027 annual meeting of shareholders (2027 Annual Meeting), a shareholder must give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary no earlier than the close of business on November 27, 2026, and no later than the close of business on December 27, 2026, unless the date of mailing of the notice for the 2027 Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, in which case the nomination must be delivered no earlier than the close of business on the 120th day and no later than the close of business on the later of the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2027 Annual Meeting.

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Proxy Access Nominees. Our Bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least 3% of Public Storage’s outstanding common shares continuously for at least three years, may include in our proxy materials trustee nominees constituting up to the greater of two trustees or 20% of the number of trustees on the Board, provided that the shareholder and the nominees satisfy the eligibility requirements in our Bylaws. If you wish to nominate any person for election to our Board at the 2027 Annual Meeting under the proxy access provision of our Bylaws, your nomination notice must be submitted to the Corporate Secretary no earlier than the close of business on October 28, 2026, and no later than the close of business on November 27, 2026, unless the date of mailing of the notice for the 2027 Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, in which case the nomination must be delivered no earlier than the close of business on the 150th day and no later than the close of business on the later of the 120th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2027 Annual Meeting.

Deadlines for Receipt of Shareholder Proposals

Any proposal that a holder of our shares wishes to submit for inclusion in our 2027 proxy statement (2027 Proxy Statement) pursuant to SEC Rule 14a-8 must be received by Public Storage no later than November 27, 2026. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless certain conditions specified in the rule are met.

In addition, notice of any proposal that a holder of our shares wishes to propose for consideration at the 2027 Annual Meeting, but does not seek to include in the 2027 Proxy Statement pursuant to Rule 14a-8, must be delivered to Public Storage no earlier than the close of business on November 27, 2026 and no later than the close of business on December 27, 2026 if the proposing holder of our shares wishes for Public Storage to describe the nature of the proposal in its 2027 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. As with shareholder nominations of trustee candidates discussed above, if the date of mailing of the notice for the 2027 Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the date of mailing of the notice for this year’s Annual Meeting, the shareholder proposal must be delivered no earlier than the close of business on the 120th day and no later than the close of business on the later of the 90th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date of mailing of the notice for the 2027 Annual Meeting.

Any shareholder proposals or notices submitted to Public Storage in connection with the 2027 Annual Meeting should be addressed to: Public Storage, 2811 Internet Boulevard, Frisco, Texas 75034, Attention: Corporate Secretary.

Householding

If you share an address with one or more other shareholders, you may have received notification that you will receive only a single copy of the Annual Report, Notice, and proxy statement for your entire household unless you have notified us that you wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs. If you would like to revoke your consent to “householding,” or if you are receiving multiple copies at your address and would like to enroll in “householding,” please submit your request to Public Storage, 2811 Internet Boulevard, Frisco, Texas 75034, Attention: Corporate Secretary or call us at (818) 244-8080. If you own your shares in “street name,” please contact your broker, bank, trustee, or other intermediary to make your request.

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Your Vote is Important

We urge you to vote the accompanying proxy/instruction card and sign, date, and return it in the enclosed pre-addressed postage-prepaid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

Public Storage | 2026 Proxy Statement | 95

PUBLIC STORAGE ATTN: INVESTOR SERVICES DEPARTMENT 701 WESTERN AVENUE GLENDALE, CA 91201-2349 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2024 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2024 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PUBLIC STORAGE V34012-P08639 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Trustees recommends you vote FOR the following: For Against Abstain 1. Election of Trustees: 1a. Ronald L. Havner, Jr. O 0 0 1b. Tamara Hughes Gustavson 0 0 The Board of Trustees recommends you vote FOR proposals 2 and 3. For Against Abstain 1c. Shankh S. Mitra 0 0 2. Advisory resolution to approve the compensation of the Company's Named Executive Officers. O 0 0 3. 1d. Rebecca Owen 0 0 Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024. 0 0 0 1e. Kristy M. Pipes O 0 1f. Avedick B. Poladian 0 0 Note: Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting. 1g. John Reyes 0 0 1h. Joseph D. Russell, Jr. 0 0 1i. Tariq M. Shaukat O 1j. Ronald P. Spogli O 1k. Paul S. Williams 00 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2024: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V34013-P08639 PUBLIC STORAGE 701 Western Avenue Glendale, California 91201-2349 This Proxy/Instruction Card is Solicited on Behalf of the Board of Trustees The undersigned, a record holder of Common Shares of beneficial interest ("Common Shares") of Public Storage and/or a participant in the PS 401(k)/Profit Sharing Plan (the "401(k) Plan"), hereby (i) appoints Joseph D. Russell, Jr. and Nathaniel A. Vitan, or each of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the Common Shares held of record by the undersigned on March 5, 2024, at the Annual Meeting of Shareholders to be held on May 7, 2024 (the "Annual Meeting") and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the "Trustee") to vote or execute proxies to vote, as instructed on the reverse side, all the Common Shares credited to the undersigned's account in the 401(k) Plan on March 5, 2024, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting. THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL THE COMMON SHARES TO WHICH THIS PROXY/INSTRUCTION CARD RELATES IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON SHARES FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS 2 AND 3. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE COMMON SHARES CREDITED TO THE UNDERSIGNED'S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON SHARES IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES. 401(k) Plan Participants-The undersigned, if a participant in the 401(k) Plan, hereby directs Principal Financial Group as Trustee for the 401(k) Plan to vote all Common Shares allocated to my account as of March 5, 2024. I understand that I am to mail this confidential voting instruction card to Broadridge, acting as tabulation agent or vote by phone or internet, as described on the reverse side of this card, and that my instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 2, 2024. If my instructions are not received by that time and date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the 401(k) Plan document. The undersigned acknowledges receipt of the Notice of 2024 Annual Meeting of Shareholders and accompanying Proxy Statement. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.